AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 30, 2008

                                                  REGISTRATION NO. 333-________
-------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ----------------------

                 RYDEX EXCHANGE TRADED COMMODITIES FUNDS TRUST I
                                  (REGISTRANT)

    RYDEX 2x GSCI Commodities Fund; RYDEX 2x GSCI Energy Fund; RYDEX 2x GSCI Precious Metals Fund; RYDEX 2x GSCI Industrial Metals Fund; RYDEX 2x GSCI
   Agricultural Fund; RYDEX Inverse 2x GSCI Commodities Fund; RYDEX Inverse 2x GSCI Energy Fund; RYDEX Inverse 2x GSCI Precious Metals Fund; RYDEX Inverse 2x
      GSCI Industrial Metals Fund; RYDEX Inverse 2x GSCI Agricultural Fund

                 RYDEX EXCHANGE TRADED COMMODITIES FUNDS, SPC I
                            (RULE 140 CO-REGISTRANT)

  RYDEX 2x Commodities Investing Fund; RYDEX 2x Energy Investing Fund; RYDEX 2x
   Precious Metals Investing Fund; RYDEX 2x Industrial Metals Investing Fund;
       RYDEX 2x Agricultural Investing Fund; RYDEX Inverse 2x Commodities Investing Fund; RYDEX Inverse 2x Energy Investing Fund; RYDEX Inverse 2x
       Precious Metals Investing Fund; RYDEX Inverse 2x Industrial Metals
          Investing Fund; RYDEX Inverse 2x Agricultural Investing Fund

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                      6799
            (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)

                                       [   ]
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)

                       C/O RYDEX SPECIALIZED PRODUCTS LLC,
                             D/B/A RYDEX INVESTMENTS
                               9601 BLACKWELL ROAD
                                    SUITE 500
                            ROCKVILLE, MARYLAND 20850
                              PHONE: (301) 296-5100

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                             ----------------------

                               CARL G. VERBONCOEUR
                                CEO AND PRESIDENT
                                RYDEX INVESTMENTS
                               9601 BLACKWELL ROAD
                                    SUITE 500
                            ROCKVILLE, MARYLAND 20850
                              PHONE: (301) 296-5100

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)

                             ----------------------
                                   COPIES TO:

                             W. THOMAS CONNER, ESQ.
                               JAMES M. CAIN, ESQ.
                         SUTHERLAND ASBILL & BRENNAN LLP
                         1275 PENNSYLVANIA AVENUE, N.W.
                              WASHINGTON, DC 20004
                             ----------------------

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

                             ----------------------
                         CALCULATION OF REGISTRATION FEE

========================================== ============= ================ =================== ===============
               TITLE OF SECURITIES            AMOUNT        PROPOSED           PROPOSED         AMOUNT OF
                 TO BE REGISTERED             TO BE          MAXIMUM           MAXIMUM         REGISTRATION
                                            REGISTERED   OFFERING PRICE       AGGREGATE            FEE
                                                           PER SHARE*      OFFERING PRICE**

Common Units of Rydex Exchange Traded          20,000         $50.00           $1,000,000          $39.30
Commodities Funds Trust I
========================================== ============= ================ =================== ===============

* The proposed maximum aggregate offering price has been calculated assuming that units relating to each series of the Registrant are sold at a price of $50.00 per unit.

** Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(d) under the Securities Act of 1933.

                             ----------------------
         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
-------------------------------------------------------------------------------

                                                              __________, 2008

                 RYDEX EXCHANGE TRADED COMMODITIES FUNDS TRUST I

                         RYDEX 2X GSCI COMMODITIES FUND
                            RYDEX 2X GSCI ENERGY FUND
                       RYDEX 2X GSCI PRECIOUS METALS FUND
                      RYDEX 2X GSCI INDUSTRIAL METALS FUND
                         RYDEX 2X GSCI AGRICULTURAL FUND
                         (COLLECTIVELY, THE "2X FUNDS")

                     RYDEX INVERSE 2X GSCI COMMODITIES FUND
                        RYDEX INVERSE 2X GSCI ENERGY FUND
                   RYDEX INVERSE 2X GSCI PRECIOUS METALS FUND
                  RYDEX INVERSE 2X GSCI INDUSTRIAL METALS FUND
                     RYDEX INVERSE 2X GSCI AGRICULTURAL FUND
                     (COLLECTIVELY, THE "INVERSE 2X FUNDS")

         Rydex Exchange Traded Commodities Funds Trust I ("Trust" or "Us" or "We") is organized as a Delaware statutory trust and consists of ten separate series, each of which represents a separate commodity pool. Each series of the Trust, called a Fund, will issue common units representing fractional undivided beneficial interests in such Fund, called "Shares." The Trust, through each Fund, will continuously offer creation baskets consisting of 50,000 Shares to "Authorized Purchasers" (as defined below) through Rydex Distributors, Inc., which is the distributor of Shares of each Fund (the "Distributor"). Authorized Purchasers, in turn, may offer to the public Shares of any baskets it creates at per-share offering prices that are expected to reflect, among other factors, the trading price of such Fund's Shares on the New York Stock Exchange, the net asset value of such Fund at the time the Authorized Purchaser purchased the creation basket and the net asset value at the time of the offer of the Fund's Shares to the public. The difference between the price paid by Authorized Purchasers as underwriters and the price paid to such Authorized Purchasers by investors will be deemed underwriting compensation. The Shares of each Fund are expected to trade in the secondary market on the NYSE Arca exchange ("NYSE Arca") and may trade in the secondary market at prices that are lower or higher than the net asset value per Share. The Shares of each Fund are expected to begin trading on NYSE Arca under the following ticker symbols:

RYDEX 2x GSCI Commodities Fund                     XXX
RYDEX 2x GSCI Energy Fund                          XXX
RYDEX 2xGSCI Precious Metals Fund                  XXX
RYDEX 2x GSCI Industrial Metals Fund               XXX
RYDEX 2x GSCI Agricultural Fund                    XXX
RYDEX Inverse 2x GSCI Commodities Fund             XXX
RYDEX Inverse 2x GSCI Energy Fund                  XXX
RYDEX Inverse 2x GSCI Precious Metals Fund         XXX
RYDEX Inverse 2x GSCI Industrial Metals Fund       XXX
RYDEX Inverse 2x GSCI Agricultural Fund            XXX

         Each Fund invests the proceeds of its offering of Shares in a corresponding segregated portfolio of Rydex Exchange Traded Commodities Funds, SPC I, a Cayman Islands segregated portfolio company (the "Company"). Each segregated portfolio of the Company (ten in total), referred to as an "Investing Fund," corresponds to a particular Fund.

         Each Investing Fund will hold positions in futures contracts or swap agreements relating to its corresponding index or the commodities that make up such index, and may invest in other instruments, such as forward contracts relating to its corresponding index. The corresponding index for the RYDEX 2x GSCI Commodities Fund and RYDEX Inverse 2x GSCI Commodities Fund (and their corresponding Investing Funds) will be the S&P GSCI Total Return Index (the "GSCI"), while the corresponding index of each other Fund and Investing Fund will be the sub-index of the GSCI denoted by the Fund's name (energy, precious metals, industrial metals, or agriculture, as the case may be). (The GSCI and the Sub-Indices of the GSCI will be referred to herein as "Indices.") Each Investing Fund will post "margin" in the form of cash or short-term securities to collateralize its futures contract positions, and may post collateral with respect to swap agreements it enters into. Each Investing Fund will earn interest income from such margin and collateral. The investment objective of each 2x Fund is to seek daily results that correspond to twice (200% of) the percentage change, whether positive or negative, in such Fund's corresponding Index on that day, before payment of the expenses and liabilities of the Fund and its corresponding Investing Fund. The investment objective of each Inverse 2x Fund is to seek daily results that correspond to twice (200% of) the inverse (opposite) of the percentage change, whether positive or negative, of such Fund's corresponding Index on that day, before payment of the expenses and liabilities of the Fund and its corresponding Investing Fund. (The 200% goal of each Fund relative to the corresponding Index will be referred to herein as the Fund's "Benchmark.") [Name of initial AP] is expected to be the initial Authorized Purchaser. Authorized Purchasers will pay a transaction fee of [$ ] for each order to create or redeem one or more baskets. There are no arrangements to place funds in an escrow, trust, or similar account. This is a continuous offering and is not expected to terminate until all of the registered Shares have been sold.

         It is anticipated that on the effective date (the date the Securities and Exchange Commission declares the registration statement relating to this prospectus effective), the initial Authorized Purchaser of each Fund will, though it is under no obligation to do so, purchase, from each Fund, one or more initial creation baskets of 50,000 Shares at a price per unit of $50.00. It is expected that the proceeds from that purchase will be invested on that day and each Fund's initial per Share net asset value will be established as of 4:00 p.m. New York City time that day. Shares offered in creation baskets on any day after the effective date will be offered at the per Share net asset value as of the earlier of 4:00 p.m. New York time or the close of trading on the New York Stock Exchange.

         The Trust is not a mutual fund registered under the Investment Company Act of 1940 and is not subject to regulation under such Act.

         Investing in the Trust involves significant risks. See What are the Risk Factors Involved with an Investment in the Trust? beginning on page ___.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION (SEC) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE COMMODITY FUTURES TRADING COMMISSION (CFTC) HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THESE COMMODITY POOLS NOR HAS IT PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

         This prospectus does not constitute an offer of the shares of the Company to the members of the public in the Cayman Islands, for so long as the shares of the Company are not listed on the Cayman Islands Stock Exchange. "Public" for these purposes does not include a sophisticated person, a high net worth person, a company, partnership or trust of which the shareholders, unit holders or limited partners are each a sophisticated person or a high net worth person, any exempted or ordinary non-resident company registered under the Cayman Islands' Companies Law (2007 Revision) or a foreign company registered pursuant to Part IX of the Companies Law (2007 Revision) or any such company acting as general partner of a partnership registered pursuant to the provisions of the Cayman Islands' Exempted Limited Partnership Law (2007 Revision) or any director or officer of the same acting in such capacity or the trustee of any trust registered or capable of registering pursuant to the provisions of the Cayman Islands' Trusts Law (2007 Revision).

         The Shares are neither interests in nor obligations of the Sponsor, the Trustee, the Depository or the Distributor.

         Neither the Funds' Shares nor the Trust's deposit accounts maintained at the Depository are deposits insured against loss by the Federal Deposit Insurance Corporation (FDIC) or any other federal agency of the United States.

         S&P GSCI(TM) is a registered service mark and trademark of Standard & Poor's.

         THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE DOCUMENT AND A STATEMENT OF ADDITIONAL INFORMATION. THESE PARTS ARE BOUND TOGETHER, AND BOTH CONTAIN IMPORTANT INFORMATION.

                                                  PER UNIT        PER BASKET
                                                 ----------   ----------------
Price of the Shares in the first basket(s) sold  $   50.00    $  2,500,000.00


                 THE DATE OF THIS PROSPECTUS IS _________, 2008.

                      COMMODITY FUTURES TRADING COMMISSION
                            RISK DISCLOSURE STATEMENT


         YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

         FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL BEGINNING ON PAGE
___ AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, ON PAGE ___.

         THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THESE COMMODITY POOLS. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THESE COMMODITY POOLS, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING THE DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, BEGINNING ON PAGE ___.

         YOU SHOULD ALSO BE AWARE THAT THESE COMMODITY POOLS MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOLS AND THEIR PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOLS MAY BE EFFECTED.

         AS OF THE DATE OF THIS PROSPECTUS THESE POOLS HAVE NOT COMMENCED TRADING AND DO NOT HAVE ANY PERFORMANCE HISTORY.

         NEITHER THIS POOL OPERATOR NOR ANY OF ITS TRADING PRINCIPALS HAS PREVIOUSLY OPERATED ANY OTHER POOLS OR TRADED ANY OTHER ACCOUNTS.


                 RYDEX EXCHANGE TRADED COMMODITIES FUNDS TRUST I

                                TABLE OF CONTENTS

                                                                                                 Page
PROSPECTUS SUMMARY..................................................................................1
     Overview of the Trust, the Offering of Shares and the Company..................................1
     The Funds and the Investing Funds..............................................................2
     Investments in Commodity Interests.............................................................4
     The Shares.....................................................................................5
     Plan of Distribution...........................................................................5
     Creations and Redemptions......................................................................5
     Principal Investment Risks of an Investment in the Trust.......................................6
     Principal Offices of the Trust and the Sponsor.................................................6
     Organizational Information.....................................................................6
     The Investment Structure.......................................................................7
     Financial Condition of the Trust...............................................................7
     U.S. Federal Income Tax Considerations.........................................................7
     Defined Terms..................................................................................8
     Breakeven Analysis.............................................................................8

THE OFFERING........................................................................................9

WHAT ARE THE RISK FACTORS INVOLVED WITH AN INVESTMENT IN THE FUNDS?................................13
     Risks Associated With Investing Directly or Indirectly in Indices and Commodity Interests.....13
     The Trust's Operating Risks...................................................................18
     Volatility Risks..............................................................................28
     Over-the-Counter Contract Risk................................................................28
     Risk of Trading in International Markets......................................................29
     Tax Risk......................................................................................30
     Intellectual Property.........................................................................31

THE OFFERING.......................................................................................32
     Who is the Rydex Exchange Traded Commodities Funds Trust I?...................................32
     Who is the Sponsor?...........................................................................32
     Management of the Sponsor.....................................................................33
     Compensation and Fees to the Sponsor..........................................................34
     Prior Performance of the Sponsor and Affiliates...............................................34
     Who is the Trustee?...........................................................................34
     How is the Trust Operated?....................................................................35
     What are the Investing Funds' Investment Strategies?..........................................38
     What are Swap Agreements and other Over-the-Counter Derivatives?..............................39
     What are Futures Contracts?...................................................................40
     What are the Indices?.........................................................................41
     What are the Other Trading Policies of the Trust?.............................................51
     Who are the Service Providers?................................................................52
     Form of Shares................................................................................52
     Transfer of Shares............................................................................53
     Inter-Series Limitation on Liabilities........................................................53
     What is the Plan of Distribution?.............................................................54
     Calculating NAV...............................................................................56

                                       i

     Creation and Redemption of Shares.............................................................57
     Use of Proceeds...............................................................................63
     Potential Advantages of Investment............................................................63
     Management's Discussion and Analysis of Financial Condition and Results of Operations.........64
     The Trust Agreement...........................................................................68
     Fees and Expenses.............................................................................71
     The Sponsor Has Conflicts of Interest.........................................................72
     Books and Records.............................................................................74
     Analysis of Critical Accounting Policies......................................................74
     Statements, Filings, and Reports to Shareholders..............................................74
     Fiscal Year...................................................................................75
     Governing Law; Consent to Delaware Jurisdiction...............................................75
     Legal Matters.................................................................................75
     Material U.S. Federal Income Tax Considerations...............................................76
     Cayman Islands Tax Considerations.............................................................81
     Investment by ERISA Accounts..................................................................81

INFORMATION YOU SHOULD KNOW........................................................................84

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS.....................................................85

WHERE YOU CAN FIND MORE INFORMATION................................................................85

PATENT APPLICATION PENDING.........................................................................86

APPENDIX A GLOSSARY OF DEFINED TERMS................................................................3

STATEMENT OF ADDITIONAL INFORMATION.................................................................1


         Until _________, 2008 (25 days after the date of this prospectus), all dealers effecting transactions in the offered Shares, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

                               PROSPECTUS SUMMARY

         This is only a summary of the prospectus and, while it contains material information about the Trust, the Funds, the Funds' Shares, the Company and the Investing Funds, it does not contain or summarize all of the information about the Trust, the Funds, the Shares, the Company and the Investing Funds contained in this prospectus that is material and/or that may be important to you. You should read this entire prospectus, including "What Are the Risk Factors Involved with an Investment in the Trust?" beginning on page __ , before making an investment decision.

OVERVIEW OF THE TRUST, THE OFFERING OF SHARES AND THE COMPANY

         The Trust is organized as a Delaware statutory trust under which ten separate series have been established. Each series (a "Fund") will issue common units ("Shares") representing fractional undivided beneficial interests in such series. The Trust, through each Fund, will continuously offer creation baskets consisting of 50,000 Shares to Authorized Purchasers through Rydex Distributors, Inc., which is the Distributor. Authorized Purchasers, in turn, may offer to the public Shares of any baskets it creates at per-share offering prices that are expected to reflect, among other factors, the trading price of such Fund's Shares on the New York Stock Exchange, the net asset value ("NAV") of such Fund at the time the Authorized Purchaser purchased the creation basket and the NAV at the time of the offer of the Fund's Shares to the public. The difference between the price paid by Authorized Purchasers as underwriters and the price paid to such Authorized Purchasers by investors will constitute underwriting compensation. The Shares of each Fund are expected to trade in the secondary market on the NYSE Arca Exchange and may trade in the secondary market at prices that are lower or higher relative to the NAV per such Fund's Share. The Shares of each Fund will be listed and traded on the NYSE Arca Exchange under the following ticker symbols:

RYDEX 2x GSCI Commodities Fund                     XXX
RYDEX 2x GSCI Energy Fund                          XXX
RYDEX 2xGSCI Precious Metals Fund                  XXX
RYDEX 2x GSCI Industrial Metals Fund               XXX
RYDEX 2x GSCI Agricultural Fund                    XXX
RYDEX Inverse 2x GSCI Commodities Fund             XXX
RYDEX Inverse 2x GSCI Energy Fund                  XXX
RYDEX Inverse 2x GSCI Precious Metals Fund         XXX
RYDEX Inverse 2x GSCI Industrial Metals Fund       XXX
RYDEX Inverse 2x GSCI Agricultural Fund            XXX

         Pursuant to the Delaware Statutory Trust law, the Trust and each Fund established under the Trust will be operated in a manner such that each Fund is liable only for obligations attributable to such Fund and will not be liable for obligations of any other Fund. If any creditor or shareholder in any particular Fund asserts against the Fund a valid claim with respect to its indebtedness or Shares, the creditor or shareholder would only be able to obtain recovery from the assets of that Fund and not from the assets of any other Fund or the Trust generally. The assets of any particular Fund include only those funds and other assets that are paid to, held by or distributed to the Fund on account of and for the benefit of that Fund, including, without limitation, funds delivered to the Trust for the purchase of Shares in a Fund. This limitation on liability is referred to as the Inter-Series Limitation on Liability. The Inter-Series Limitation on Liability is expressly provided for under the Delaware Statutory Trust Act if certain conditions (as set forth in Section 3804(a)) are met.

         Each Fund invests the proceeds of its offering of Shares in a corresponding segregated portfolio of the Company (an "Investing Fund"). The Company is organized in ten separate series as a Cayman Islands segregated portfolio company. Each Investing Fund of the Company corresponds to a particular Fund.

THE FUNDS AND THE INVESTING FUNDS

         Each Fund will hold all of the shares of its corresponding Investing Fund. Each Investing Fund will in turn hold long and short positions in futures contracts and swaps on its corresponding Index or on the commodities that make up the Investing Fund's corresponding Index, and may invest in other instruments, including forward contracts on its corresponding Index or the commodities in its corresponding Index (collectively, "Commodity Interests"). The Index for the RYDEX 2x GSCI Commodities Fund and RYDEX Inverse 2x GSCI Commodities Fund (and their corresponding Investing Funds) will be the GSCI, while the Index of each other Fund and Investing Fund will be the sub-index of the GSCI connoted by the Fund's and corresponding Investing Fund's name (energy, precious metals, industrial metals, or agriculture, as the case may be). Each Investing Fund may post cash or short-term securities as collateral for its positions, and will earn interest income on any such collateral.

         The investment objective of each 2x Fund is to seek daily investment results, before fees and expenses, that correspond to twice (200% of) the return, whether positive or negative, on its corresponding Index on that day. If a 2x Fund is successful in meeting its objective and its corresponding Index rises, the percentage increase in the value of the Fund's shares (before fees and expenses) on a given day should be approximately twice that of its Index. Conversely, if its underlying Index falls, the percentage decrease in the value of the Fund's shares (before fees and expenses) on a given day should be approximately twice that of the Index. The investment objective of each Inverse 2x Fund is to seek daily investment results, before fees and expenses, that correspond to twice (200% of) the inverse (opposite) of the return, whether positive or negative, of its corresponding Index on that day. If an Inverse 2x Fund is successful in meeting its objective and its corresponding Index falls, the percentage increase in the value of the Fund's shares (before fees and expenses) on a given day should be approximately twice the percentage decrease in the Index. Conversely, if the corresponding Index rises, the percentage decrease in the value of the Fund's shares (before fees and expenses) on a given day should be approximately twice the percentage increase in the Index. In managing each Investing Fund, the Sponsor will use Index tracking strategies exclusively and will not attempt to predict whether a particular commodity or Index will go up or down.

         The specific Funds as well as their corresponding Indices are listed below:

        ------------------------------------------------------ ------------------------------------------------------
        FUND                                                   INDEX
        ------------------------------------------------------ ------------------------------------------------------
        RYDEX 2X GSCI COMMODITIES FUND                         S&P GSCI(TM) TOTAL RETURN INDEX (OR THE
                                                               GSCI), which is intended to reflect the
                                                               performance of a diversified group of
                                                               commodities.
        ------------------------------------------------------ ------------------------------------------------------
        RYDEX 2X GSCI ENERGY FUND                              S&P GSCI ENERGY TOTAL RETURN INDEX, which is
                                                               intended to reflect the performance of a group of
                                                               commodities comprising the energy component of the
                                                               GSCI.  The commodities comprising the S&P GSCI
                                                               Energy Total Return Index are WTI crude oil, heating
                                                               oil, RBOB oil, Brent crude oil, gasoil and natural
                                                               gas.
        ------------------------------------------------------ ------------------------------------------------------
        RYDEX 2X GSCI PRECIOUS METALS FUND                     S&P GSCI PRECIOUS METALS TOTAL RETURN INDEX, which
                                                               is intended to reflect the performance of a group of
                                                               commodities comprising the precious metals component
                                                               of the GSCI.  The commodities comprising the S&P
                                                               GSCI Precious Metals Total Return Index are gold and
                                                               silver.
        ------------------------------------------------------ ------------------------------------------------------


                                       2

        ------------------------------------------------------ ------------------------------------------------------
        RYDEX 2X GSCI INDUSTRIAL METALS FUND                   S&P GSCI INDUSTRIAL METALS TOTAL RETURN INDEX, which
                                                               is intended to reflect the performance of a group of
                                                               commodities comprising the industrial metals
                                                               component of the GSCI.  The commodities comprising
                                                               the S&P GSCI Industrial Metals Total Return Index
                                                               are aluminum, copper, lead, nickel and zinc.
        ------------------------------------------------------ ------------------------------------------------------
        RYDEX 2X GSCI AGRICULTURAL FUND                        S&P GSCI AGRICULTURAL TOTAL RETURN INDEX, which is
                                                               intended to reflect the performance of a group of
                                                               commodities comprising the agricultural component of
                                                               the GSCI.  The commodities comprising the S&P GSCI
                                                               Agricultural Total Return Index are Chicago wheat,
                                                               Kansas wheat, corn, soybeans, coffee, sugar, cocoa
                                                               and cotton.
        ------------------------------------------------------ ------------------------------------------------------
        RYDEX INVERSE 2X GSCI COMMODITIES FUND                 Inverse of the S&P GSCI TOTAL RETURN INDEX.
        ------------------------------------------------------ ------------------------------------------------------
        RYDEX INVERSE 2X GSCI ENERGY FUND                      Inverse of the S&P GSCI ENERGY TOTAL RETURN INDEX.
        ------------------------------------------------------ ------------------------------------------------------
        RYDEX INVERSE 2X GSCI PRECIOUS METALS FUND             Inverse of the S&P GSCI PRECIOUS METALS TOTAL RETURN
                                                               INDEX.
        ------------------------------------------------------ ------------------------------------------------------
        RYDEX INVERSE 2X GSCI INDUSTRIAL METALS FUND           Inverse of the S&P GSCI INDUSTRIAL METALS
                                                               TOTAL RETURN INDEX.
        ------------------------------------------------------ ------------------------------------------------------
        RYDEX INVERSE 2X GSCI AGRICULTURAL FUND                Inverse of the S&P GSCI AGRICULTURAL TOTAL RETURN
                                                               INDEX.
        ------------------------------------------------------ ------------------------------------------------------

         The Sponsor intends to employ quantitative methodologies whereby each time one or more baskets of Shares are purchased or redeemed, the Sponsor will purchase or sell Commodity Interests with an aggregate face amount that approximates twice the amount of cash received or paid upon the purchase or redemption of the basket(s). After fulfilling the collateral requirements with respect to these Commodity Interests, each Investing Fund will invest the remainder of its proceeds from the sale of baskets in United States Treasury securities ("Treasuries"), cash and/or cash equivalents. Each Investing Fund will pay the Sponsor a management fee at an annual rate of 0.95% of the average daily net asset value ("NAV") of such Fund (which will reflect the NAV of the corresponding Investing Fund).

         An investment in Shares of any Fund is designed to allow both retail and institutional investors to gain exposure, in a cost-effective manner, to the general commodities market and to a particular sub-category of the commodities markets (energy, industrial metals, precious metals and agricultural markets). The Shares of each Fund are also expected to provide additional means for diversifying an investor's investments.

         The Sponsor believes that market arbitrage opportunities will cause changes in a Fund's Share price on the NYSE Arca to closely track changes in such Fund's NAV. The Sponsor believes that daily changes in a Fund's NAV in percentage terms will closely track the daily change in percentage terms in the Fund's Benchmark, less such Fund's expenses and not taking into account interest income on the Investing Funds' cash and short-term securities.

                       INVESTMENTS IN COMMODITY INTERESTS

         A brief description of the principal types of Commodity Interests in which the Investing Funds may invest is set forth below.

         o A futures contract is an exchange-traded contract with standard terms that calls for delivery of a specified quantity of an asset at a specified price, on a specified date and at a specified location.

         o An index futures contract is an exchange-traded standardized contract that calls for a cash payment based on the change in the market value of the specified index during a specified period.

         o A swap is a non-standardized, non-exchange traded ("over-the-counter") bilateral contract to exchange a periodic stream of payments determined by reference to a notional amount, with one party's payments determined by reference to a specified price for an underlying asset or index, and the other's determined by reference to the current market price of that asset or index.

         o A forward contract is an over-the-counter bilateral contract for the purchase or sale of a specified quantity of an asset at a specified price and on a specified date (and, in the case of a commodity, at a specified location).

         o An option on a futures or forward contract is a contract that gives one party the right, but not the obligation, to buy or sell a futures contract or forward contract as applicable, to the other party at a specified price on or before a specified date. Options on futures contracts, like the futures contracts to which they relate, are standardized contracts traded on an exchange, while options on forward contracts generally are individually negotiated, over-the-counter bilateral contracts.

         Unlike exchange-traded contracts, over-the-counter contracts expose an Investing Fund to the credit risk of the other party to the contract. (As discussed below, exchange-traded contracts may expose an Investing Fund to the risk of the clearing broker's and/or the exchange clearing house(s)' bankruptcy.)

         A more detailed description of Commodity Interests and other aspects of the commodities markets can be found in the Statement of Additional Information in Part Two of this prospectus.

         The Sponsor will employ a leveraged investment strategy on behalf of each Investing Fund intended to cause changes in the value of its Shares to reflect twice the change (or twice the inverse of the change) in value of its corresponding Index. Leverage amplifies the effect of increases or decreases in the prices of Commodity Interests, which will cause an Investing Fund (and its corresponding Fund) to lose more value as a result of adverse market movements than it would lose if it did not employ leverage. Such leverage could result in the total loss of shareholder investment. Accordingly, the risks of investing in Fund Shares will generally be greater than those associated with investing in commodities futures contracts without leverage.

         As noted, the Investing Funds expect to invest in commodities futures contracts, including those traded on the Chicago Mercantile Exchange (the "CME"). The Trust and Company expressly disclaim any association with the CME or endorsement of the Trust by the CME and acknowledges that Chicago Mercantile Exchange and CME are registered trademarks of the CME.

THE SHARES

         The Shares of each Fund are registered as securities under the Securities Act of 1933 ("1933 Act") and the Securities Exchange Act of 1934 ("Exchange Act"). Beneficial owners of Fund Shares ("Shareholders") will have limited voting rights as discussed below under "The Trust Agreement." Cumulative voting will neither be permitted nor required and there will be no preemptive rights. As set forth in the Trust Agreement, upon liquidation of the Trust or any Fund, its net assets will be distributed pro rata to the Shareholders based upon the number of Shares held. Except when aggregated in Redemption Baskets, Shares will not be redeemable securities. There is no guarantee that Shares will trade at or near the per-share NAV.

PLAN OF DISTRIBUTION

         This is a continuous offering under Rule 415 of the 1933 Act and is not expected to terminate until all of the registered Shares have been sold. It is anticipated that prior to the sale of all registered Shares, additional Shares will be registered in subsequent continuous offerings.

CREATIONS AND REDEMPTIONS

         The Trust will continuously offer blocks of Shares of each Fund consisting of 50,000 Shares (a "Creation Basket") to Authorized Purchasers through the Distributor. Authorized Purchasers, in turn, may offer to the public Shares of any baskets it creates at per-share offering prices that are expected to reflect, among other factors, the trading price of such Fund's Shares on the NYSE Arca, the net asset value of such Fund at the time the Authorized Purchaser purchased the creation basket and the net asset value at the time of the offer of the Shares to the public.

         Each Fund will redeem its Shares from Authorized Purchasers only and in blocks of 50,000 (a "Redemption Basket"). An Authorized Purchaser is under no obligation to create or redeem baskets, and an Authorized Purchaser is under no obligation to offer to the public Shares of any baskets it does create. It is expected that Creation Baskets will be purchased when the market price per Share is at a premium to the Fund's NAV per Share. Similarly, it is expected that Redemption Baskets will be redeemed when the market price per Share is at a discount to the NAV per Share.

         The minimum number of Creation Baskets that each Fund must sell is one. All proceeds from the sale of Creation Baskets will be invested as quickly as possible in the corresponding Investing Fund and by the Investing Fund in Commodity Interests as well as Treasuries, cash and/or cash equivalents. There will be no escrow or similar holding of funds that has a time period or other conditions. Investments will be held through the Trust's custodian, [ ], or through accounts with the Trust's commodity futures brokers.

         NOTE TO SECONDARY MARKET INVESTORS: The Shares of each Fund can be directly purchased from or redeemed by the Trust only in Creation Baskets or Redemption Baskets. Because each Creation Basket and Redemption Basket will consist of 50,000 Shares and is expected to be worth millions of dollars, individual investors will not as a practical matter be able to directly purchase a Fund's Shares from, or sell a Fund's Shares to, the Trust. Some of the information contained in this prospectus, including information about buying shares from and redeeming Shares with the Trust or a Fund, is relevant only to Authorized Purchasers.

         Shares that are traded on the NYSE Arca, a fully electronic equities and options exchange, may be purchased and sold as individual Shares. Individuals interested in purchasing Shares in the secondary market should contact their broker. Shares purchased or sold through a broker may be subject to commissions.

PRINCIPAL INVESTMENT RISKS OF AN INVESTMENT IN THE TRUST

         Some risks of investing in the Trust include:

         o Investments in commodities futures markets may subject the Funds to greater volatility than investments in securities and other more traditional investments.

         o The Investing Funds' use of leverage and/or short positions involves special risks and should be considered to be speculative.

         o Changes in the Funds' net asset value may not correlate in the desired fashion with changes in the level of their corresponding Index.

         o The Trust, the Company, the Funds and the Investing Funds have no operating history so there is no performance history to serve as a basis for you to evaluate an investment in the Trust.

         o The Sponsor and its management have never operated a commodity pool.

         o The success of the Funds depend on the ability of the Sponsor to accurately implement trading systems.

         o The Funds and Investing Funds are subject to fees and expenses that will be payable regardless of profitability.

         o Your allocable share of the income earned by your Fund's Investing Fund, and income taxes payable on your share of such income, may exceed cash distributions (if any) to you by the Fund.

         Investing in the Trust involves other significant risks. You should consider all risk factors before investing in one of the Funds. See "What are the Risk Factors Involved with an Investment in the Trust?" beginning on page __.

PRINCIPAL OFFICES OF THE TRUST AND THE SPONSOR

         The principal offices of the Sponsor, the Trust and the Distributor are the offices of Rydex Investments at 9601 Blackwell Road, Suite 500, Rockville, Maryland 20850. The telephone number of Rydex Investments at that address is
(800) 820-0888. None of the Sponsor, the Trust or the Distributor owns or leases any other real estate.

ORGANIZATIONAL INFORMATION

         The Trust was organized as a series statutory trust under Delaware law on September 15, 2008. The Trust is currently operated pursuant to the Amended and Restated Declaration of Trust, dated _____, 2008 (the "Trust Agreement"). Each Fund of the Trust is a commodity pool that is managed by Rydex Specialized Products LLC (Sponsor).

         The Company was organized as a segregated portfolio company under the laws of the Cayman Islands on September 8, 2008, and is composed of ten separate Investing Funds. Each Investing Fund represent a separate commodity pool that is managed by Rydex Specialized Products LLC (the "Sponsor").

         The organizational forms of the Trust and the Company were chosen to achieve certain administrative efficiencies, and do not adversely affect the interests of investors.

         The Sponsor is a single member limited liability company formed under the laws of Delaware. It is registered as a commodity pool operator (CPO) with the Commodity Futures Trading Commission (CFTC) on _________, 2008 and became a member of the National Futures Association (NFA) on ________, 2008.

         Wilmington Trust Company (the "Trustee"), a Delaware banking corporation, is the sole trustee of the Trust. The Trustee has delegated to the Sponsor all of the power and authority to manage the business and affairs of the Trust and each Fund and has only nominal duties and liabilities to the Trust and the Funds.

THE INVESTMENT STRUCTURE

         It is expected that each Fund will invest substantially all of its assets in a separate Investing Fund in a two-tiered structure. Each Fund holds no investment assets other than the units of its corresponding Investing Fund. Each Investing Fund is wholly-owned by its corresponding Fund and the Sponsor. Each Share issued by a Fund correlates with a unit issued by the Fund's corresponding Investing Fund that is held by the Fund.

FINANCIAL CONDITION OF THE TRUST

         The Funds will not calculate the NAV prior to the effective date. The initial NAV for each Fund will be determined as of 4:00 p.m. New York time on the effective date.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

         The Trust has received a legal opinion that none of the Funds will be classified as an association taxable as a corporation for United States federal income tax purposes and, although the matter is not free from doubt, each Fund will be classified as a grantor trust, and each Investing Fund will be classified as a "controlled foreign corporation" with respect to its corresponding Fund, for such purposes. Accordingly, neither the Funds nor the Investing Funds will be subject to United States federal income taxes. Rather, the income of each Investing Fund will be attributed to the Fund that owns its shares and allocated among the Shares on a pro rata basis as "subpart F" income for tax purposes. As a result, you generally will be taxed on a pro rata portion of the income earned by the particular Investing Fund during its taxable year, without regard to the amount (if any) of distributions received by you with respect to your Shares.

         The Trust and the Funds constitute "non-mortgage widely held fixed investment trusts" for U.S. federal income tax purposes. [Name, address and telephone number of administrator] is the representative of the Trust that will provide tax information in accordance with applicable U.S. Treasury Regulations relating to information reporting. Persons treated as middlemen for federal income tax purposes may obtain information from the Administrator or from the Trust's website, www.RydexCommodityShares.com].

         Please refer to the "Material U.S. Federal Income Tax Considerations" section below for a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of Shares.

DEFINED TERMS

         For a glossary of defined terms, see Appendix A.

BREAKEVEN ANALYSIS

         The breakeven analysis below indicates the approximate dollar returns and percentage required for the value of a hypothetical $50.00 initial investment in one Share to equal the amount invested twelve months after the investment was made. This breakeven analysis refers to the acquisition of baskets by Authorized Purchasers and is not related to any gains an individual Shareholder would have to achieve in order to break even. The breakeven analysis is an approximation only.


 FUND NAME                                                                    INVERSE  INVERSE  INVERSE  INVERSE  INVERSE
                                       COMM   ENERGY   PM      IM     AGRIC    COMM    ENERGY     PM       IM      AGRIC
                                       FUND    FUND   FUND    FUND    FUND     FUND     FUND     FUND     FUND     FUND

 Assumed initial selling price per  $  50.00   50.00  50.00   50.00   50.00    50.00    50.00    50.00    50.00    50.00
    unit
 Management Fee (0.95%) (1)         $
 Creation Basket Fee (2)            $
 Estimated Brokerage Fees           $
    (0.__%) (3)
 Interest Income (_.__%) (4)        $
 Amount of trading income (loss)    $
    required for the redemption
    value at the end of one year
    to equal the initial selling
    price of the unit
 Percentage of initial selling
    price per unit


(1) Each Investing Fund is contractually obligated to pay the Sponsor a management fee based on daily net assets and paid monthly of 0.95% per annum on the average net assets of such Fund.

(2) Authorized Purchasers are required to pay a Creation Basket fee of [$1,000] for each order they place to create one or more Creation Baskets. This breakeven analysis assumes a hypothetical investment in a single unit so the Creation Basket fee is $.02 (1,000/50,000).

(3) The actual amount of brokerage commissions and trading fees to be incurred will vary based upon the trading frequency of each Fund and the specific futures contracts and other instruments traded. [Include basis for estimate.]

(4) Each Investing Fund will earn interest on the funds it will deposit with the futures commission merchant and on its investments in short-term securities and it estimates that the interest rate will be [___%] based on the current interest rate on three-month Treasury Bills as of [_____, 2008]. The actual rate may vary.

                                  THE OFFERING

Offering:                Each Fund will offer Creation Baskets consisting
                         of 50,000 Shares of such Fund through the Distributor to the Authorized Purchasers. The initial Authorized
                         Purchaser will purchase one or more initial Creation
                         Baskets of 50,000 Shares in each Fund at an initial offering price per unit equal to $50.00. The initial
                         Authorized Purchaser intends to offer the Shares of the initial Creation Basket(s) publicly. The initial
                         Creation Basket is expected to be purchased by the initial Authorized Purchaser on the day the SEC declares the registration statement effective. The
                         Shares are expected to begin trading on the NYSE Arca on the day following the purchase of the initial
                         Creation Basket(s) by the initial Authorized Purchaser.

Use  of Proceeds:        The substantial portion of the proceeds of
                         the Shares of each Fund will be used by the Fund, through its corresponding Investing Fund, to trade in futures contracts (including index futures contracts), swap agreements and forward contracts relating to such Fund's Index and investing in Treasuries, cash and/or cash equivalents. The Sponsor expects to deposit a portion of an Investing Fund's net assets with a futures commission merchant, [_________], or other custodian to be used to meet its current or future collateral requirements in connection with its investment in futures contracts. The Sponsor believes that 10% to 20% of each Investing Fund's assets will normally be committed as margin for the futures contracts and collateral for over-the-counter Commodity
                         Interests. However, from time to time, the percentage of assets committed as margin and collateral may be substantially more, or less, than such range. The
                         Investing Funds will use only Treasuries, cash and/or cash equivalents to satisfy these requirements. The remaining portion of each Fund's assets will be held in Treasuries, cash and/or cash equivalents by its custodian, [ ] (the "Custodian"). All interest income earned on these investments will be retained for each Fund's benefit. The Sponsor expects that all entities that will hold or trade the Investing Funds' assets will be based in the United States and will be subject to United States regulations.

New York Stock
Exchange Symbol:         RYDEX 2x GSCI Commodities Fund                  XXX
                         RYDEX 2x GSCI Energy Fund                       XXX
                         RYDEX 2x GSCI Precious Metals Fund              XXX
                         RYDEX 2x GSCI Industrial Metals Fund            XXX
                         RYDEX 2x GSCI Agricultural Fund                 XXX
                         RYDEX Inverse 2x GSCI Commodities Fund          XXX
                         RYDEX Inverse 2x GSCI Energy Fund               XXX
                         RYDEX Inverse 2x GSCI Precious Metals Fund      XXX
                         RYDEX Inverse 2x GSCI Industrial Metals Fund    XXX
                         RYDEX Inverse 2x GSCI Agricultural Fund         XXX

Creation and Redemption: Authorized Purchasers will pay a [$  ] fee for each order to create or redeem Creation Baskets or Redemption Baskets, regardless of the number of Creation Baskets or Redemption Baskets in the order. Authorized Purchasers will not be required to sell any specific number or dollar amount of Shares. The price of each Share offered in Creation Baskets on any day after the effective date will be the NAV for such Fund calculated as of the close of the NYSE Arca on that day divided by the number of issued and outstanding Shares for such Fund.

Inter-Series Limitation
on Liability:            The Trust has been formed and will be operated in a
                         manner such that each Fund is liable only for obligations of such Fund, and a Fund is not responsible for or affected by any liabilities or losses of or claims against any other Fund. If any creditor or Shareholder in any particular Fund were to successfully assert against a Fund a claim with respect to its indebtedness or Shares, the creditor or Shareholder could recover only from that particular
                         Fund and its assets. Accordingly, the debts and other obligations incurred, contracted for or otherwise existing solely with respect to a particular Fund are enforceable only against the assets of that Fund, and not against any other Fund or the Trust generally or any of their respective assets. The assets of any particular Fund include only those funds and other assets that are paid to, held by or distributed to the Fund on account of and for the benefit of that Fund, including, without limitation, funds delivered to the Trust for the purchase of Shares in a Fund.

Registration, Clearance
and Settlement:          Individual certificates will not be issued for the
                         Shares. Instead, Shares of each Fund will be represented by one or more global certificates, which will be deposited by the Custodian with the Depository
                         Trust Company (DTC) and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time.
                         Benficial interests in Shares will be held through DTC's book-entry system. Persons owning Shares through such book-enty system must be (1) participants in DTC such as banks, brokers, dealers and trust companies
                         ("DTC Participants"), (2) entities that maintain a custodial relationship with a DTC Participant
                         ("Indirect Participants"), and (3) banks, brokers, dealers, trust companies and other entities or persons that hold interests in the Shares through DTC
                         Participants or Indirect Participants, in each case that satisfy the requirements for transfers of Shares.
                         DTC Participants acting on behalf of investors holding
                         Shares through such participants' accounts in DTC will follow the delivery practice applicable to securities eligible for DTC's Same-Day Funds Settlement System.
                         Shares will be credited to DTC Participants' securities accounts following confirmation of receipt of payment.

                         The administrator, __________ (the "Administrator"), has been appointed registrar and transfer agent for the purpose of registering and transferring Shares. The Sponsor will recognize transfer of Shares only if such transfer is done in accordance with the Trust Agreement, including the delivery of a transfer application.

Net Asset Value:         The NAV of each Investing Fund is calculated
                         by taking the current market value of the Investing Fund's total assets and subtracting any liabilities. Under the Company's current operational procedures, the Administrator calculates the NAV of each Investing Fund's Shares as of the earlier of 4:00 p.m. New York time or the close of the NYSE Arca each day. NYSE Arca currently calculates an approximate net asset value of each Fund every 15 seconds throughout each day as long as the main pricing mechanism of the principal futures exchange on which the Investing
                         Fund's futures contracts are traded is open. There is a one-to-one correlation between the NAV per unit of an Investing Fund and the NAV per Share of a Fund.

Expenses of the Trust
and the Funds:           Each Investing Fund will pay the Sponsor a management
                         fee at an annual rate of 0.95% of its average net assets. Out of this fee, the Sponsor is responsible for all ongoing fees, costs and expenses of each Fund's and Investing Fund's operation, except (1)
                         brokerage fees and other transaction costs, (2) extraordinary expenses (including legal claims and liabilities, litigation costs, and any indemnification related thereto), and (3) fees for and related to the registration of Shares in addition to the Shares registered through this prospectus. Therefore, costs and expenses to be borne by the Sponsor include the preparation of the annual and other reports required by regulatory authorities, the printing and mailing of proxy statements and other shareholder reports, the expenses of Fund meetings, payment for routine services of the Trustee and Administrator, legal counsel and independent accountants, postage, insurance, accounting, bookkeeping and client relations services, any licensing fees for the use of intellectual property, payment for all federal, state, local or foreign taxes, and for the preparation of all tax returns related thereto. Brokerage fees for futures contracts are estimated to be [0.__%] annually for each Investing
                         Fund, and it is not expected that the Funds will pay any extraordinary expenses or registration expenses during 2009. Accordingly, the total fees and expenses to be borne by each Fund directly or indirectly through its corresponding Investing Fund are currently estimated to be [0.__%] for 2009, though this amount may change in future years. All general expenses of the Trust and the Company will be allocated among the Funds or the Investing Funds, as the case may be, as determined by the Sponsor in its discretion.

                         The Trust and/or the Sponsor may be required to indemnify the

                         Trustee, Distributor, Administrator or Custodian under certain circumstances.

Termination Events:      The Sponsor may terminate the Trust or any
                         Fund with written notice to shareholders on the date specified in such notice. Otherwise, the Trust and each Fund shall continue in perpetuity unless sooner terminated upon the occurrence of any of the following events: (a) the filing of a certificate of dissolution or revocation of the Sponsor's charter (and the expiration of 90 days after the date of notice to the Sponsor of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Sponsor
                         (unless there is at least one remaining Sponsor or Shareholders holding at least a majority of the Funds'
                         Shares select one or more successor Sponsors within 90 days of any such event); (b) the occurrence of any event which would make unlawful the continued existence of the Trust or any Fund, as the case may be; (c) the suspension, revocation or termination of the Sponsor's registration as a commodity pool operator under the Commodity Exchange Act, or membership as a commodity pool operator with the NFA, unless there is at least one remaining Sponsor whose registration or membership has not been suspended, revoked or terminated; (d) the Trust or any Fund becomes insolvent or bankrupt; (e) the Trust is required to register as an investment company under the 1940 Act; or (f) DTC is unable or unwilling to perform its functions for the Trust and no comparable replacement is available.

Authorized Purchasers:   We expect the initial Authorized Purchaser[s] to be
                         [ ], and we expect that there will be additional
                         Authorized Purchasers in the future. A list of the Trust's current Authorized Purchasers will be available from the Distributor. Authorized
                         Purchasers must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions, and (2) DTC Participants. To become an Authorized Purchaser, a person must enter into an Authorized Purchaser Agreement with the Distributor.

       WHAT ARE THE RISK FACTORS INVOLVED WITH AN INVESTMENT IN THE FUNDS?

         You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus, including the Fund's financial statements and the related notes.

RISKS ASSOCIATED WITH INVESTING DIRECTLY OR INDIRECTLY IN INDICES AND COMMODITY INTERESTS

         CHANGES IN THE FUNDS' NAV MAY NOT CORRELATE WITH CHANGES IN THE LEVEL OF THEIR CORRESPONDING BENCHMARK.

         It is possible that a Fund's performance may not correspond to the changes in the level of its Benchmark due to disruptions in the markets for the relevant commodities or due to other extraordinary circumstances. In addition, the Funds are not able to replicate the changes in its Benchmark because their NAV is reduced by expenses and transactions costs, including those incurred in connection with the Funds' trading activities, and increased by interest income from the Funds' holdings of Treasury securities, cash and/or cash-equivalents. Tracking the applicable Benchmark is dependent upon the skills of the Sponsor and its management and trading personnel, among other factors.

         While close tracking of any Fund to its Benchmark may be achieved on any single trading day, over time the cumulative percentage increase or decrease in the NAV of the Shares of a Fund may diverge significantly from the cumulative percentage decrease or increase in the relevant Benchmark due to a compounding effect. Because each Fund uses leverage in an attempt to track twice the performance (or twice the inverse of the performance) of an Index and rebalances its leveraged positions daily based on the most recent NAV of the Fund, for periods greater than one day the performance of the Fund will tend to be either greater than or less than the Benchmark performance. For example, if a Fund's underlying Index increases on two consecutive days, the performance of the Fund can be expected to be more than twice the cumulative percentage increase of the Index over those two days. Therefore, the Funds do not seek to achieve their stated investment objective over a period of time greater than one day.

         HISTORICAL PERFORMANCE OF THE INDICES IS NO GUIDE TO THE FUTURE PERFORMANCE OF THE SHARES.

         Past performance of the S&P GSCI Indices is not necessarily indicative of their future performance over the life of the Shares. There can be no guarantee that the level of the indices will increase or decrease. You may lose some or all of your investment in the Shares.

         USING LEVERAGE INVOLVES SPECIAL RISKS AND SHOULD BE CONSIDERED TO BE SPECULATIVE.

         The Investing Funds use leveraged investment techniques in seeking to achieve their respective investment objectives. Specifically, an Investing Fund will enter into Commodity Interests with an aggregate face amount that approximates twice the Fund's NAV. Leverage should cause an Investing Fund (and its corresponding Fund) to lose more money in market environments adverse to its daily investment objectives than a fund that does not employ leverage, and could result in the total loss of your investment.

         Because the Funds offered hereby include a 200% multiplier, a daily price movement of 50% or more in a relevant Index could theoretically result in the total loss of your investment if that price movement is contrary to the investment objective of the Fund in which you have invested. This would be the case with downward price movements in a 2x Fund, even though the underlying Index would always have a value greater than zero. In addition to the leveraged risk in which a 50% upward move in an Index underlying a Inverse 2x Fund could result in the total loss of your investment, an Index could, in theory, rise infinitely, so a bearish swap agreement or short position in a related futures or forward contract would expose an Inverse 2x Fund to theoretically unlimited liability. In light of price fluctuation limits on futures exchanges and the fact that the Investing Funds' over-the-counter Commodity Interests will generally include provisions that call for their termination in the event of very large fluctuations in the reference Index, the risk of a total loss of your investment is minimized, but such a total loss is still possible.

         THE INVESTING FUNDS MAY INVEST IN COMMODITY INTERESTS THAT ARE NOT TRADED ON REGULATED FUTURES EXCHANGES AND THAT OFFER DIFFERENT OR LESSER PROTECTIONS TO INVESTORS.

         The Investing Funds may invest in swap agreements, forward contracts and similar instruments that are private contractual arrangements and are not traded on regulated futures exchanges, referred to in the United States as designated contract markets. Trading in such contracts, and the manner in which prices and volumes are reported by the relevant trading facilities, may not be subject to the same provisions of, and the protections afforded by, the Commodity Exchange Act or other applicable statutes and related regulations that govern trading on regulated futures exchanges. Although an Investing Fund will not enter into a swap agreement or forward contract unless the Sponsor believes that other party to the transaction is creditworthy and may require the other party to post collateral, the use of these investments involves risk of loss in the event of the default or bankruptcy of the counterparty. In addition, an Investing Fund may enter into such Commodity Interests with a limited number of counterparties, which will increase the Investing Fund's exposure to counterparty credit risk. For more information on such contracts, see "Over-the-Counter Contract Risk" below.

         CHANGES IN THE COMPOSITION AND VALUATION OF THE INDICES MAY ADVERSELY AFFECT YOUR SHARES.

         The composition of the Indices may change over time as additional commodities satisfy the eligibility criteria or commodities currently included in the Indices fail to satisfy those criteria. The weighting factors applied to each commodity included in the Indices change annually, based on changes in commodity production statistics. In addition, Standard & Poor's may modify the method for determining the composition and weighting of the Indices and for calculating their value in order to ensure that the Indices represent a measure of the performance over time of the markets for the underlying commodities. A number of modifications to the methodology for determining the contracts to be included in the Indices, and for valuing such indices, have been made in the past several years, and further modifications may be made. Such changes could adversely affect the value of your Shares. For more information about the methodology for determining the compositions and weighting of the Indices, see
____________.

         The Indices are currently composed exclusively of futures contracts traded on regulated futures exchanges. The Indices may in the future include contracts traded in the over-the-counter market or on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation. If this were to occur, increased investment by the Investing Funds in the over-the-counter market or on alternative trading facilities may become necessary in order for the Funds to track their Benchmarks. Many electronic trading facilities have only recently initiated trading and do not have significant trading histories. As a result, the trading of contracts on such facilities and the inclusion of such contracts in the Indices may be subject to risks not presented by most exchange-traded futures contracts, including risks related to the liquidity and price histories of relevant contracts.

         A CESSATION OF PUBLICATION OF ONE OF THE INDICES COULD MATERIALLY AND ADVERSELY AFFECT THE ACTIVITIES OF THE CORRESPONDING FUND.

         The Indices are administered, calculated and published by Standard & Poor's, which has the right to cease publication of the Indices at its discretion at any time. Under the terms of its agreement with the CME, Standard & Poor's is required, if it ceases publication of the Indices, to negotiate in good faith with the CME to permit the CME to continue to calculate the Indices in order to permit futures contracts on such Indices to continue to trade. However, even if Standard & Poor's satisfied its obligations under its agreement with the CME, the Sponsor may determine that, upon a cessation of publication of any of the relevant Indices, it is no longer advisable to invest in futures contracts on such Index and no other futures contract that reflects the performance of a successor or reasonably similar benchmark presents an acceptable alternative investment, in which event the Fund related to such Index will be liquidated.

         YOU HAVE NO RECOURSE TO THE INDEX SPONSOR.

         You will have no rights against Standard & Poor's, the sponsor of the Indices.

         The Shares are not sponsored, endorsed, sold or promoted by Standard & Poor's. Standard & Poor's makes no representation or warranty, express or implied, to the owners of the Shares or any member of the public regarding the advisability of investing in securities generally or in the Shares particularly of the ability of the Indices to track the appropriate market performance. The only relationship between Standard & Poor's and the Funds is the licensing of certain trademarks, trade names related to the Indices and other intellectual property. The Indices are determined and composed by Standard & Poor's or its agents without regard to the Sponsor, the Trust, the Funds, the Company or the Investing Funds. Standard & Poor's has no obligation to take the interests of the Sponsor, the Trust, the Funds, the Shareholders, the Company or the Investing Funds into consideration in determining, composing or calculating the Indices. Standard & Poor's is not responsible for and has not participated in the determination of the prices and the number of Shares or the timing of the issuance or sale of Shares or in the determination or calculation of the Creation Basket Deposit. Standard & Poor's has no obligation or liability in connection with the administration, marketing or trading of the Shares.

         Standard & Poor's does not guarantee the accuracy or the completeness of the Indices or any data included therein, and disclaims any and all liability for any errors, omissions, or interruptions therein. Standard & Poor's makes no warranty, express or implied, as to the results to be obtained by the Trust, the Funds, the Shareholders, the Company, the Investing Funds or any other person or entity from use of the Indices or any data included therein. Standard & Poor's makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the Indices or any data included therein. Standard & Poor's has expressly disclaimed any and all liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

         NONE OF THE FUNDS IS ACTIVELY MANAGED AND EACH TRACKS ITS CORRESPONDING BENCHMARK DURING PERIODS IN WHICH THE BENCHMARK IS FLAT OR DECLINING
         AS WELL AS WHEN THE BENCHMARK IS RISING.

         None of the Funds or Investing Funds is actively managed by traditional methods. If positions in any one or more of an Investing Fund's Commodity Interests are declining in value or are expected to decline in value, the Investing Fund will not close out such positions except in connection with a change in the composition or weighting of its underlying Index. The Sponsor will seek to cause the NAV of each Fund to track its Benchmark during periods in which the benchmark is flat or declining as well as when the Benchmark is rising.

         AN INVESTING FUND MAY EXPERIENCE A LOSS IF IT IS REQUIRED TO SELL TREASURIES OR CASH EQUIVALENTS AT PRICES LOWER THAN THE PRICES AT WHICH THEY WERE ACQUIRED.

         If an Investing Fund is required to sell Treasuries or cash equivalents at a price lower than the price at which they were acquired, the Fund will experience a loss. This loss may adversely affect the price of the Shares and may decrease the correlation between the price of the Shares and the level of the Fund's benchmark. The value of Treasuries and other debt securities generally moves inversely with movements in interest rates. The prices of longer maturity securities are subject to greater market fluctuations as a result of changes in interest rates. While the short-term nature of the Investing Funds' investments in Treasuries and cash equivalents should minimize the interest rate risk to which the Investing Fund is subject, it is possible that the Treasuries and cash equivalents held by the Investing Funds will decline in value.

         CERTAIN OF THE INVESTING FUNDS' INVESTMENTS COULD BE ILLIQUID WHICH COULD CAUSE LARGE LOSSES TO SHAREHOLDERS AT ANY TIME OR FROM TIME TO TIME.

         The Investing Funds may not always be able to liquidate their positions in investments at the desired price. As to futures contracts, it may be difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. Limits imposed by exchanges or other regulatory organizations, such as accountability levels, position limits and price fluctuation limits, may contribute to a lack of liquidity with respect to some exchange-traded Commodity Interests. In addition, over-the-counter contracts are less liquid because they are contracts between two parties and generally may not be transferred by one party to a third party without the counterparty's consent. Conversely, a counterparty may give its consent, but an Investing Fund still may not be able to transfer an over-the-counter contract to a third party due to concerns regarding the counterparty's credit risk.

         A market disruption, such as a foreign government taking political actions that disrupt the market in its currency, its commodity production or exports, or in another major export, can also make it difficult to liquidate a position. Unexpected market illiquidity may cause major losses to Shareholders at any time or from time to time. In addition, the Funds or the Investing Funds do not intend at this time to establish a credit facility, which would provide an additional source of liquidity, but instead will rely only on the Treasuries, cash and/or cash equivalents that the Funds hold. The anticipated large value of the positions in Commodity Interests that the Sponsor will acquire or enter into for the Investing Funds increases the risk of illiquidity. Because Commodity Interests may be illiquid, the Investing Funds' holdings may be more difficult to liquidate at favorable prices in periods of illiquid markets and losses may be incurred during the period in which positions are being liquidated.

         THE LACK OF ACTIVE TRADING MARKETS FOR THE SHARES OF A FUND MAY RESULT IN LOSSES ON YOUR INVESTMENT AT THE TIME OF DISPOSITION OF YOUR SHARES.

         Although the Sponsor anticipates that the Shares of each Fund will be listed and traded on the NYSE Arca, there can be no guarantee that an active trading market for the Shares of any Fund will develop or be maintained. If you need to sell your Shares at a time when no active market for them exists, the price you receive for your Shares, assuming that you are able to sell them, likely will be lower than the price that you would receive if an active market did exist.

         COMPETITION FROM OTHER COMMODITIES-RELATED INVESTMENTS COULD LIMIT THE MARKET FOR, AND REDUCE THE LIQUIDITY OF, THE SHARES AND INCREASE THE EFFECT OF EXPENSES ON THE FUNDS' PERFORMANCE.

         Demand for the Shares will be affected by the attractiveness of an investment in the Shares relative to other investment vehicles, including other commodity pools, hedge funds, traditional debt and equity securities issued by companies in the commodities industry, other securities backed by or linked to commodities, and direct investments in commodities or commodity futures contracts. Market, financial and other conditions or factors may make it more attractive to invest in other investment vehicles or to invest in such commodities directly, which could limit the market for, and reduce the liquidity of, the Shares. In addition, competition from other investments may limit the ability of the Funds to gather assets, which, because certain costs that the Funds bear are fixed and do not vary based on the size of the Funds, will increase a Fund's expenses as a proportion of the Fund's Net Assets.

         FAILURE OF COMMODITY FUTURES MARKETS TO EXHIBIT LOW CORRELATION WITH GENERAL FINANCIAL MARKETS WILL REDUCE THE BENEFITS OF DIVERSIFICATION AND MAY EXACERBATE LOSSES TO YOUR PORTFOLIO.

         Historically, returns on commodities and Commodity Interests have tended to exhibit low correlation with the returns of other assets such as stocks and bonds. Accordingly, investment in commodities and Commodity Interests may provide a benefit to investors seeking to diversify their portfolios. However, the 2x Funds cannot be expected to be profitable during all unfavorable periods for the stock or bond market and vice-versa. If the Shares perform in a manner that correlates with the general financial markets or do not perform successfully, you will obtain no diversification benefits by investing in the Shares and the Shares may produce no gains to offset your losses from other investments.

         INVESTORS WHO INVEST ONLY IN ANY ONE OF A 2X FUND OR INVERSE 2X FUND MAY NOT BE ABLE TO PROFIT IF THE MARKET VALUE OF THE CORRESPONDING INDEX MOVES AGAINST SUCH INVESTMENT.

         A 2x Fund is expected to rise as a result of upward price movement in its corresponding Index. An Inverse 2x Fund is expected to rise as a result of downward movement in its corresponding Index. Therefore, the investment experience of investors who invest in only one or more 2x Funds or one or more Inverse 2x Funds will depend upon selection of the appropriate Fund(s) in light of the price movements of the corresponding Index. Such selection may become unprofitable in the future if the price of the corresponding Index changes direction.

         Certain investors who invest in a combination of the 2x Fund Shares and Inverse 2x Fund Shares relating to the same corresponding Index may, nevertheless, suffer losses if the investor's investment mix between the 2x Fund Shares and the Inverse 2x Fund Shares is biased in one direction and the market price of the relevant Index moves in the opposite direction.

         WHILE THE INVESTING FUNDS DO NOT INTEND TO TAKE PHYSICAL DELIVERY OF COMMODITIES UNDERLYING THEIR COMMODITY INTERESTS, PHYSICAL DELIVERY UNDER SUCH CONTRACTS IMPACTS THE VALUE OF THE CONTRACTS.

         While it is not the current intention of the Investing Funds to take physical delivery of commodities underlying their Commodity Interests, many futures contracts are not required to be cash-settled and it is possible to take delivery under these contracts. Storage costs associated with purchasing commodities could result in costs and other liabilities that could impact the value of Commodity Interests. Storage costs include the time value of money invested in physical commodities plus the actual costs of storing the commodities less any benefits from ownership of commodities that are not obtained by the holder of a futures contract. In general, futures contracts have a one-month delay for contract delivery and the "back" month (any future delivery month other than the current or "spot" month) includes storage costs. To the extent that these storage costs change for commodities while an Investing Fund holds futures contracts based on such commodities, the value of the Commodity Interests, and therefore the corresponding Fund's NAV, may change as well.

         BACKWARDATION OR CONTANGO IN THE MARKET PRICES OF COMMODITIES COMPOSING THE INDICES WILL AFFECT THE VALUE OF YOUR SHARES.

         As the futures contracts that underlie an Index near expiration, they are replaced by contracts that have a later expiration, a process referred to as "rolling." Rolling futures contracts may have a positive or negative effect on investment performance. In the event of a commodity futures market where contracts expiring in the current month ("near month contracts") trade at a higher price than contracts expiring in subsequent months, a phenomenon known as "backwardation," then absent an offsetting decline in spot commodity prices the value of the futures contracts that underlie the Index will tend to rise as they approach expiration. As a result, the total return on the Commodity Interests will tend to rise. Conversely, in the event of a commodity futures market where near month contracts trade at a lower price than contracts expiring in subsequent months, a situation known as "contango," then absent the impact of the an offsetting rise in spot commodity prices the value of the futures contracts that underlie the Index will tend to decline as they approach expiration. As a result, the total return on the Commodity Interests will tend to decline.

         A prolonged period of contango could have a significant negative impact on a 2x Fund's NAV and total return absent the countervailing impact of changes in spot commodity prices. Similarly, a prolonged period of backwardation could have a significant negative impact on an Inverse 2x Fund's NAV and total return. Although the Sponsor may employ certain roll strategies to minimize roll losses and maximize roll gains on futures contracts due to contango and backwardation, there can be no assurance that these outcomes will be achieved.

         REGULATION OF THE COMMODITY INTERESTS AND COMMODITY MARKETS IS EXTENSIVE AND CONSTANTLY CHANGING; FUTURE REGULATORY DEVELOPMENTS ARE IMPOSSIBLE TO PREDICT BUT MAY SIGNIFICANTLY AND ADVERSELY AFFECT
         THE FUNDS.

         The regulation of transactions in Commodity Interests in the United States is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. Various national governments have expressed concern regarding the disruptive effects of speculative trading in certain commodity markets (including energy) and the need to further regulate the derivatives markets in general. The effect on the Funds of any potential legal or regulatory changes affecting investment or trading in Commodity Interests is impossible to predict, but it could be substantial and adverse.

THE TRUST'S OPERATING RISKS

         THE FUNDS ARE NOT REGISTERED INVESTMENT COMPANIES SO YOU DO NOT HAVE THE PROTECTIONS OF THE INVESTMENT COMPANY ACT OF 1940.

         None of the Funds or the Investing Funds is an investment company subject to the Investment Company Act of 1940. Accordingly, you do not have the protections afforded by that statute which, for example, requires investment companies to have a specified proportion of disinterested directors and regulates the relationship between the investment company and its investment manager.

         THE SHARES OF EACH FUND ARE NEW SECURITIES PRODUCTS AND THEIR VALUE COULD DECREASE IF UNANTICIPATED OPERATIONAL OR TRADING PROBLEMS ARISE.

         The mechanisms and procedures governing the creation, redemption and offering of the Shares have been developed specifically for the Funds. Consequently, there may be unanticipated problems or issues with respect to the mechanics of the operations of the Funds and the trading of the Shares that could have a material adverse effect on an investment in the Shares. In addition, although the Funds are not actively managed by traditional methods, to the extent that unanticipated operational or trading problems or issues arise, the Sponsor's past experience and qualifications may not be suitable for solving these problems or issues.

         THE SPONSOR AND ITS MANAGEMENT HAS NEVER OPERATED A COMMODITY POOL.

         While the Sponsor and its affiliates have experience with investing in Commodity Interests through its registered investment companies, the Sponsor and its affiliates and management have never operated commodity pools such as the Funds and Investing Funds. Therefore, the past performance of the Sponsor and its management in other positions does not indicate its ability to manage investment vehicles such as the Funds and Investing Funds. If the experience of the Sponsor and its management is not adequate or suitable, the operation of the Funds and Investing Funds may be adversely affected.

         THE FUNDS HAVE NO OPERATING HISTORY SO THERE IS NO PERFORMANCE HISTORY TO SERVE AS A BASIS FOR YOU TO EVALUATE AN INVESTMENT IN ONE OF
         THE FUNDS.

         The Funds and Investing Funds are new and have no operating history. Therefore, you do not have the benefit of reviewing the past performance of the Funds as a basis for you to evaluate an investment in one of the Funds. Although past performance is not necessarily indicative of future results, if the Funds had performance histories, such performance histories might provide you with more information on which to evaluate an investment in a Fund. As none of the Investing Funds has commenced trading and have no performance history, you will have to make a decision to invest in a Fund without such information.

         LACK OF INDEPENDENT ADVISORS REPRESENTING INVESTORS.

         The Sponsor has consulted with counsel, accountants and other advisors regarding the formation and operation of the Funds and Investing Funds. No counsel has been appointed to represent you in connection with the offering of the Shares. Accordingly, you should consult your own legal, tax and financial advisors regarding the desirability of an investment in the Shares.

         THE FUNDS AND THE SPONSOR MAY HAVE CONFLICTS OF INTEREST, WHICH MAY CAUSE THEM TO FAVOR THEIR OWN INTERESTS TO YOUR DETRIMENT.

         The Funds and the Sponsor may have inherent conflicts to the extent the Sponsor attempts to maintain the Funds' asset size in order to preserve its fee income and this may not always be consistent with the Funds' objectives of having the value of their Shares' NAV track their Benchmark. The Sponsor's officers, directors and employees do not devote their time exclusively to the Funds and Investing Funds. These persons are directors, officers or employees of other entities that may compete with the Funds and Investing Funds for their services. They could have a conflict between their responsibilities to the Funds and Investing Funds and to those other entities.

         In addition, the Sponsor's principals, officers, directors or employees may trade futures and related contracts for their own account. A conflict of interest may exist if their trades are in the same markets and at the same time as the Investing Funds' trades using the clearing broker to be used by the Investing Funds. A potential conflict also may occur if the Sponsor's principals, officers, directors or employees trade their accounts more aggressively or take positions in their accounts which are opposite, or ahead of, the positions taken by the Investing Funds.

         The Sponsor has sole current authority to manage the investments and operations of the Funds and Investing Funds, and this may allow it to act in a way that furthers its own interests which may create a conflict with your best interests. Shareholders have limited voting rights. Under certain circumstances, the Trust Agreement may be amended, a Fund's investment policies may be changed, or a Fund may be dissolved without Shareholder approval.

         THE SPONSOR MAY MANAGE A LARGE AMOUNT OF ASSETS AND THIS COULD AFFECT THE INVESTING FUNDS' ABILITY TO TRADE PROFITABLY.

         Increases in assets under management may affect trading decisions. In general, the Sponsor does not intend to limit the amount of assets of each Fund that it may manage through the Investing Funds. The more assets the Sponsor manages, the more difficult it may be for it to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance and of managing risk associated with larger positions.

         AS A SHAREHOLDER, YOU WILL NOT HAVE THE RIGHTS ENJOYED BY INVESTORS IN CERTAIN OTHER TYPES OF ENTITIES.

         As interests in separate series of a Delaware statutory trust, the Shares do not involve the rights normally associated with the ownership of shares of a corporation (including, for example, the right to bring shareholder oppression and derivative actions). In addition, the Shares have limited voting and distribution rights (for example, Shareholders do not have the right to elect directors and, while the Funds may distribute their net income and capital gains at least annually, the payment, amount and timing of such distributions are in the discretion of the Sponsor). The Funds are also not subject to certain investor protection provisions of the Sarbanes Oxley Act of 2002 and the NYSE Arca governance rules (for example, audit committee requirements).

         LACK OF LEGAL CERTAINTY AS TO THE TREATMENT OF SEGREGATED PORTFOLIO COMPANIES OUTSIDE THE CAYMAN ISLANDS

         The law in the Cayman Islands was only amended in 2001 to permit segregated portfolio companies to be used for investment funds. Accordingly, the legislation is relatively new and has not been considered by any court in any jurisdiction. It is the intention of the Cayman Islands legislation applicable to segregated portfolio companies that the assets of one segregated portfolio are not available to creditors of another segregated portfolio of the same company. However, each segregated portfolio company is a single legal entity which may operate or have assets held on its behalf or be subject to claims in other jurisdictions which may not necessarily recognize such segregation. Accordingly, such segregation may not be respected by a court outside the Cayman Islands, with the result that the assets of one portfolio could be available to satisfy the debts of another portfolio.

         If the Company were to acquire tax residence in another jurisdiction or establish a branch there, it may become subject to the jurisdiction of a foreign tax or regulatory authority. While the tax or regulatory authorities in the Cayman Islands would be expected to respect the segregation of assets and liabilities in a segregated portfolio structure, there is no guarantee that a foreign authority would.

         Each investor contemplating purchasing Shares should seek its own independent legal advice as to the status of the Company and its consequences.

         THE LIABILITY OF THE SPONSOR AND THE TRUSTEE ARE LIMITED, AND THE VALUE OF THE SHARES WILL BE ADVERSELY AFFECTED IF THE FUNDS OR INVESTING FUNDS ARE REQUIRED TO INDEMNIFY THE TRUSTEE OR THE SPONSOR.

         Under the Trust Agreement, the Trustee and the Sponsor shall not be liable, and have the right to be indemnified, for any liability or expense that incurred without the gross negligence or willful misconduct of the Trustee or Sponsor, as the case may be. Under the Company's Articles of Association, the Sponsor and the directors and officers of the Company shall not be liable for any loss arising from the execution or discharge of such person's duties unless they arose through that person's dishonestly. That means the Sponsor may require the assets of a Fund or Investing Fund to be sold in order to cover losses or liability suffered by it or by the Trustee or the directors and officers of the Company. Any sale of that kind would reduce the NAV of a Fund and the value of its Shares.

         YOU CANNOT BE ASSURED OF THE SPONSOR'S CONTINUED SERVICES, AND DISCONTINUANCE MAY BE DETRIMENTAL TO THE FUNDS.

         You cannot be assured that the Sponsor will be willing or able to continue to service the Funds or Investing Funds for any length of time. If the Sponsor discontinues its activities on behalf of the Funds or Investing Funds, the Funds may be adversely affected. If the Sponsor's registrations with the CFTC or memberships in the NFA were revoked or suspended, the Sponsor would no longer be able to provide services to the Funds or Investing Funds.

         THE TRUST OR ANY OF THE FUNDS COULD TERMINATE AT ANY TIME AND CAUSE THE LIQUIDATION AND POTENTIAL LOSS OF YOUR INVESTMENT AND COULD UPSET THE OVERALL ALLOCATION OF YOUR INVESTMENT PORTFOLIO.

         The Trust or any of the Funds may terminate at any time, regardless of whether they have incurred losses, subject to the terms of the Trust Agreement. In particular, the Sponsor may choose to terminate the Trust at any time by providing notice to Shareholders of the termination, or unforeseen circumstances, including the withdrawal, removal, adjudication or admission of bankruptcy of the Sponsor could cause the Trust to terminate unless there is a remaining Sponsor or Shareholders representing a majority of the Trust's outstanding Shares elect a successor Sponsor. However, no level of losses will require the Sponsor to terminate the Trust or any of the Funds. The termination of the Trust or of a Fund in which you are invested would cause the liquidation and potential loss of your investment. Termination could also negatively affect the overall allocation of your investment portfolio.

         THE SPONSOR MAY CHOOSE TO DISSOLVE THE TRUST AND THEREBY ADVERSELY AFFECT YOUR INVESTMENT IN THE SHARES.

         The Sponsor has the power to dissolve the Trust. If the power to dissolve the Trust is exercised, investors who wished to continue to invest in Commodity Interests, or track the relevant Benchmark, through the Trust will have to find another investment vehicle, and may not be able to find another vehicle that offers the same features at the Trust. Moreover, such a dissolution may cause you to realize a loss or gain on your investment in the Shares at a time when you do not wish to do so, and may upset the overall composition of your investment portfolio.

         THE SPONSOR AND THE TRUSTEE ARE NOT OBLIGATED TO PROSECUTE ANY ACTION, SUIT OR OTHER PROCEEDING IN RESPECT OF ANY TRUST PROPERTY.

         Neither the Sponsor nor the Trustee is obligated to, although each may in its respective discretion, prosecute any action, suit or other proceeding in respect of any Trust property. The Trust Agreement does not confer upon Shareholders the right to prosecute any such action, suit or other proceeding.

         ALTHOUGH THE SHARES OF EACH FUND ARE LIMITED LIABILITY INVESTMENTS, CERTAIN CIRCUMSTANCES SUCH AS BANKRUPTCY OR INDEMNIFICATION OF SUCH FUND BY THE SHAREHOLDER WILL INCREASE A SHAREHOLDER'S LIABILITY.

         The Shares of each Fund are limited liability investments; Shareholders may not lose more than the amount that they invest plus any profits recognized on their investment. However, Shareholders could be required, as a matter of bankruptcy law, to return to the estate of such Fund any distribution they received at a time when the Fund was in fact insolvent or in violation of its Trust Agreement.

         THE TRUST AGREEMENT MAY BE AMENDED WITHOUT THE CONSENT OF SHAREHOLDERS.

         The Sponsor and the Trustee may amend the Trust Agreement without the consent of any Shareholder if such amendment does not impair the right to redeem Redemption Baskets. Consequently, the Sponsor could make amendments to the Trust Agreement that would have material adverse effects on Shareholders.

         FEES AND COMMISSIONS ARE CHARGED REGARDLESS OF PROFITABILITY AND MAY RESULT IN DEPLETION OF ASSETS.

         Each Fund is subject to the fees and expenses described herein which are payable irrespective of profitability, and is indirectly subject to the fees and expenses of its corresponding Investing Fund. Such fees and expenses include asset-based fees of approximately [ ]% per annum. Each Investing Fund is expected to earn interest income at an annual rate of approximately [ ]% per annum, based upon the current yield on short-term Treasuries. Consequently, it is expected that interest income will exceed fees (other than selling commissions). However, if interest rates fall below the amount required to cover the Funds' direct and indirect fees and expenses, each Fund will need to have positive performance in order to break even net of fees and expenses. Consequently, depending upon the interest rate environments, the expenses of the applicable Fund could, over time, result in losses to your investment in the Fund. You may never achieve profits, significant or otherwise.

         THE FUNDS MAY MISS CERTAIN TRADING OPPORTUNITIES BECAUSE THEY WILL NOT RECEIVE THE BENEFIT OF THE EXPERTISE OF INDEPENDENT TRADING ADVISORS.

         The Sponsor does not employ trading advisors for the Funds or Investing Funds; however, it reserves the right to employ them in the future. The only adviser to the Funds or the Investing Funds is the Sponsor. A lack of independent trading advisors may be disadvantageous to the Investing Funds because they will not receive the benefit of a trading advisor's expertise.

         THE NET ASSET VALUE CALCULATION OF A FUND MAY BE OVERSTATED OR UNDERSTATED DUE TO THE VALUATION METHOD EMPLOYED WHEN A SETTLEMENT PRICE IS NOT AVAILABLE ON THE DATE OF NET ASSET VALUE CALCULATION.

         Each Fund's NAV includes, in part, any unrealized profits or losses on open swap agreements, futures or forward contracts. Under normal circumstances, the NAV will reflect the settlement price of open futures contracts on the date when the NAV is being calculated. However, if a futures contract traded on an exchange could not be liquidated on such day (due to the operation of daily limits or other rules of the exchange or otherwise), the settlement price on the most recent day on which the futures contract position could have been liquidated will be the basis for determining the market value of such position for such day. In these situations, there is a risk that the calculation of the NAV of the applicable Fund on such day will not accurately reflect the realizable market value of the futures contracts.

         ACCOUNTABILITY LEVELS, POSITIONS LIMITS, AND DAILY PRICE FLUCTUATIONS LIMITS SET BY FUTURES EXCHANGES HAVE THE POTENTIAL TO CAUSE TRACKING ERROR, WHICH COULD CAUSE THE PERFORMANCE OF SHARES TO SUBSTANTIALLY VARY FROM THE PERFORMANCE OF THE RELEVANT BENCHMARK AND MAY PREVENT THE CREATION OF BASKETS FOR ONE OR MORE OF THE FUNDS.

         The CFTC and U.S. designated contract markets, such as the CME, have established position limits and accountability levels on the net long or net short futures contracts on particular commodities that any person or group of persons under common trading control may hold, own or control. Position limits generally impose a fixed ceiling on aggregate holdings in futures contracts relating to a particular commodity, and may also impose separate ceilings on contracts expiring in any one month, contracts expiring in the spot month, and/or contracts expiring contracts in the last few days of trading. For example, the current CME limit for GSCI futures contracts is 10,000 net contracts for all months combined.

         In contrast to position limits, accountability levels are not fixed ceilings, but rather thresholds above which the futures exchange may exercise greater scrutiny and control over an investor's positions. For example, the current New York Mercantile Exchange accountability levels for light, sweet crude oil futures are 20,000 net contracts for all months combined, 10,000 net contracts for any specific month, and 3,000 net contracts in the last three days of trading in the spot month. If the Company, together with other funds or accounts managed by the Sponsor and its affiliates, were to exceed an accountability level, a futures exchange will monitor the Investing Funds' exposure and ask for further information on the Investing Funds' activities including the total size of all positions, investment and trading strategy, and the extent of the Investing Fund's liquidity resources. If deemed necessary by the exchange, it could also order the Company to reduce its position back to the accountability level or not to further increase the positions that exceed the position limit.

         In addition, many U.S. futures exchanges limit the amount of price fluctuation for futures contracts. For example, the CME imposes a $0.03 per pound price fluctuation limit for live cattle futures contracts. No trading on a given day may occur above or below, as the case may be, this limit. An alternative system is used by the New York Mercantile Exchange, which imposes short trading halts when price fluctuations reach certain limits. For example, if any oil futures contract is traded, bid, or offered at the limit for five minutes, trading is halted for five minutes. When trading resumes it begins at the point where the limit was imposed and the limit is reset in either direction of that point.

         All of these limits may potentially cause tracking error between the price of a Fund's Shares and its Benchmark. This may in turn prevent you from being able to effectively use the Funds as a way to invest indirectly in commodities or to hedge against commodity losses.

         The Trust is not limiting the size of the offering and the Sponsor will attempt in any event to invest in futures contracts and other Commodity Interests to track each Fund's Benchmark. If a Fund encounters accountability levels, position limit, or price fluctuation limits for futures contracts, the Sponsor will attempt to enter into over-the-counter Commodity Interests that will provide exposure similar to the futures contracts, but there can be no assurance that appropriate counterparties willing to enter into such Commodity Interests will be found.

         AN UNANTICIPATED NUMBER OF REDEMPTION REQUESTS DURING A SHORT PERIOD OF TIME COULD HAVE AN ADVERSE EFFECT ON THE NAV OF THE FUNDS.

         If a substantial number of requests for redemption of Redemption Baskets are received by one of the Funds during a relatively short period of time, such Fund may not be able to satisfy the requests from its corresponding Investing Fund's assets not committed to trading. As a consequence, it could be necessary to liquidate the corresponding Investing Fund's positions before the time that the Investing Fund's investment strategy would otherwise dictate liquidation, resulting in a negative impact on the Fund's NAV.

         THE LIQUIDITY OF THE SHARES MAY BE AFFECTED BY THE WITHDRAWAL FROM PARTICIPATION OF AUTHORIZED PARTICIPANTS, WHICH COULD ADVERSELY AFFECT THE MARKET PRICE OF THE SHARES.

         In the event that one or more Authorized Participants that have substantial interests in the Shares withdraw from participation, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in your incurring a loss on your investment.

         YOU MAY BE ADVERSELY AFFECTED BY REDEMPTION ORDERS THAT ARE SUBJECT TO POSTPONEMENT, SUSPENSION OR REJECTION UNDER CERTAIN CIRCUMSTANCES.

         The Funds may, in their discretion, suspend the right of redemption or postpone the redemption settlement date: (1) for any period during which an applicable exchange is closed other than customary weekend or holiday closing, or trading is suspended or restricted; (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of a Fund's assets is not reasonably practicable; or (3) for such other period as the Sponsor determines to be necessary for the protection of Shareholders. In addition, the Funds will reject a redemption order if the order is not in proper form as described in the Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Shareholder. For example, the resulting delay may adversely affect the value of the Shareholder's redemption proceeds if the NAVof the applicable Fund declines during the period of delay. The Funds disclaim any liability for any loss or damage that may result from any such suspension or postponement.

         THE FAILURE OR BANKRUPTCY OF A CLEARING BROKER COULD RESULT IN A SUBSTANTIAL LOSS OF THE FUNDS' ASSETS.

         Under CFTC regulations, a clearing broker with respect to an Investing Fund's exchange-traded Commodity Interests maintains customers' assets in a bulk segregated account. If a clearing broker fails to do so, or is unable to satisfy a substantial deficit in a customer account, its other customers may be subject to risk of a substantial loss in the event of that clearing broker's bankruptcy. In that event, the clearing broker's customers, such as the Investing Funds, are entitled to recover, even in respect of property specifically traceable to them, only a proportional share of all property available for distribution to all of that clearing broker's customers. The Funds also may be subject to the risk of the failure of, or delay in performance by, any exchanges and markets and their clearing organizations, if any, on which Commodity Interests are traded.

         From time to time, the clearing brokers may be subject to legal or regulatory proceedings in the ordinary course of their business. A clearing broker's involvement in costly or time-consuming legal proceedings may divert financial resources or personnel away from the clearing broker's trading operations, which could impair the clearing broker's ability to successfully execute and clear the Investing Funds' trades.

         THE FAILURE OR INSOLVENCY OF THE INVESTING FUNDS' CUSTODIAN COULD RESULT IN A SUBSTANTIAL LOSS OF A FUND'S ASSETS.

         The substantial majority of each Investing Fund's assets are held in Treasuries, cash and/or cash equivalents with the Custodian. The insolvency of the Custodian could result in a complete loss of an Investing Fund's assets held by that Custodian, which, at any given time, would likely comprise a substantial portion of such Investing Fund's total assets.

         THE SUCCESS OF THE FUNDS DEPEND ON THE ABILITY OF THE SPONSOR TO ACCURATELY IMPLEMENT ITS TRADING STRATEGIES, AND ANY FAILURE TO DO SO COULD SUBJECT THE FUNDS TO LOSSES RELATING TO SUCH TRANSACTIONS.

         The Sponsor's trading strategy is quantitative in nature and it is possible that the Sponsor might make errors in its implementation. The execution of the quantitative strategy is subject to human error, such as incorrect inputs into the Sponsor's computer systems. Any failure, inaccuracy or delay in executing one of the Investing Fund's transactions could impair its corresponding Fund's ability to achieve its investment objective. It could also result in decisions to undertake transactions based on inaccurate or incomplete information. This could cause substantial losses on transactions.

         THE FUNDS MAY EXPERIENCE SUBSTANTIAL LOSSES IF THE COMPUTER OR COMMUNICATIONS SYSTEM FAILS.

         The Funds and Investing Funds rely on the Sponsor to properly operate and maintain its computer and communications systems. Each Investing Fund's trading activities, including its risk management, depend on the integrity and performance of the computer and communications systems supporting them. Extraordinary transaction volume, hardware or software failure, power or telecommunications failure, a natural disaster or other catastrophe could cause the computer systems to operate at an unacceptably slow speed or even fail. Any significant degradation or failure of the systems that the Sponsor uses to gather and analyze information, enter orders, process data, monitor risk levels and otherwise engage in trading activities may result in substantial losses on transactions, liability to other parties, lost profit opportunities, damages to the Sponsor and Funds' reputations, increased operational expenses and diversion of technical resources.

         IF THE COMPUTER AND COMMUNICATIONS SYSTEMS ARE NOT UPGRADED WHEN NECESSARY, THE FINANCIAL CONDITION OF EACH FUND COULD BE HARMED.

         The development of complex computer and communications systems and new technologies may render the existing computer and communications systems supporting the trading activities of each Investing Fund obsolete. In addition, these computer and communications systems must be compatible with those of third parties, such as the systems of exchanges, clearing brokers and the executing brokers. As a result, if these third parties upgrade their systems, the Sponsor will need to make corresponding upgrades to continue effectively its trading activities. Each Fund's future success will depend on that Fund's ability to respond to changing technologies on a timely and cost-effective basis.

         EACH INVESTING FUND DEPENDS ON THE RELIABLE PERFORMANCE OF THE COMPUTER AND COMMUNICATIONS SYSTEMS OF THIRD PARTIES, SUCH AS BROKERS AND FUTURES EXCHANGES, AND MAY EXPERIENCE SUBSTANTIAL LOSSES IF THEY FAIL.

         Each Investing Fund depends on the proper and timely function of complex computer and communications systems maintained and operated by the futures exchanges, brokers and other data providers that the Sponsor uses to conduct trading activities. Failure or inadequate performance of any of these systems could adversely affect the Sponsor's ability to complete transactions, including its ability to close out positions, and result in lost profit opportunities and significant losses on commodity interest transactions. This could have a material adverse effect on revenues and materially reduce the available capital of an Investing Fund. Unavailability of records from brokerage firms may make it difficult or impossible for the Sponsor to accurately determine which transactions have been executed or the details, including price and time, of any transaction executed. This unavailability of information also may make it difficult or impossible for the Sponsor to reconcile its records of transactions with those of another party or to accomplish settlement of executed transactions.

         THE GSCI REFLECTS COMMODITIES IN THE ENERGY, PRECIOUS METALS, INDUSTRIAL METALS, AGRICULTURAL PRODUCTS AND LIVESTOCK SECTORS. A CHANGE IN PRICE OF ANY OF THE COMMODITIES IN THESE SECTORS WILL HAVE A SIGNIFICANT EFFECT ON THE LEVEL OF THE GSCI AND THE VALUE OF THE SHARES, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON YOUR INVESTMENT.

         The GSCI currently reflects commodities in five commodity sectors: energy (representing approximately __% of the GSCI), precious metals (representing approximately __% of the GSCI), industrial metals (representing approximately __%), agricultural products, and livestock (representing approximately __%). In addition to the factors affecting commodities generally that are described above, commodities in each sector (and the Funds that focus on the particular sector) are subject to specific risks in light of the nature of the sector. In light of the percentages set forth above, the GSCI as a whole is concentrated in the energy sector. Therefore, the Rydex 2x GSCI Commodities Fund and Rydex Inverse 2x GSCI Commodities Fund are disproportionately subject to the risks of the energy sector.

         Some specific risks of each sector other than the livestock sector are described below: (None of the Investing Funds focus their investments on the livestock sector.)

         ENERGY COMMODITIES

         The prices of energy commodities, in particular, WTI crude oil, Brent crude oil and natural gas, are subject to national and global political events such as: governmental regulation and intervention in energy markets; imposition of price controls; increases or restriction of production levels by significant oil producing countries and coordination of production levels by those countries; and disruptions in oil producing areas. The prices of energy commodities have had significant price swings in recent years. Disruptions in energy producing areas, including as a result of war, armed conflict, terrorism, embargoes, social unrest and political instability, can cause significant volatility in the energy Sub-Index. Energy commodity production frequently occurs in politically unstable regions of the world, including Africa, the Middle East, Asia and South America.

         Additionally, because a significant amount of oil is produced by a limited number of countries, many of who are members of the Organization of Petroleum Exporting Countries, or OPEC, actions of OPEC can influence the price of the energy sector and consequently the value of Fund Shares focusing on that sector. In the past, OPEC has decided to limit production, which has created upward price pressure. Subsequent decisions by OPEC to increase production could lead to oversupply and subsequent drops in energy prices. Prices for the commodities in the energy sector have also been significantly affected in recent years by weather and natural disasters, such as hurricanes, affecting production, refining and transportation facilities. For example, the U.S. General Accounting Office estimates that following Hurricanes Katrina and Rita in Fall 2005, natural gas prices spiked to prices nearly seven times the prices common during the late 1990s.

         Other factors also influence supply and demand of the commodities in the energy sector. Changes in levels of global industrial activity influence demand for the commodities in the energy sector. Market expectations about events that may influence supply and demand also have an impact on the price of commodities, including expectations about the ability to develop oil and natural gas reserves. Seasonal changes in demand (such as the U.S. summer "driving season" and the winter "heating season") also influence pricing of energy commodities.

         PRECIOUS METAL COMMODITIES

         The prices of precious metals (gold and silver) may be influenced by macroeconomic conditions, including confidence in the global monetary system and the relative strength of various currencies, as well as demand in the industrial and jewelry sectors. Political events also influence the price of precious metals. Prices are influenced by supplies of precious metals, which may be affected by sales by central banks and government agencies that hold large amounts of these metals, particularly gold. Significant changes in the value of the precious metals sector may lead to volatility in the value of Fund Shares and/or significant losses to Shareholders, particularly those Funds focusing on that sector.

         INDUSTRIAL METAL COMMODITIES

         The prices the commodities comprising the industrial metals Sub-Index of the GSCI (currently aluminum, copper, zinc, nickel and lead) are subject to a number of factors that can cause price fluctuations, including: changes in the level of industrial activity using these metals (including the availability of man-made substitutes); disruptions in the mining, storage, or refining of these metals; adjustments to inventory; variations in production costs, including storage, labor and energy costs; regulatory compliance costs, including environmental regulations; and changes in government and consumer demand.

         These factors can lead to price volatility for industrial metals commodities that, in turn, may lead to corresponding volatility in the value of Fund Shares, particularly Shares of Funds concentrated in this sector. For example, with respect to aluminum, the level of activity in the automotive, packaging and construction industries has significantly influenced demand because of the use of aluminum in these industries. Disruptions in the supply chain, which result in upward price pressure, also have an impact on the industrial metals sector and may have a corresponding impact on the value of the Shares. For example, the industrial metals included in this sector are often mined in locations that are subject to disruption as a result of political instability, armed conflict, terrorism and labor unrest, among other factors. Production costs, particularly the cost of energy used in production, and costs associated with regulatory compliance, including environmental regulation costs, can also inflate the price of the underlying commodities in the industrial metals sector. These increases may not be sustainable. Any one or all of these sector-specific factors may result in volatility in the industrial metals sector, which could lead to corresponding volatility in the value of the Shares and/or significant losses to Shareholders.

         AGRICULTURAL PRODUCT COMMODITIES

         The commodities comprising the agricultural products Sub-Index of the GSCI (currently wheat, sugar, soybeans, Kansas wheat, cotton, coffee and cocoa) are subject to a number of factors that can cause price fluctuations, including: weather conditions, such as floods, drought and freezing conditions; changes in government policies (including subsidies) and trade agreements; planting decisions; and changes in demand for agricultural products.

         These factors can lead to price volatility for agricultural product commodities that, in turn, may lead to corresponding volatility in the value of Fund Shares, particularly Shares of Funds concentrated in that sector. Weather conditions can lead to tightened supply and price increases, which may not be sustainable. Government policies and trade agreements can influence both supply and demand.

Agricultural products are also subject to the planting decisions of farmers, which can be influenced both by government policies as well as changing demands for their products.

VOLATILITY RISKS

         FEWER REPRESENTATIVE COMMODITIES MAY RESULT IN GREATER INDEX
         VOLATILITY.

         Each of the Indices for the Funds is concentrated in terms of the number of commodities represented, and some of these indices are highly concentrated in a single commodity. You should be aware that other commodities indices are more diversified in terms of both the number and variety of commodities included. Concentration in fewer commodities may result in a greater degree of volatility in the Index and the NAV of the Fund which tracks that Index under specific market conditions and over time.

         LENGTHY AND SUBSTANTIAL PEAK-TO-VALLEY DECLINES IN THE VALUE OF AN INDEX MAY LEAD TO EVEN GREATER DECLINES IN THE NAV OF THE FUND CORRESPONDING TO THAT INDEX.

         Because it is expected that each Fund's performance will relate to the performance of its underlying Index, a 2x Fund will suffer a decline in value during a period that the Index suffers such a decline, and in turn, the value of your Shares will decline. Inverse 2x Funds' values will correspondingly decline during long rises in the relevant Indices. It is possible or even likely that redemptions of Redemption Baskets will exceed purchases of Creation Baskets during these period in which a Fund's Shares are declining in value. While these redemptions will not directly cause the value of your Shares to decline, the redemptions will accentuate the reduction in a Fund's NAV that is caused by losses from the corresponding Investing Fund's Commodity Interest trading, potentially resulting in increased Fund expenses as a percentage of NAV. Furthermore, redemptions may increase transaction costs by requiring the sale of Commodity Interests and Treasuries to meet redemption requests.

         A FUND'S EXPOSURE TO THE COMMODITIES MARKETS MAY SUBJECT THE FUND TO GREATER VOLATILITY THAN INVESTMENTS IN TRADITIONAL SECURITIES.

         A Fund's exposure to the commodities markets may subject the Fund to greater volatility than investments in traditional securities. The value of Commodity Interests may be affected by changes in the overall commodity markets or commodity indices, changes in interest rates, or factors affecting a particular industry or commodity, such as drought, floods, weather, livestock disease, embargoes, tariffs and international economic, political and regulatory developments.

OVER-THE-COUNTER CONTRACT RISK

         OVER-THE-COUNTER TRANSACTIONS ARE SUBJECT TO LITTLE, IF ANY,
         REGULATION.

         A portion of each Fund's assets may be used to trade over-the-counter Commodity Interests, such as swaps and forward contracts. Over-the-counter contracts are typically traded on a principal-to-principal basis through dealer markets that are dominated by major money center and investment banks and other institutions and are essentially unregulated by the CFTC. You therefore do not receive the protection of CFTC regulation or the statutory scheme of the Commodity Exchange Act in connection with this trading activity by the Investing Funds. The markets for over-the-counter contracts rely upon the integrity of market participants in lieu of the additional regulation imposed by the CFTC on participants in the futures markets. The lack of regulation in these markets could expose the Funds in certain circumstances to significant losses in the event of trading abuses or financial failure by participants.

         EACH INVESTING FUND WILL BE SUBJECT TO CREDIT RISK WITH RESPECT TO COUNTERPARTIES TO OVER-THE-COUNTER CONTRACTS IT ENTERS INTO.

         Each Investing Fund faces the risk of non-performance by the counterparties to the over-the-counter contracts. Unlike with futures contracts, the counterparty to these contracts is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions. As a result, there will be greater counterparty credit risk in these transactions. A counterparty may not be able to meet its obligations to an Investing Fund, in which case such Investing Fund and its corresponding Fund could suffer significant losses on these contracts.

         If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, an Investing Fund may experience significant delays in obtaining any recovery in a bankruptcy or other reorganization proceeding. Such Investing Fund may obtain only limited recovery or may obtain no recovery in such circumstances.

         THE INVESTING FUNDS MAY BE SUBJECT TO LIQUIDITY RISK WITH RESPECT TO THEIR OVER-THE-COUNTER CONTRACTS.

         Over-the-counter contracts have terms that make them less marketable than futures contracts. Over-the-counter contracts are less marketable because they are not traded on an exchange, do not have uniform terms and conditions, and are entered into based upon the creditworthiness of the parties and the availability of credit support, such as collateral, and in general, they are not transferable without the consent of the counterparty. These conditions diminish the ability to realize the full value of such contracts.

RISK OF TRADING IN INTERNATIONAL MARKETS

         TRADING IN INTERNATIONAL MARKETS COULD EXPOSE THE FUNDS TO CREDIT AND REGULATORY RISK.

         The Sponsor may make substantial investments for the Investing Funds in futures contracts, most of which will be traded on United States exchanges including the CME. However, a portion of each Investing Fund's trades may take place on markets and exchanges outside the United States. Some non-U.S. markets present risks because they are not subject to the same degree of regulation as their U.S. counterparts. None of the CFTC, NFA, or any domestic exchange regulates activities of any foreign boards of trade or exchanges, including the execution, delivery and clearing of transactions, nor has the power to compel enforcement of the rules of a foreign board of trade or exchange or of any applicable non-U.S. laws. Similarly, the rights of market participants, such as the Investing Funds, in the event of the insolvency or bankruptcy of a non-U.S. exchange or broker are also likely to be more limited than in the case of U.S. markets or brokers. As a result, in these markets, the Investing Funds have less legal and regulatory protection than they do when they trade domestically.

         In some of these non-U.S. markets, the performance on a contract is the responsibility of the counterparty and is not backed by an exchange or clearing corporation and therefore exposes the Funds to credit risk. Additionally, trading on non-U.S. exchanges is subject to the risks presented by exchange controls, expropriation, increased tax burdens and exposure to local economic declines and political instability. An adverse development with respect to any of these variables could reduce the profit or increase the loss earned on trades in the affected international markets.

         INTERNATIONAL TRADING ACTIVITIES SUBJECT THE FUNDS TO FOREIGN EXCHANGE RISK.

         The price of any non-U.S. Commodity Interests, and, therefore, the potential profit and loss on such investments, may be affected by any variance in the foreign exchange rate between the time the order is placed and the time it is liquidated, offset or exercised. As a result, changes in the value of the local currency relative to the U.S. dollar may cause losses to the Funds even if the contract traded is profitable.

         EACH INVESTING FUND'S INTERNATIONAL TRADING COULD EXPOSE IT TO LOSSES RESULTING FROM NON-U.S. EXCHANGES THAT ARE LESS DEVELOPED OR LESS RELIABLE THAN UNITED STATES EXCHANGES.

         Some non-U.S. exchanges also may be in a more developmental stage so that prior price histories may not be indicative of current price dynamics. In addition, the Funds may not have the same access to certain positions on foreign trading exchanges as do local traders, and the historical market data on which the Sponsor bases its strategies may not be as reliable or accessible as it is for U.S. exchanges.

TAX RISK

         YOUR TAX LIABILITY MAY EXCEED THE AMOUNT OF DISTRIBUTIONS, IF ANY, ON YOUR SHARES.

         The Sponsor may elect in its discretion to distribute each Fund's net income and net realized capital gains at least annually, but the amount and any such distributions may not match your allocable share of a Fund's taxable income in amount or timing. You will be required to pay U.S. federal income tax and, in some cases, state, local, or foreign income tax, on your allocable share of an Investing Fund's taxable income, without regard to whether you receive distributions or the amount of any distributions. Therefore, your tax liability with respect to your Shares may exceed the amount of cash or value of property (if any) distributed, in which case you will need other financial resources to pay the tax.

         YOUR ALLOCABLE SHARE OF TAXABLE INCOME OR LOSS MAY DIFFER FROM YOUR ECONOMIC INCOME OR LOSS ON YOUR SHARES.

         Due to the application of the assumptions and conventions applied by each Fund in making allocations for tax purposes and other factors, your allocable share of income, gain, deduction or loss may be different than your economic profit or loss from your Shares for a taxable year. This difference could be temporary, reversing itself, for example, when you dispose of your Shares. However, it could be permanent, in which case you may be taxed on amounts in excess of your economic income.

         ITEMS OF INCOME, GAIN, DEDUCTION, LOSS AND CREDIT WITH RESPECT TO SHARES COULD BE REALLOCATED IF THE INTERNAL REVENUE SERVICE DOES NOT ACCEPT THE ASSUMPTIONS AND CONVENTIONS APPLIED BY THE FUNDS IN ALLOCATING THOSE ITEMS, WITH POTENTIAL ADVERSE CONSEQUENCES FOR YOU.

         The U.S. tax rules pertaining to grantor trusts generally were not written for, and in some respects are difficult to apply to, trusts whose interests are publicly traded. Moreover, the interaction of those rules and the tax rules applicable to controlled foreign corporations is uncertain. The Trust will apply certain assumptions and conventions in an attempt to comply with the applicable rules and to report taxable income, gains, deductions, losses and credits in a manner that properly reflects Shareholders' respective interests in a Fund. These assumptions and conventions may not fully comply with all aspects of the Internal Revenue Code (the "Code") and applicable Treasury Regulations, however. The Sponsor intends to seek a ruling from the IRS regarding the appropriateness of the methods intended to be used by the Funds. However, it is uncertain whether the IRS will issue such a ruling. If it declines to rule, our methods could subsequently be challenged and we could be required to reallocate items of income, gain, deduction, loss or credit in a manner that adversely affects you. If this occurs, you may be required to file an amended tax return and to pay additional taxes plus deficiency interest.

         In addition, please refer to "Material Federal Income Tax Considerations" below for more information regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of Shares.

         PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN SHARES IN THEIR PARTICULAR CIRCUMSTANCES.

INTELLECTUAL PROPERTY

         THIRD PARTIES MAY INFRINGE UPON OR OTHERWISE VIOLATE INTELLECTUAL PROPERTY RIGHTS, WHICH MAY RESULT IN SIGNIFICANT COSTS AND DIVERTED ATTENTION.

         Third parties may utilize the Trust's or Company's intellectual property or technology, including the use of their business methods, trademarks and trading software, without permission. Also, third parties may independently develop business methods, trademarks or proprietary software and other technology similar to that of the Sponsor or claim that the Sponsor has violated their intellectual property rights, including their copyrights, trademark rights, trade names, trade secrets and patent rights. As a result, the Sponsor may have to litigate in the future to protect its trade secrets or defend itself against claims that its rights are invalid. Any litigation of this type, regardless of the merits and even if it is resolved in favor of the Sponsor and the Trust and Company, may result in significant costs, divert the Sponsor's resources from the management of the Funds, or require it to change its proprietary software and other technology or enter into royalty or licensing agreements.

         THIRD PARTIES MAY ASSERT THAT THE SPONSOR HAS INFRINGED OR OTHERWISE VIOLATED THEIR INTELLECTUAL PROPERTY RIGHTS.

         While the Sponsor believes that it has all the intellectual property rights needed to operate the Trust and the Company in the manner described in this prospectus, third parties may allege or assert ownership of intellectual property rights that may be related to the design, structure and operation of the Trust, the Company or the Indices. To the extent any claims of such ownership are brought or any proceedings are instituted to assert such claims, the negotiation, litigation or settlement of such claims, the issuance of any restraining orders or injunctions, or the ultimate disposition of such claims in a court of law, may adversely affect the Trust, the Company and the value of the Shares. For example, such actions could result in expenses or damages payable by the Trust or the Company or the suspension of activities or dissolution of the Trust or the Company.

                                  THE OFFERING

WHO IS THE RYDEX EXCHANGE TRADED COMMODITIES FUNDS TRUST I?

         The Trust is a Delaware statutory trust organized in ten series, or Funds. The Trust was established on September 15, 2008. The Trust maintains its main business office at 9601 Blackwell Road, Suite 500, Rockville, Maryland 20850. The telephone number of Rydex Investments at that address is (800) 820-0888. Each Fund is a commodity pool. The Trust operates pursuant to the terms of the Trust Agreement, which grants full management control to the Sponsor.

        AS OF THE DATE OF THIS PROSPECTUS, THESE POOLS HAD NOT COMMENCED
                TRADING AND DO NOT HAVE ANY PERFORMANCE HISTORY.

WHO IS THE SPONSOR?

         The Sponsor of the Trust is Rydex Specialized Products LLC, a Delaware limited liability company. The Sponsor and its affiliates collectively do business as Rydex Investments. The principal offices of the Sponsor and the Trust are the offices of Rydex Investments at 9601 Blackwell Road, Suite 500, Rockville, Maryland 20850, and the Sponsor does not own or lease any other property. The Sponsor registered as a CPO with the CFTC and NFA on ________, 2008. The Sponsor also acts as the sponsor for the first exchange-traded product limited solely to a particular foreign currency, the CurrencySharesSM Euro Trust (NYSE Arca: FXE), and seven other similar exchange-traded products.

         The Sponsor established the Trust and the Company and registered the Shares. Under the Trust Agreement, the Sponsor is responsible for the management and conducts or directs the conduct of the business of the Trust and the Company and each Fund and Investing Fund. The Sponsor is required to oversee the purchase and sale of Trust's Shares by Authorized Purchasers and to manage the Investing Funds' investments, including to evaluate the credit risk of futures commission merchants and swap counterparties and to review daily positions and margin/collateral requirements. The Sponsor has the power to enter into agreements as may be necessary or appropriate for the offer and sale of the Funds' Shares and the conduct of the Trust's activities. Accordingly, the Sponsor is responsible for selecting the Trustee, Administrator, Distributor, the independent registered public accounting firm of the Trust and Company, and any legal counsel employed by the Trust and Company. The Sponsor is also responsible for preparing and filing periodic reports on behalf of the Trust with the SEC and will provide any required certification for such reports.

         The Distributor will assist the Sponsor in marketing the Shares. The Sponsor may determine to engage additional or successor distributors. See "What is the Plan of Distribution" for more information about the Distributor.

         The Sponsor maintains a public website on behalf of the Trust, www.RydexCommodityShares.com, which contains information about the Trust, the Funds, the Shares, the Company and the Investing Funds, and oversees certain Shareholder services, such as a call center and prospectus delivery.

         The Sponsor has discretion to appoint one or more of its affiliates as additional Sponsors.

         Fees are paid to the Sponsor as compensation for services performed under the Trust Agreement. The Sponsor's fee accrues daily at an annual rate of 0.95% of the NAV of each Investing Fund. Out of this fee, the Sponsor is responsible for all ongoing fees, costs and expenses of each Fund's and Investing Fund's operation, except (1) brokerage fees and other transaction costs, (2) extraordinary expenses

(including legal claims and liabilities, litigation costs, and any indemnification related thereto), and (3) fees for and related to the registration of Shares in addition to the Shares registered through this prospectus. Therefore, costs and expenses borne or to be borne by the Sponsor include the Trust's registration fees paid to the SEC, FINRA, or other regulatory agency in connection with the initial offer and sale of Shares, the preparation of the annual and other reports required by regulatory authorities, the printing and mailing of proxy statements and other shareholder reports, the expenses of Fund meetings, payment for routine services of the Trustee and Administrator, legal counsel and independent accountants, postage, insurance, accounting, bookkeeping and client relations services, any licensing fees for the use of intellectual property, payment for all federal, state, local or foreign taxes, and for the preparation of all tax returns related thereto.

         Shareholders have no right to elect the Sponsor on an annual or any other continuing basis, or to remove the Sponsor. If the Sponsor voluntarily withdraws, however, the holders of a majority of the Trust's outstanding Shares (excluding for purposes of such determination Shares owned by the withdrawing Sponsor and its affiliates) may elect its successor. Prior to withdrawing, the Sponsor must give a 120-days prior written notice to the Shareholders and the Trustee.

         PADCO Advisors II, LLC ("Rydex II") is the sole member of the Sponsor. Unlike the Sponsor, which has no employees, Rydex II has 12 employees of its own to conduct its business.

         Rydex II is wholly-owned by Rydex Holdings, Inc. ("Rydex Holdings"), a Kansas limited liability company. Rydex Holdings is a holding company that is the sole owner of PADCO Advisors, Inc., Rydex II, Rydex Fund Services, Inc. ("Rydex Fund Services") and Rydex Distributors (collectively, "Rydex Affiliates"). Other than acting as the holding company for the Rydex Affiliates, Rydex Holdings has no operations, nor does it have any employees. Rydex Holdings is solely owned by Security Benefit Corporation and Security Benefit Life Insurance Company (collectively, "Security Benefit"). Security Benefit is a financial services firm that provides a broad variety of retirement plan and other financial products to customers in the adviser, banking, education, government, institutional and qualified plan markets. None of Rydex II, Rydex Holdings or Security Benefit are parties to the Trust Agreement. None of the Sponsor, Rydex Affiliates, Rydex Holdings or Security Benefit is an affiliate of the Trustee.

         The Sponsor will contribute $xxx [and Rydex II will contribute $xxx] to the Trust as capital contributions prior to the listing of the Shares. Following the commencement of the offering, the Sponsor will continue to own a beneficial interest in the Trust in the form of Shares.

MANAGEMENT OF THE SPONSOR

         Kevin Farragher, Nick Bonos and Carl G. Verboncoeur serve as Chief Executive Officer, Chief Financial Officer and Treasurer of the Sponsor, respectively. The Sponsor's Board of Directors is composed of Michael Byrum, Mr. Bonos and Mr. Verboncoeur.

         KEVIN FARRAGHER, 50, has been Chief Executive Officer of the Sponsor since June 2008. He was also appointed to Managing Director, Rydex Exchange Traded Products in June 2008. From July 2005 to June 2008, Mr. Farragher was the Senior Vice President of Rydex Business Line Management. He served as Business Line Manager for Rydex Financial Services, from July 2003 to July 2005. Rydex Exchange Traded Products, Rydex Business Line Management and Rydex Financial Services are each affiliates of the Sponsor. Mr. Farragher holds a Bachelor of Arts with Honors in English Literature from Colgate University and a Master of Arts in Education from Fordham University.

         NICK BONOS, 45, has been a Director and the Chief Financial Officer of the Sponsor since September 2005. Mr. Bonos served as Senior Vice President of Rydex Fund Services, Inc., an affiliate of the Sponsor, from December 2003 to August 2006 and Vice President of Accounting for Rydex Fund Services from 2001 to December 2003. Mr. Bonos holds a Bachelor of Science in Business Administration with a major in Finance from Suffolk University.

         CARL G. VERBONCOEUR, 55, has been a Director and the Treasurer of the Sponsor since December 2005. He served as Chief Executive Officer of the Sponsor from December 2005 until June 2008. Mr. Verboncoeur has served as the Chief Executive Officer of Rydex II since December 2003. From December 2002 to May 2004, he was the President of Rydex II. Mr. Verboncoeur has a Master's degree in Business Administration, Finance and Management, a Master's degree in Education and a Bachelor's degree in History, each from Virginia Polytechnic Institute and State University.

         MICHAEL BYRUM, 37, has served as a Director and the Secretary of the Sponsor since September 2005. He has served as the Chief Investment Officer of Rydex II since August 2006. From December 2002 to May 2004, he served as Executive Vice President of Rydex II. Mr. Byrum has served as President of PADCO Advisors, Inc., an affiliate of the Sponsor, since May 2004. Mr. Byrum is a Chartered Financial Analyst and has a Bachelor of Science in Business Administration with a major in Finance from Miami University of Ohio.

COMPENSATION AND FEES TO THE SPONSOR

         Each Investing Fund is contractually obligated to pay the Sponsor a management fee of 0.95% per annum on average net assets of each Fund, which fee is paid monthly.

PRIOR PERFORMANCE OF THE SPONSOR AND AFFILIATES

         NEITHER THIS COMMODITY POOL OPERATOR NOR ANY OF ITS TRADING PRINCIPALS HAS PREVIOUSLY OPERATED ANY OTHER COMMODITY POOLS.

         The Sponsor also acts as the sponsor for eight additional exchange-traded products limited solely to foreign currency, as follows:
CurrencySharesSM Euro Trust (NYSE Arca: FXE); CurrencySharesSM Australian Dollar Trust (NYSE Arca: FXA); CurrencySharesSM British Pound Sterling Trust (NYSE
Arca: FXB); CurrencySharesSM Canadian Dollar Trust (NYSE Arca: FXC); CurrencySharesSM Japanese Yen Trust (NYSE Arca: FXY); CurrencySharesSM Mexican Peso Trust (NYSE Arca:FXM); CurrencySharesSM Swedish Krona Trust (NYSE Arca:
FXS); and CurrencySharesSM Swiss Franc Trust(NYSE Arca: FXF). None of these entities are commodity pools.

WHO IS THE TRUSTEE?

         The sole Trustee of the Trust is Wilmington Trust Company, a Delaware banking corporation. The Trustee's principal offices are located at ____________, Wilmington, Delaware ____. The Trustee is unaffiliated with the Sponsor. The Trustee's duties and liabilities with respect to the offering of Shares and the management of the Trust and each Fund are limited to its express obligations under the Trust Agreement.

         The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. The Trustee does not owe any other duties to the Trust, the Sponsor or the Shareholders. The Trustee is permitted to resign upon at least sixty (60) days' notice to the Sponsor. If no successor trustee has been appointed by the Sponsor within such sixty day period, the Trustee may, at the expense of the Trust, petition a court to appoint a successor. The Trust Agreement provides that the Trustee is entitled to reasonable compensation for its services from the Sponsor or an affiliate of the Sponsor (including the Trust), and is indemnified by the Sponsor against any expenses it incurs relating to or arising out of the formation, operation or termination of the Trust, or any action or inaction of the Trustee under the Trust Agreement, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Sponsor has the discretion to replace the Trustee.

         The Trustee has not signed the registration statement of which this Prospectus is a part, and is not subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares.

         Under the Trust Agreement, the Trustee has delegated to the Sponsor the exclusive management and control of all aspects of the business of the Trust and each Fund. The Trustee has no duty or liability to supervise or monitor the performance of the Sponsor, nor does the Trustee have any liability for the acts or omissions of the Sponsor.

         Because the Trustee has delegated substantially all of its authority over the operation of the Trust to the Sponsor, the Trustee itself is not registered in any capacity with the CFTC.

HOW IS THE TRUST OPERATED?

         The investment objective of each 2x Fund is to seek daily investment results, before fees and expenses, that correspond to twice (200% of) the return, whether positive or negative, on its corresponding Index on that day. Each 2x Fund will generally hold long positions in Commodity Interests. If a 2x Fund is successful in meeting its objective and its corresponding Index rises, the percentage increase in the value of the Fund's Shares (before fees and expenses) on a given day should be approximately twice that of its Index. Conversely, if its corresponding Index falls, the percentage decrease in the value of the Fund's shares (before fees and expenses) on a given day should be approximately twice that of its Index.

         The investment objective of each Inverse 2x Fund is to seek daily investment results, before fees and expenses, that correspond to twice (200% of) the inverse (opposite) of the return, whether positive or negative, of its corresponding Index on that day. Each Inverse 2x Fund will generally hold short positions in Commodity Interests. If an Inverse 2x Fund is successful in meeting its objective and its corresponding Index falls, the percentage increase in the value of the Fund's Shares (before fees and expenses) on a given day should be approximately twice the percentage decrease in the Index. Conversely, if the corresponding Index rises, the percentage decrease in the value of the Fund's Shares (before fees and expenses) should be approximately twice the percentage increase in the Index.

         Each Fund will hold shares of its corresponding Investing Fund. In turn, the net assets of each Investing Fund will consist primarily of investments in Futures Contracts and swaps. The Futures Contracts are traded on the Chicago Mercantile Exchange and other domestic and foreign exchanges. The swaps will be over-the-counter contracts with selected financial institutions. The Trust will also invest in other Commodity Interests related to the Indices such as cash-settled options on Futures Contracts, and forward contracts and other over-the-counter contracts on commodities and the Indices.

         Each Investing Fund will use leveraged investment techniques to invest in Commodity Interests in order to track its Benchmark, while satisfying its current or potential margin and collateral obligations with respect to its investments in Commodity Interests. The primary focus of the Sponsor will be the investment in futures contracts and swaps and the management of its investments in Treasuries, cash and cash equivalents for margining purposes and as collateral.

         The Sponsor will endeavor to place each Investing Fund's assets in Commodity Interests and otherwise manage each Investing Fund's investments so that A will be within plus/minus 10 percent of B, where:

         o A is the daily change in a Fund's NAV on any day as of which the Fund calculates its NAV, and

         o B is double the daily change in the value of the corresponding Index (or, in the case of the Inverse 2x Funds, double the inverse of the daily change in the value of the corresponding Index).

         The Funds and Investing Funds as well as their corresponding Indices are listed below:

      -------------------------------------------------------- ------------------------------------------------------
      FUND AND INVESTING FUND                                  INDEX
      -------------------------------------------------------- ------------------------------------------------------
      RYDEX 2X GSCI COMMODITIES FUND                           S&P GSCI(TM) TOTAL RETURN INDEX, which is
      RYDEX 2X COMMODITIES INVESTING FUND                      intended to reflect the performance of a
                                                               diversified group of commodities.
      -------------------------------------------------------- ------------------------------------------------------
      RYDEX 2X GSCI ENERGY FUND                                S&P GSCI ENERGY TOTAL RETURN INDEX, which is
      RYDEX 2X ENERGY INVESTING FUND                           intended to reflect the performance of a group of
                                                               commodities comprising the energy component
                                                               of the S&P GSCI(TM) Total Return Index. The
                                                               commodities comprising the S&P GSCI Energy
                                                               Total Return Index are WTI crude oil, heating oil,
                                                               RBOB oil, Brent crude oil, gasoil and natural gas.
      -------------------------------------------------------- ------------------------------------------------------
      RYDEX 2X GSCI PRECIOUS METALS FUND                       S&P GSCI PRECIOUS METALS TOTAL RETURN
      RYDEX 2X PRECIOUS METALS INVESTING FUND                  INDEX, which is intended to reflect the performance
                                                               of a group of commodities that comprise the
                                                               precious metals component of the S&P GSCI(TM)
                                                               Total Return Index. The commodities comprising the
                                                               S&P GSCI Precious Metals Total Return Index are
                                                               gold and silver.
      -------------------------------------------------------- ------------------------------------------------------
      RYDEX 2X GSCI INDUSTRIAL METALS FUND                     S&P GSCI INDUSTRIAL METALS TOTAL RETURN INDEX, which
      RYDEX 2X INDUSTRIAL METALS INVESTING FUND                is intended to reflect the performance of a group of
                                                               commodities comprising the industrial metals
                                                               component of the S&P GSCI(TM) Total Return Index. The
                                                               commodities comprising the S&P GSCI Industrial Metals
                                                               Total Return Index are aluminum, copper, lead, nickel
                                                               and zinc.
      -------------------------------------------------------- ------------------------------------------------------
      RYDEX 2X GSCI AGRICULTURAL FUND                          S&P GSCI AGRICULTURAL TOTAL RETURN INDEX, which is
      RYDEX 2X AGRICULTURAL INVESTING FUND                     intended to reflect the performance of a group of
                                                               commodities comprising the agricultural component of the
                                                               S&P GSCI(TM) Total Return Index. The commodities
                                                               comprising the S&P GSCI Agricultural Total
      -------------------------------------------------------- ------------------------------------------------------

                                       36

      -------------------------------------------------------- ------------------------------------------------------
                                                               Return Index are Chicago wheat, Kansas wheat, corn,
                                                               soybeans, coffee, sugar, cocoa and cotton.
      -------------------------------------------------------- ------------------------------------------------------
      RYDEX INVERSE 2X GSCI COMMODITIES FUND                   Inverse of the S&P GSCI TOTAL RETURN INDEX.
      RYDEX INVERSE 2X COMMODITIES INVESTING FUND
      -------------------------------------------------------- ------------------------------------------------------
      RYDEX INVERSE 2X GSCI ENERGY FUND                        Inverse of the S&P GSCI ENERGY TOTAL RETURN INDEX.
      RYDEX INVERSE 2X ENERGY INVESTING FUND
      -------------------------------------------------------- ------------------------------------------------------
      RYDEX INVERSE 2X GSCI PRECIOUS METALS FUND               Inverse of the S&P GSCI PRECIOUS METALS TOTAL RETURN
      RYDEX INVERSE 2X PRECIOUS METALS INVESTING FUND          INDEX.
      -------------------------------------------------------- ------------------------------------------------------
      RYDEX INVERSE 2X GSCI INDUSTRIAL METALS FUND             Inverse of the S&P GSCI INDUSTRIAL METALS TOTAL
      RYDEX INVERSE 2X INDUSTRIAL METALS INVESTING FUND        RETURN INDEX.
      -------------------------------------------------------- ------------------------------------------------------
      RYDEX INVERSE 2X GSCI AGRICULTURAL FUND                  Inverse of the S&P GSCI AGRICULTURAL TOTAL RETURN
      RYDEX INVERSE 2X AGRICULTURAL INVESTING FUND             INDEX.
      -------------------------------------------------------- ------------------------------------------------------

         An investment in a Fund's Shares will allow both retail and institutional investors to easily gain exposure to the commodities market for diversification, hedging or other purposes in a cost-effective manner. Accordingly, depending on the investment objective of an individual investor, the risks generally associated with investing in commodities and/or the risks involved in hedging may exist. As discussed above, there are other risks of investing in Shares, including the risk that the price of a Fund's Shares will not accurately track the changes in its Benchmark and the risks associated with the Funds' leveraging strategy.

         The Sponsor believes that market arbitrage opportunities will cause changes in a Fund's Share price on the NYSE Arca to closely track changes in such Fund's NAV. The Sponsor believes that daily changes in a Fund's NAV in percentage terms will closely track the changes in percentage terms in the Benchmark, less such Fund's expenses.

         The total portfolio composition of each Investing Fund will be disclosed each business day that the NYSE Arca is open for trading, on the Trust's website at www.RydexCommodityShares.com [and through the NYSE Arca's website at www.____.com]. The website disclosure of portfolio holdings will be made daily and will include, as applicable, the name and value of each Futures Contract, the specific types of other Commodity Interests and characteristics of such other Commodity Interests, the name and value of each Treasury and cash equivalent, and the amount of cash held in such Investing Fund's portfolio. The Trust's website is publicly accessible at no charge.

         Each Fund will create and redeem Shares only in Creation Baskets and Redemption Baskets, respectively. Creation Baskets and Redemption Baskets may be purchased and redeemed only by or through Authorized Purchasers. An Authorized Purchaser is under no obligation to create or redeem baskets, and an Authorized Purchaser is under no obligation to offer to the public Shares of any baskets it does create. It is expected that baskets will be created when there is sufficient demand for Fund's Shares that the market price per Share is at a premium to such Fund's NAV per Share. Authorized Purchasers will then sell such Shares to the public at per-share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the NYSE Arca, the NAV of each Fund at the time the Authorized Purchaser purchased the Creation Baskets and the NAV of such Fund at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of the market for Commodity Interests. The prices of each Fund's Shares offered by Authorized Purchasers are expected to fall between such Fund's NAV and the trading price of the Shares on the NYSE at the time of sale. Similarly, it is expected that baskets will be redeemed when the market price per Fund's Share is at a discount to the NAV per such Fund's Share. Retail investors seeking to purchase or sell Shares on any day are expected to effect such transactions in the secondary market, on the NYSE Arca, at the market price per Share, rather than in connection with the creation or redemption of baskets. Shares may be purchased and sold in smaller increments than Creation Baskets on the NYSE Arca. However, these transactions will be effected at bid and ask prices established by market makers. Like any listed security, Shares of each Fund can be purchased and sold at any time a secondary market is open.

         The minimum number of Creation Baskets that must be sold is one. All proceeds from the sale of Creation Baskets will be invested as quickly as possible in the investments described in this prospectus. There will be no escrow or similar holding of funds that has a time period or other conditions. Investments will be held through the Custodian or through accounts with the Trust's commodity futures brokers.

         Position limits on certain of the Futures Contracts in which the Funds intend to invest may practically limit the maximum amount of Creation Baskets that will be sold if the Sponsor determines that the other investment alternatives available to the Funds at that time will not enable the Funds to meet their stated investment objective.

WHAT ARE THE INVESTING FUNDS' INVESTMENT STRATEGIES?

         In seeking to achieve its investment objectives, an Investing Fund will primarily enter into swap agreements and hold long or short positions in futures contracts, but may invest to a lesser extent in other Commodity Interests. The Investing Funds' holdings of Commodity Interests are intended to be a representative sample of the components in its corresponding Index. This sampling process typically involves selecting a representative sample of Commodity Interests principally to enhance liquidity and reduce transaction costs while seeking to maintain high correlation with, and similar aggregate characteristics to the corresponding Benchmark. In addition, a Fund may obtain exposure to components not included in the corresponding Index, invest in assets that are not included in the corresponding benchmark or may overweight or underweight certain components contained in the benchmark.

         To achieve each Fund's investment objective, the Sponsor intends to take a mathematical approach to investing by employing quantitative methods of selecting investments. The Sponsor will determine the type, quantity and mix of investment positions that in combination the Sponsor believes should produce daily returns consistent with a Fund's investment objective. Assets of each Investing Fund not invested in Commodity Interests will be invested in cash or short-term securities (including short-term Treasuries) that will serve as collateral for the Commodity Interests.

         The specific Commodity Interests to be purchased will depend on various factors, including a judgment by the Sponsor as to the appropriate diversification of each Fund's investments. While the Sponsor anticipates significant investments in futures contracts, for various reasons it will invest in other Commodity Interests in the over-the-counter market, such as swaps.

         The Sponsor does not anticipate letting its futures contracts expire and, if applicable, taking delivery of the underlying commodity. Instead, the Sponsor will close existing positions when it is determined to be appropriate to do so and reinvest the proceeds in new futures contracts. Positions may also be closed out to meet orders for Redemption Baskets. By keeping the Investing Funds' assets invested as fully as possible in futures contracts, swaps or other Commodity Interests, the Sponsor believes that the changes in percentage terms in the Funds' NAV will closely track the changes in percentage terms in the value of the corresponding Benchmark. The Sponsor believes that certain arbitrage opportunities will result in the price of each Fund's Shares traded on the New York Stock Exchange closely tracking the NAV of such Fund.

WHAT ARE SWAP AGREEMENTS AND OTHER OVER-THE-COUNTER DERIVATIVES?

         There exists an active non-exchange-traded market in derivatives tied to various commodities. These derivatives transactions (also known as over-the-counter contracts) are usually entered into between two parties. Unlike most of the exchange-traded futures contracts or exchange-traded options on the futures contracts, each party to such contract bears the credit risk that the other party may not be able to perform its obligations under its contract.

         Some derivatives transactions contain fairly generic terms and conditions and are available from a wide range of participants. Other derivatives have highly customized terms and conditions and are not as widely available. Many of these over-the-counter contracts are cash-settled forwards for the future delivery of commodities that have terms similar to the Futures Contracts. Others take the form of swaps in which the two parties exchange cash flows based on pre-determined formulas tied to the spot price, forward price, or the futures contract price. Swap transactions generally involve an exchange of payments computed by reference to a notional amount. Swap contracts are principally traded off-exchange, although recently, as a result of regulatory changes enacted as part of the CFMA, certain swap contracts are now being traded in electronic trading facilities and cleared through clearing organizations.

         Swaps are usually entered into on a net basis, that is, the two payment streams are netted out in a cash settlement on the payment date or dates specified in the agreement, with the parties receiving or paying, as the case may be, only the net amount of the two payments. Swaps do not generally involve the delivery of underlying assets or principal. Accordingly, the risk of loss with respect to swaps is generally limited to the net amount of payments that the party is contractually obligated to make. In some swap transactions one or both parties may require collateral deposits from the counterparty to support that counterparty's obligation under the swap agreement. If the counterparty to such a swap defaults, the risk of loss consists of the net amount of payments that the party is contractually entitled to receive less any collateral deposits it is holding.

         To protect itself from the credit risk of swap counterparties, each of the Investing Funds will enter into agreements with each counterparty that provide for the netting of its overall exposure to its counterparty, such as the agreements published by the International Swaps and Derivatives Association, Inc. In addition, the creditworthiness of each potential counterparty will be assessed by the Sponsor. The Sponsor will assess or review, as appropriate, the creditworthiness of each potential or existing counterparty to an over-the-counter contract pursuant to guidelines approved by the Sponsor's board of directors. Furthermore, the Sponsor on behalf of Investing Funds will only enter into over-the-counter contracts with (a) members of the Federal Reserve System or foreign banks with branches regulated by the Federal Reserve Board;
(b) primary dealers in U.S. government securities; (c) broker-dealers; (d) commodities futures merchants; or (e) affiliates of the foregoing. Existing counterparties will also be reviewed periodically by the Sponsor. In general, the Sponsor will also require that the counterparty provide collateral or other credit support to address the Trust's exposure to the counterparty, although the nature and amount of such collateral or credit support may depend on the Sponsor's assessment of the counterparty's creditworthiness.

         Each of the Funds anticipates that the use of over-the-counter Commodity Interests together with its investments in futures contracts will produce price and total return results that closely track the Benchmark of each of the Funds.

WHAT ARE FUTURES CONTRACTS?

         Futures contracts are agreements between two parties. One party agrees to buy a commodity such as crude oil or wheat from the other party at a later date at a price and quantity agreed upon when the contract is made. For example, crude oil futures contracts traded on the New York Mercantile Exchange trade in units of 1,000 barrels and wheat futures contracts traded on the CME trade in units of 5,000 bushels (approximately 136 metric tons). Futures contracts may also be based on indices, in that they call for a cash payment based on the change in the market value of the specified index during a specified period. Futures contracts are traded on futures exchanges, and futures contracts on the GSCI trade on the CME. Generally, futures contracts are priced by floor brokers and other exchange members both through an open outcry of offers to purchase or sell the contracts and through an electronic, screen-based system that determines the price by matching electronically offers to purchase and sell.

         Certain typical and significant characteristics of futures contracts are discussed below. Additional risks of investing in Futures Contracts are included in "What are the Risk Factors Involved with an Investment in the Trust?"

         Impact of Position Limits, Accountability Levels, and Price Fluctuation Limits. The CFTC and U.S. designated contract markets, such as the CME, have established position limits and accountability levels on the net long or net short futures contracts in Commodity Interests that any person or group of persons under common trading control may hold, own or control. The net position is the difference between an individual's or firm's open long contracts and open short contracts in any one commodity. In addition, most U.S. futures exchanges limit the daily price fluctuation for futures contracts.

         Position limits generally impose a fixed ceiling on aggregate holdings in futures contracts relating to a particular commodity, and may also impose separate ceilings on contracts expiring in any one month, contracts expiring in the spot month, and/or contracts expiring contracts in the last few days of trading. The futures contracts held by each of the Investing Funds will be aggregated in determining whether they implicate the position limits imposed by the CME or any other exchange upon which the Investing Funds hold futures contracts. [It is unlikely that the Company or an Investing Fund will run up against such position limits because the Trust's investment strategy is to change or roll from the near month contract to expire to the next month contract beginning two weeks from expiration of the contract.] For example, the current CME limit for GSCI futures contracts is 10,000 net contracts for all months combined. The COMEX limits for gold futures are currently 6,000 net contracts for all months combined and 3,000 net contracts for the spot month.

         In contrast to position limits, accountability levels are not fixed ceilings, but rather thresholds above which the futures exchange may exercise greater scrutiny and control over an investor's positions. For example, the current New York Mercantile Exchange accountability levels for light, sweet crude oil futures are 20,000 net contracts for all months combined, 10,000 net contracts for any specific month, and 3,000 net contracts in the last three days of trading in the spot month; and for heating oil are 7,000 net contracts for all months combined and 1,000 net contracts in the last three days of trading in the spot month. If the Company, together with other funds or accounts managed by the Sponsor and its affiliates, were to exceed an accountability level, a futures exchange will monitor the Investing Funds' exposure and ask for further information on the Investing Funds' activities including the total size of all positions, investment and trading strategy, and the extent of the Investing Fund's liquidity resources. If deemed necessary by the exchange, it could also order the Company to reduce its position back to the accountability level or not to further increase the positions that exceed the position limit. All positions exceeding accountability levels must be initiated and liquidated in an orderly manner.

         If a futures exchange orders the Company or an Investing Fund to reduce its position back to the accountability level, or to another level that the exchange deems appropriate, such an order may impact the mix of investments in Commodity Interests made by the Trust or a Fund. To illustrate, assume that the price of one million British Thermal Units of natural gas is $10 futures. In such case, the Investing Funds could invest up to $1.2 billion of their assets in the natural gas futures contracts ($10 per million BTUs multiplied by 10,000 million BTUs (the standard size of a natural gas futures contract) multiplied by 12,000 contracts) before reaching the accountability level imposed by the NYMEX. If an Investing Fund is limited in its investments in any futures contracts, the Company anticipates that it will invest the majority of its assets above that level in a mix of other futures contracts or other Commodity Interests on other commodities exchanges or over-the-counter markets.

         Many U.S. futures exchanges also limit the amount of price fluctuation for futures contracts. For example, the CME imposes a $0.03 per pound price fluctuation limit for live cattle futures contracts. No trading on a given day may occur above or below, as the case may be, the CME price limit. Limits are initially based off of the previous day's settlement prices. The CME does not, however, apply price fluctuation limits to GSCI futures contracts. An alternative system is used by the New York Mercantile Exchange, which imposes a $0.25 per gallon ($10,500 per contract) price fluctuation limit for oil futures contracts. If any oil futures contract is traded, bid, or offered at the limit for five minutes, trading is halted for five minutes. When trading resumes it begins at the point where the limit was imposed and the limit is reset to be $0.25 per gallon in either direction of that point. If another halt were triggered, the market would continue to be expanded by $0.25 per gallon in either direction after each successive five-minute trading halt. There is no maximum price fluctuation limit during any one trading session.

         Price Volatility. Despite daily price limits, the price volatility of futures contracts generally has been historically greater than that for traditional securities such as stocks and bonds. Price volatility often is greater day-to-day as opposed to intra-day. Futures contracts tend to be more volatile than stocks and bonds because price movements of commodities, for example oil, are more currently and directly influenced by economic factors for which current data is available and are traded by commodities futures traders throughout the day. These economic factors include changes in interest rates; governmental, agricultural, trade, fiscal, monetary and exchange control programs and policies; weather and climate conditions; changing supply and demand relationships; changes in balances of payments and trade; U.S. and international rates of inflation; currency devaluations and revaluations; U.S. and international political and economic events; and changes in philosophies and emotions of market participants. Because the Funds invest a significant portion of their assets in futures contracts, the assets of the Funds, and therefore the prices of the Fund's Shares, may be subject to greater volatility than traditional securities.

         Marking-to-Market Futures Positions. Futures Contracts are marked to market at the end of each trading day and the margin required with respect to such contracts is adjusted accordingly. This process of marking-to-market is designed to prevent losses from accumulating in any futures account. Therefore, if an Investing Fund's futures positions have declined in value, the Investing Fund may be required to post variation margin to cover this decline. Alternatively, if the Investing Fund's futures positions have increased in value, this increase will be credited to the Investing Fund's account.

WHAT ARE THE INDICES?

         All information regarding the Indices contained in this prospectus, including their composition, method of calculation, changes in its components and historical performance, has been derived from publicly available information, including information published by Standard & Poor's, but has not been independently verified. Investors in the Shares should conduct their own investigation into the Indices and Standard & Poor's.

         Standard & Poor's is the owner and licensing agent for the GSCI and its component sub-indices. The GSCI is compiled and published by Standard & Poor's. S&P GSCI(TM) is a registered service mark and trademark of Standard & Poor's.

         The previous owner of the Indices, Goldman, Sachs & Co., sold its GSCI family of indices to Standard & Poor's effective May 2007. Prior to its acquisition by Standard & Poor's, the GSCI was known as the Goldman Sachs Commodity Index.

         The Trust and the Funds' Shares are not sponsored, endorsed, sold or promoted by Standard & Poor's. Standard & Poor's makes no representation or warranty, express or implied, to the owners of the Shares or any member of the public regarding the advisability of investing in securities generally or in the Shares particularly or the ability of the GSCI, including, without limitation, all sub-indices, to track the appropriate market performance. Without limiting any of the foregoing, Standard & Poor's expressly disclaims any and all liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages. Standard & Poor's does not guarantee the accuracy or the completeness of the GSCI or any data included therein, and Standard & Poor's disclaims any and all liability for any errors, omissions, or interruptions therein.

         The GSCI is determined and calculated by Standard & Poor's or its agents without regard to Rydex Specialized Products LLC, Rydex Investments, the Trust or the Funds. Standard & Poor's has no obligation to take the needs of Rydex Specialized Products LLC, Rydex Investments, the Trust, the Funds or the Shareholders into consideration in determining, composing or calculating the GSCI or any of the sub-indices. Standard & Poor's has no obligation to consider your interests as a Shareholder and has no obligation to continue to publish, and may discontinue the publication of, the GSCI or any of its component sub-indices. The consequences of Standard & Poor's discontinuing the GSCI or a component sub-index are described above under Risk Factors.

         Standard & Poor's only relationship to Rydex Specialized Products, Rydex Investments, the Trust or the Funds is the licensing of certain trademarks, trade names of Standard & Poor's and the S&P GSCI(TM) and other intellectual property. Standard & Poor's is not responsible for and has not participated in the determination of the prices and the amount of the Shares or the timing of the issuance of sale of Shares. Standard & Poor's has no obligation or liability in connection with the administration, marketing or trading of the Shares.

         The GSCI is designed as a benchmark for investment in the commodity markets and as a measure of commodity market performance over time. The GSCI is also designed as a tradable index that is readily accessible to market participants. In order to accomplish these objectives, the GSCI is calculated primarily on a world production-weighted basis and includes the principal physical commodities that are the subject of active, liquid futures markets. There is no limit on the number of contracts that may be included in the GSCI; any contract that satisfies the eligibility criteria and the other conditions specified in the GSCI index methodology will be included.

         INDEX COMMITTEE AND INDEX ADVISORY PANEL

         Standard & Poor's has established an Index Committee of five members with three appointed by Standard & Poor's and two appointed by Goldman Sachs to oversee the daily management and operations of the S&P GSCI. Standard & Poor's designates one member of the Index Committee as the chair. The Index Committee is responsible for the S&P GSCI, the index rules that govern the S&P GSCI and the annual rebalancing of the S&P GSCI. The Index Committee is also responsible for all analytical methods and calculation of the indices. At each meeting, the Committee reviews any issues that may affect index constituents, statistics comparing the composition of the indices to the market, commodities that are being considered as candidates for addition to an index, and any significant market events. In addition, the Index Committee may revise index policy covering rules for selecting commodities, or other matters. The Committee's responsibilities are similar to those of the GSCI Index Policy Committee when Goldman Sachs owned the indices. Standard & Poor's considers information about changes to its indices and related matters to be potentially market moving and material. Therefore, all Index Committee discussions are confidential.

         Standard & Poor's has also established an Index Advisory Panel to assist it in connection with the operation of the GSCI. The Panel consists of a number of industry and investment leaders drawn from organizations that use the GSCI or which are active participants or observers of the global commodities markets. The Panel meets on an annual basis and at other times at the request of the Index Committee to discuss developments in the markets and possible adjustments or changes to the GSCI. The principal purpose of the Panel is to advise the Index Committee with respect to, among other things, the calculation of the GSCI, the effectiveness of the GSCI as a measure of commodity futures market performance and the need for changes in the composition or methodology of the GSCI. The Panel acts solely in an advisory and consultative capacity; the Index Committee makes all decisions with respect to the composition, calculation and operation of the GSCI. Both Standard & Poor's and Goldman Sachs are represented on the Index Advisory Panel.

         COMPOSITION OF THE GSCI

         The composition of the GSCI and its value on any given day, as determined and published by Standard & Poor's, is determinative of the Benchmark for the Rydex GSCI 2x Commodities Fund and Rydex Inverse 2x GSCI Commodities Fund. Neither the GSCI index methodology nor any set of procedures, however, are capable of anticipating all possible circumstances and events that may occur with respect to the GSCI and the methodology for its composition, weighting and calculation. Accordingly, a number of subjective judgments must be made in connection with the operation of the GSCI that cannot be adequately reflected in this description of the GSCI. All questions of interpretation with respect to the application of the provisions of the GSCI index methodology, including any determinations that need to be made in the event of a market emergency or other extraordinary circumstances, will be resolved by Standard & Poor's in consultation with the Standard & Poor's Index Committee, or the Standard & Poor's Index Advisory Panel where appropriate.

         In order to reflect the performance of a total return investment in commodities, four separate but related indices have been developed based on the GSCI -- the S&P GSCI Spot Index, which is based on price levels of the contracts included in the GSCI; the S&P GSCI Excess Return Index, which incorporates the returns of the S&P GSCI Spot Index as well as the discount or premium obtained by rolling hypothetical positions in such contracts forward as they approach delivery; the S&P GSCI Total Return Index, which incorporates the returns of the S&P GSCI Excess Return Index and interest earned on hypothetical fully collateralized contract positions on the commodities included in the S&P GSCI; and the S&P GSCI Futures Price Index, which is intended to serve as a benchmark for the fair value of the futures contracts on the GSCI traded on the CME.

         Standard & Poor's also calculates a number of sub-indices representing components of the S&P GSCI. These include the S&P GSEN (reflecting the energy components of the S&P GSCI), S&P GSAG (agriculture), S&P GSIN (industrial metals) and S&P GSPM (precious metals), as well as other sub-indices. Excess Return and Total Return sub-indices are also calculated and published on each of these market sectors. These sub-indices are determinative of the Benchmarks for the corresponding sector-based Funds.

         Goldman Sachs first began publishing the GSCI, as well as the related indices, in 1991. In addition, although the GSCI was not published prior to that time, Goldman Sachs has calculated the historical value of the GSCI and related indices beginning on January 2, 1970, based on actual prices from that date forward and the selection criteria, methodology and procedures in effect during the applicable periods of calculation (or, in the case of all calculation periods prior to 1991, based on the selection criteria, methodology and procedures adopted in 1991). The GSCI has been normalized to a value of 100 on January 2, 1970, in order to permit comparisons of the value of the GSCI to be made over time.

         Standard & Poor's acquired the indices in February 2007. Standard & Poor's calculates and publishes the value of the GSCI, the S&P GSCI Excess Return Index and the S&P GSCI Total Return Index, as well as each of the sub-indices, continuously on each Business Day, with such values updated every several minutes. In addition, a number of data vendors publish GSCI quotations. Standard & Poor's publishes an official daily settlement price for each of the indices and sub-indices on each Business Day between 4:00 p.m. and 06:00 p.m., Eastern Time.

         GENERAL ELIGIBILITY REQUIREMENTS

         The contracts to be included in the GSCI for a given year must satisfy several sets of eligibility criteria. First, Standard & Poor's identifies those contracts that meet the general criteria for eligibility. Second, the contract volume and weight requirements are applied and the number of contracts is determined, which serves to reduce the list of eligible contracts. After a list of designated contracts is compiled, the production weights are determined.

         In order to be included in the S&P GSCI, a contract must satisfy the following criteria:

         (1) The contract must:

                  (a) be in respect of a physical commodity and not a financial commodity; contracts on a particular commodity need not require physical delivery by their terms in order for the commodity to be considered a physical commodity;

                  (b) have a specified expiration or term, or provide in some other manner for delivery or settlement at a specified time, or within a specified period, in the future;

                  (c) be available, at any given point in time, for trading at least five months prior to its expiration or such other date or time period specified for delivery or settlement; and

                  (d) be traded on a trading facility that allows market participants to execute spread transactions, through a single order entry, between the pairs of contract expirations included in the S&P GSCI that at any given point in time will be involved in the rolls to be effected in the next three roll periods.

         (2) The commodity must be the subject of a contract that:

                  (a) is denominated in U.S. dollars;

                  (b) is traded on or through an exchange, facility or other platform, referred to as a trading facility, that has its principal place of business or operations in a country that is a member of the Organization for Economic Cooperation and Development and:

                           (i) makes price quotations generally available to its
                  members or participants (and, if Standard & Poor's is not such a member or participant, to Standard & Poor's) in a manner and with a frequency that is sufficient to provide reasonably reliable indications of the level of the relevant market at any given point in time;

                           (ii) makes reliable trading volume information
                  available to Standard & Poor's with at least the frequency required by Standard & Poor's to make the monthly determinations;

                           (iii) accepts bids and offers from multiple
                  participants or price providers; and

                           (iv) is accessible by a sufficiently broad range of
                  participants.

         (3) The price of the relevant contract that is used as a reference or benchmark by market participants, referred to as the daily contract reference price, generally must have been available on a continuous basis for at least two years prior to the proposed date of inclusion in the GSCI. In appropriate circumstances, however, Standard & Poor's, in consultation with the Index Committee, may determine that a shorter time period is sufficient or that historical daily contract reference prices for that contract may be derived from daily contract reference prices for a similar or related contract. The daily contract reference price may be (but is not required to be) the settlement price or other similar price published by the relevant trading facility for purposes of margining transactions or for other purposes.

         (4) At and after the time a contract is included in the GSCI, the daily contract reference price for that contract must be published between 10:00 A.M. and 4:00 P.M., New York City time, on each business day relating to that contract by the trading facility on or through which it is traded and must generally be available to all members of, or participants in, that trading facility (and, if Standard & Poor's is not such a member or participant, to Standard & Poor's) on the same day from the trading facility or through a recognized third-party data vendor. Such publication must include, at all times, daily contract reference prices for at least one expiration or settlement date that is five months or more from the date the determination is made, as well as for all expiration or settlement dates during that five-month period.

         (5) Volume data with respect to the contract must be available for at least the three months immediately preceding the date on which the determination is made.

         (6) A contract that is not included in the S&P GSCI at the time of determination and that is based on a commodity that is not represented in the S&P GSCI at that time must, in order to be added to the S&P GSCI at that time, have an annualized total dollar value traded over the relevant period of at least $15 billion. The total dollar value traded is the dollar value of the total quantity of the commodity underlying transactions in the relevant contract and any related contract over the period for which the calculation is made, based on the average of the daily contract reference prices on the last day of each month during the period.

         (7) A contract that is already included in the S&P GSCI at the time of determination and that is the only contract on the relevant commodity included in the S&P GSCI must, in order to continue to be included in the S&P GSCI after that time, have an annualized total dollar value traded over the relevant period of at least $5 billion and at least $10 billion during at least one of the three most recent annual periods used in making the determination.

         (8) A contract that is not included in the S&P GSCI at the time of determination and that is based on a commodity on which there are one or more contracts already included in the S&P GSCI at that time must, in order to be added to the S&P GSCI at that time, have an annualized total dollar value traded over the relevant period of at least $30 billion.

         (9) A contract that is already included in the S&P GSCI at the time of determination and that is based on a commodity on which there are one or more contracts already included in the S&P GSCI at that time must, in order to continue to be included in the S&P GSCI after that time, have an annualized total dollar value traded over the relevant period of at least $10 billion and at least $20 billion during at least one of the three most recent annual periods used in making the determination.

         (10) A contract that is:

                  (a) already included in the S&P GSCI at the time of determination must, in order to continue to be included after that time, have a reference percentage dollar weight of at least 0.10%. The reference percentage dollar weight of a contract represents the current value of the quantity of the underlying commodity that is included in the S&P GSCI at a given time. This figure is determined by multiplying the contract production weight of a contract, or CPW, by the average of its daily contract reference prices on the last day of each month during the relevant period. These amounts are summed for all contracts included in the S&P GSCI and each contract's percentage of the total is then determined. The CPW of a contract is its weight in the S&P GSCI.

                  (b) not included in the S&P GSCI at the time of determination must, in order to be added to the S&P GSCI at that time, have a reference percentage dollar weight of at least 1.00%.

         (11) In the event that two or more contracts on the same commodity satisfy the eligibility criteria:

                  (a) Such contracts will be included in the S&P GSCI in the order of their respective total quantity traded during the relevant period (determined as the total quantity of the commodity underlying transactions in the relevant contract), with the contract having the highest total quantity traded being included first, provided that no further contracts will be included if such inclusion would result in the portion of the S&P GSCI attributable to that commodity exceeding a particular level.

                  (b) If additional contracts could be included with respect to several commodities at the same time, that procedure is first applied with respect to the commodity that has the smallest portion of the S&P GSCI attributable to it at the time of determination. Subject to the other eligibility criteria described above, the contract with the highest total quantity traded on that commodity will be included. Before any additional contracts on the same commodity or on any other commodity are included, the portions of the S&P GSCI attributable to all commodities are recalculated. The selection procedure described above is then repeated with respect to the contracts on the commodity that then has the smallest portion of the S&P GSCI attributable to it.

         The contracts currently included in the S&P GSCI are Futures Contracts traded on the New York Mercantile Exchange, Inc. (NYM), ICE Futures (formerly the International Petroleum Exchange) (IPE), the CME, the Chicago Board of Trade
(CBT), the Coffee, Sugar & Cocoa Exchange, Inc. (CSC), the New York Cotton Exchange (NYC), the Kansas City Board of Trade (KBT), the COMEX Division of the New York Mercantile Exchange, Inc. (CMX) and the London Metal Exchange (LME).

         FUTURES CONTRACTS INCLUDED IN THE INDICES

         The futures contracts currently included in the GSCI, their percentage dollar weights, their market symbols and the exchanges on which they are traded are as follows:


                  COMMODITY              WEIGHT*        MARKET SYMBOL      TRADING FACILITY
      ----------------------------     ------------    ---------------    ------------------
      WTI Crude Oil                      40.92%             CL                  NYM
      Brent Crude Oil                    15.07%             LCO                 IPE
      RBOB Gas                            4.47%             RB                  NYM
      Heating Oil                         5.47%             HO                  NYM
      GasOil                              5.56%             LGO                 IPE
      Natural Gas                         5.96%             NG                  NYM
      Aluminum                            2.25%             IA                  LME
      Copper                              2.71%             IC                  LME
      Standard Lead                       0.32%             IL                  LME
      Primary Nickel                      0.49%             IN                  LME
      Zinc                                0.39%             IZ                  LME
      Gold                                1.67%             GC                  CMX
      Silver                              0.23%             SI                  CMX
      Wheat (Chicago)                     3.05%              W                  CBT
      Wheat (Kansas)                      0.73%             KW                  KBT
      Corn                                3.16%              C                  CBT
      Soybeans                            2.03%              S                  CBT
      Cotton                              0.73%             CT                  NYC
      Sugar                               0.86%             SB                  CSC
      Coffee                              0.49%             KC                  CSC
      Cocoa                               0.21%             CC                  CSC
      Live Cattle                         1.88%             LC                  CME
      Feeder Cattle                       0.34%             FC                  CME
      Lean Hogs                           0.99%             LH                  CME

         The futures contracts currently included in the S&P GSEN (energy) sub-index, their percentage dollar weights, their market symbols and the exchanges on which they are traded are as follows:


                  COMMODITY              WEIGHT*        MARKET SYMBOL      TRADING FACILITY
      ----------------------------     ------------    ---------------    ------------------
      WTI Crude Oil                       xx%              CL                   NYM
      Brent Crude Oil                     xx%              LCO                  IPE
      RBOB Gas                            xx%              RB                   NYM
      Heating Oil                         xx%              HO                   NYM
      GasOil                              xx%              LGO                  IPE
      Natural Gas                         xx%              NG                   NYM

         The futures contracts currently included in the S&P GSPM (precious metals) sub-index, their percentage dollar weights, their market symbols and the exchanges on which they are traded are as follows:


                  COMMODITY              WEIGHT*        MARKET SYMBOL      TRADING FACILITY
      ----------------------------     ------------    ---------------    ------------------
      Gold                                xx%              GC                   CMX
      Silver                              xx%              SI                   CMX

         The futures contracts currently included in the S&P GSIN (industrial metals) sub-index, their percentage dollar weights, their market symbols and the exchanges on which they are traded are as follows:


                  COMMODITY              WEIGHT*        MARKET SYMBOL      TRADING FACILITY
      ----------------------------     ------------    ---------------    ------------------
      Aluminum                            xx%              IA                   LME
      Copper                              xx%              IC                   LME
      Standard Lead                       xx%              IL                   LME
      Primary Nickel                      xx%              IN                   LME
      Zinc                                xx%              IZ                   LME

         The futures contracts currently included in the S&P GSAG (agriculture) sub-index, their percentage dollar weights, their market symbols and the exchanges on which they are traded are as follows:


                  COMMODITY              WEIGHT*        MARKET SYMBOL      TRADING FACILITY
      ----------------------------     ------------    ---------------    ------------------
      Wheat                               xx%               W                   CBT
      Red Wheat                           xx%              KW                   KBT
      Corn                                xx%               C                   CBT
      Soybeans                            xx%               S                   CBT
      Cotton                              xx%              CT                   NYC
      Sugar                               xx%              SB                   CSC
      Coffee                              xx%              KC                   CSC
      Cocoa                               xx%              CC                   CSC

* as of July 25, 2008. The futures contracts included in the GSCI and their percentage dollar weights, among other matters, may change. Source: Standard & Poor's (used with permission).

         The quantity of each of the contracts included in the GSCI is determined on the basis of a five-year average, referred to as the world production average, of the production quantity of the underlying commodity as published by the United Nations Statistical Yearbook, the Industrial Commodity Statistics Yearbook and other official sources. However, if a commodity is primarily a regional commodity, based on its production, use, pricing, transportation or other factors, Standard & Poor's, in consultation with the Index Committee, may calculate the weight of that commodity based on regional, rather than world, production data. At present, natural gas is the only commodity the weights of which are calculated on the basis of regional production data, with the relevant region defined as North America.

         The five-year moving average is updated annually for each commodity included in the GSCI, based on the most recent five-year period (ending approximately two years prior to the date of calculation and moving backwards) for which complete data for all commodities is available. The contract production weight used in calculating the GSCI are derived from world or regional production averages, as applicable, of the relevant commodities, and are calculated based on the total quantity traded for the relevant contract and the world or regional production average, as applicable, of the underlying commodity. However, if the volume of trading in the relevant contract, as a multiple of the production levels of the commodity, is below specified thresholds, the contract production weigh is reduced until the threshold is satisfied. This is designed to ensure that trading in each contract is sufficiently liquid relative to the production of the commodity.

         In addition, Standard & Poor's performs this calculation on a monthly basis and, if the multiple of any contract is below the prescribed threshold, the composition of the GSCI is reevaluated, based on the criteria and weighting procedure described above. This procedure is undertaken to allow the GSCI to shift from contracts that have lost substantial liquidity into more liquid contracts during the course of a given year. As a result, it is possible that the composition or weighting of the GSCI will change on one or more of these monthly evaluation dates. The likely circumstances under which Standard & Poor's would be expected to change the composition of the GSCI during a given year, however, are (1) a substantial shift of liquidity away from a contract included in the GSCI as described above, or (2) an emergency, such as a natural disaster or act of war or terrorism, that causes trading in a particular contract to cease permanently or for an extended period of time. In either event, Standard & Poor's will publish the nature of the changes, through websites, news media or other outlets, with as much prior notice to market participants as is reasonably practicable. Moreover, regardless of whether any changes have occurred during the year, Standard & Poor's reevaluates the composition of the S&P GSCI at the conclusion of each year, based on the above criteria. Other commodities that satisfy that criteria, if any, will be added to the GSCI. Commodities included in the GSCI that no longer satisfy that criteria, if any, will be deleted.

         Standard & Poor's also determines whether modifications in the selection criteria or the methodology for determining the composition and weights of and for calculating the GSCI are necessary or appropriate in order to assure that the GSCI represents a measure of commodity market performance. Standard & Poor's has the discretion to make any such modifications.

         CONTRACT EXPIRATIONS

         Because the GSCI is comprised of actively traded contracts with scheduled expirations, it can be calculated only by reference to the prices of contracts for specified expiration, delivery or settlement periods, referred to as contract expirations. The contract expirations included in the GSCI for each commodity during a given year are designated by Standard & Poor's in consultation with the Index Committee, provided that each contract must be an active contract. An active contract for this purpose is a liquid, actively-traded contract expiration, as defined or identified by the relevant trading facility or, if no such definition or identification is provided by the relevant trading facility, as defined by standard custom and practice in the industry.

         If a trading facility deletes one or more contract expirations, the GSCI will be calculated during the remainder of the year in which that deletion occurs on the basis of the remaining contract expirations designated by Standard & Poor's. If a trading facility ceases trading in all contract expirations relating to a particular contract, Standard & Poor's may designate a replacement contract on the commodity. The replacement contract must satisfy the eligibility criteria for inclusion in the GSCI. To the extent practicable, the replacement will be effected during the next monthly review of the composition of the GSCI. If that timing is not practicable, Standard & Poor's will determine the date of the replacement and will consider a number of factors, including the differences between the existing contract and the replacement contract with respect to contractual specifications and contract expirations.

         If a trading facility eliminates one or more contract expirations, but there are remaining contract expirations of the same contract, the weighting of the commodity underlying the relevant contract will not be affected. If the trading facility ceases trading in all contract expirations relating to a particular contract, and Standard & Poor's designates a replacement contract on the same commodity, the index weighting allocated to the terminated contract will be allocated to the replacement contract. Accordingly, unless a contract is eliminated entirely and no replacement contract is designated, a cessation of trading in certain contract expirations or the elimination of a contract will not affect the weighting of commodities in the GSCI. If a contract is eliminated and there is no replacement contract, the underlying commodity will necessarily drop out of the GSCI and the weighting allocated to that contract will then be allocated pro rata to the remaining contracts in the particular Index. The designation of a replacement contract, or the elimination of a commodity from the GSCI because of the absence of a replacement contract, could affect the value of the GSCI, either positively or negatively, depending on the price of the contract that is eliminated and the prices of the remaining contracts. It is impossible, however, to predict the effect of these changes, if they occur, on the value of the Indices or the GSCI.

         Total Dollar Weight of the GSCI

         The total dollar weight of the GSCI is the sum of the dollar weight of each of the underlying commodities. The dollar weight of each such commodity on any given day is equal to:

         o    the daily contract reference price;

         o    multiplied by the appropriate contract production weight; and

         o during a roll period, the appropriate roll weights (discussed below).

         The daily contract reference price used in calculating the dollar weight of each commodity on any given day is the most recent daily contract reference price made available by the relevant trading facility, except that the daily contract reference price for the most recent prior day will be used if the exchange is closed or otherwise fails to publish a daily contract reference price on that day. In addition, if the trading facility fails to make a daily contract reference price available or publishes a daily contract reference price that, in the reasonable judgment of Standard & Poor's, reflects manifest error, the relevant calculation will be delayed until the price is made available or corrected; provided, that, if the price is not made available or corrected by 4:00 P.M., New York City time, Standard & Poor's may, if it deems that action to be appropriate under the circumstances, determine the appropriate daily contract reference price for the applicable futures contract in its reasonable judgment for purposes of the relevant S&P GSCI calculation.

         It is generally considered unlikely that a trading facility will fail to publish a daily contract reference price in the regular course of business, because the price is required to margin open positions in the relevant contracts. It is possible, however, that a trading facility will fail to publish a daily contract reference price under emergency or extraordinary conditions, such as in the event of a natural disaster, act of war or terrorist attack, that prevent trading or cause a termination of trading on a given day. A manifest error in a daily contract reference price is also unlikely to occur, but is nevertheless possible. This could arise, for example, in the event of a system malfunction that results in the published daily contract reference price being outside the range of trading for the relevant day. In that instance, it would be clear that the published price could not be correct and Standard & Poor's would likely disregard that price.

         CONTRACT DAILY RETURN

         The contract daily return on any given day is equal to (1)(A) the sum, for each of the commodities included in the GSCI, of the applicable daily contract reference price on the relevant contract multiplied by the appropriate contract production weigh and the appropriate roll weight, divided by (B) the total dollar weight of the GSCI on the preceding day, minus (2) one.

         The roll weight of each commodity reflects the fact that the positions in contracts must be liquidated or rolled forward into more distant contract expirations as they near expiration. If actual positions in the relevant markets were rolled forward, the roll would likely need to take place over a period of days. Since the GSCI is designed to replicate the performance of actual investments in the underlying contracts, the rolling process incorporated in the GSCI also takes place over a period of days at the beginning of each month, referred to as the roll period. On each day of the roll period, the roll weights of the first nearby contract expirations on a particular commodity and the more distant contract expiration into which it is rolled are adjusted, so that the hypothetical position in the contract on the commodity that is included in the GSCI is gradually shifted from the first nearby contract expiration to the more distant contract expiration.

         If on any day during a roll period any of the following conditions exists, the portion of the roll that would have taken place on that day is deferred until the next day on which these conditions do not exist:

         o no daily contract reference price is available for a given contract expiration;

         o any such price represents the maximum or minimum price for that contract month, based on exchange price limits, referred to as a Limit Price;

         o the daily contract reference price published by the relevant trading facility reflects manifest error, or that price is not published by 4:00 P.M., New York City time. In that event, Standard & Poor's may, but is not required to, determine a daily contract reference price and complete the relevant portion of the roll based on that price; provided, that, if the trading facility publishes a price before the opening of trading on the next day, Standard & Poor's will revise the portion of the roll accordingly; or

         o trading in the relevant contract terminates prior to its scheduled closing time.

         If any of these conditions exist throughout the roll period, the roll with respect to the affected contract will be effected in its entirety on the next day on which these conditions no longer exist.

WHAT ARE THE OTHER TRADING POLICIES OF THE TRUST?

         OPTIONS ON FUTURES CONTRACTS

         In addition to futures contracts, there are also a number of options on futures contracts listed on the principal futures exchanges. These contracts offer investors and hedgers another set of financial vehicles to use in managing exposure to the commodities market. Consequently, the Investing Funds may purchase options on futures contracts on these exchanges in pursuing their investment objectives.

         LIQUIDITY

         The Investing Funds will invest mostly in futures contracts that are traded in sufficient volume to permit, in the opinion of the Sponsor, ease of taking and liquidating positions in these financial interests and in swaps and other over-the-counter Commodity Interests that, in the opinion of the Sponsor, may readily be liquidated with the original counterparty or through a third party assuming the Investing Fund's position.

         SPOT COMMODITIES

         While most futures contracts can be physically settled, the Investing Funds do not intend to take or make physical delivery. However, the Trust may from time to time trade in other Commodity Interests including contracts based on the spot price of commodities.

         BORROWINGS

         Borrowings will not be used by the Trust, unless the Trust is required to borrow money in the event of physical delivery, the Trust trades in cash commodities, or for short-term needs created by unexpected redemptions. The Trust does not plan to establish credit lines.

         NO USE OF PYRAMIDING

         The Investing Funds will not employ the technique, commonly known as pyramiding, in which the speculator uses unrealized profits on existing positions as margin or collateral for the purchase or sale of additional positions in the same or another Commodity Interest.

WHO ARE THE SERVICE PROVIDERS?

         Rydex Distributors, Inc., a Maryland corporation, is the Distributor. The Distributor is a registered broker-dealer with the SEC and is a member of FINRA. The Distributor assists the Sponsor in developing, maintaining an executing the marketing plan for the Trust and the Funds, prepares marketing materials regarding the Funds' Shares, including the content on the Trust's website, www.RydexCommodityShares.com, and provides strategic and tactical research on the commodities market. The Distributor and the Sponsor are affiliates of one another. There is no written agreement between them, and no compensation is paid by the Sponsor or any Fund to the Distributor in connection with services performed by the Distributor for the Trust. For more information about the distribution of the Shares, see "Plan of Distribution" below.

         The Custodian will hold the Investing Funds' Treasuries, cash and cash equivalents pursuant to a custodial agreement. The Custodian is also anticipated to be the registrar and transfer agent for the Shares. In addition, the Custodian will perform certain administrative and accounting services for the Trust and Company and will prepare certain SEC and CFTC reports on behalf of Trust. The fees of the Custodian will be paid by the Sponsor.

        SERVICE PROVIDER                       COMPENSATION PAID BY THE SPONSOR
        ----------------------------------  -----------------------------------
        Custodian



       STANDARD & POOR'S LICENSING FEE

                ASSETS                         LICENSING FEE BY THE SPONSOR
       -----------------------------------  -----------------------------------

FORM OF SHARES

         Registered Form. Shares of each Fund are issued in registered form in accordance with the Trust Agreement. The Custodian, in its capacity as registrar and transfer agent, will keep a record of all transfers of Shares in certificated form. The Sponsor will recognize transfers of Shares in certificated form only if done in accordance with the Trust Agreement. Shares will be represented by one or more global certificates, which will be deposited by the Custodian with DTC and registered in the name of Cede & Co., Inc., as nominee for DTC. The global certificates will evidence all of the Shares outstanding at any time. The beneficial interests in such Shares will be held in book-entry form through participants and/or accountholders in DTC.

         Book-Entry. Individual certificates will not be issued for the Shares. The Shares will be transferable only through the book-entry system of DTC. Persons owning Shares through such book-entry system must be: (1) DTC Participants (direct participants in DTC such as banks, brokers, dealers and trust companies; (2) Indirect Participants (those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant); and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Shares. DTC Participants acting on behalf of investors holding Shares through such DTC Participants' accounts in DTC will follow the delivery practice applicable to securities eligible for DTC's Same-Day Funds Settlement System. Shares will be credited to DTC Participants' securities accounts following confirmation of receipt of payment.

         DTC. DTC is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code, and a clearing agency registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

TRANSFER OF SHARES

         Transfers of Shares Only Through DTC. The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares.

         Transfers of interests in Shares with DTC will be made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions with respect to such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

         DTC has advised us that it will take any action permitted to be taken by a Shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant or Participants has or have given such direction.

INTER-SERIES LIMITATION ON LIABILITIES

         Because the Trust is was established as a Delaware statutory trust, each Fund established under the Trust will be operated so that it will be liable only for obligations attributable to such Fund and will not be liable for obligations of any other Fund or affected by losses of any other Fund.. If any creditor or shareholder in any particular Fund asserts against the Fund a valid claim with respect to its indebtedness or Shares, the creditor or shareholder would only be able to obtain recovery from the assets of that Fund and not from the assets of any other Fund or the Trust generally. The assets of any particular Fund include only those funds and other assets that are paid to, held by or distributed to the Fund on account of and for the benefit of that Fund, including, without limitation, funds delivered to the Trust for the purchase of Shares in a Fund. This limitation on liability is referred to as the Inter-Series Limitation on Liability. The Inter-Series Limitation on Liability is expressly provided for under the Delaware Statutory

Trust Act, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other Fund or the Trust generally.

         In furtherance of the Inter-Series Limitation on Liability, every party providing services to the Trust or any Fund or the Sponsor on behalf of the Trust or any Fund, has acknowledged and consented in writing to:

         o the Inter-Series Limitation on Liability with respect to such party's Claims;

         o voluntarily reduce the priority of its Claims against the Funds or their respective assets, such that its Claims are junior in right of repayment to all other parties' Claims against the Funds or their respective assets, except that Claims against the Trust where recourse for the payment of such Claims was, by agreement, limited to the assets of a particular Fund, will not be junior in right of repayment, but will receive repayment from the assets of such particular Fund (but not from the assets of any other Fund or the Trust generally) equal to the treatment received by all other creditors and Shareholders that dealt with such Fund; and

         o a waiver of certain rights that such party may have under the United States Bankruptcy Code, if such party held collateral for its Claims, in the event that the Trust is a debtor in a Chapter 11 case under the United States Bankruptcy Code, to have any deficiency claim (i.e., the difference, if any, between the amount of the Claim and the value of the collateral) treated as an unsecured Claim against the Trust generally or any Fund.

         The existence of a Trustee should not be taken as an indication of any additional level of management or supervision over any Fund. To the greatest extent permissible under Delaware law, the Trustee acts in an entirely passive role, delegating all authority for the management and operation of each Fund and the Trust to the Sponsor. The Trustee does not provide custodial services with respect to the assets of any Fund.

WHAT IS THE PLAN OF DISTRIBUTION?

         DISTRIBUTOR AND AUTHORIZED PURCHASERS

         The Trust will continuously offer Creation Baskets consisting of 50,000 Shares to Authorized Purchasers through the Distributor. [_____] is expected to be the initial Authorized Purchaser. It is expected that on the effective date, the initial Authorized Purchaser will, subject to conditions, purchase one or more initial Creation Baskets of 50,000 Shares in each Fund at a price per Share equal to $50.00. It is expected that the proceeds from that purchase will be invested on that day and that each Fund's initial per Share net asset value will be established as of 4:00 p.m. New York City time that day. Authorized Purchasers will pay a [$1,000] fee for each order to create one or more Creation Baskets, regardless of the number of Creation Baskets in the order. The distributor will not be paid any fees for its services as distributor for the Trust.

         The initial Authorized Purchaser intends to offer to the public some or all of the Shares purchased as part of the initial Creation Basket(s) of each Fund at per-unit offering prices that are expected to reflect, among other factors, the trading price of the Shares on the NYSE Arca, the NAV of such Fund at the time the Authorized Purchaser purchased the Creation Basket(s), and the NAV of the Fund's Shares at the time of the offer of the Shares to the public. Shares offered by the initial Authorized Purchaser at different times may have different offering prices. The initial Authorized Purchaser will not receive from the Trust, the Sponsor or any of their affiliates any fee or other compensation in connection with the sale of the Shares. The difference between the price paid by Authorized Purchasers as underwriters and the price paid to such Authorized Purchasers by investors will be deemed underwriting compensation. Neither the Trust nor any Fund will bear any expenses in connection with the offering or sales of the initial Creation Basket of Shares.

         The offering of baskets will be made in compliance with Conduct Rule 2810 of FINRA. Accordingly, the initial Authorized Purchaser will not make any sales to any account over which it has discretionary authority without the prior written approval of a purchaser of Shares.

         The price of a Fund's Shares offered in Creation Baskets on any subsequent day will be the total NAV of such Fund calculated as of the close of the NYSE Arca on that day divided by the number of issued and outstanding Shares. An Authorized Purchaser is not required to sell any specific number or dollar amount of Shares.

         By executing an Authorized Purchaser Agreement, the Authorized Purchaser becomes part of the group of parties eligible to purchase baskets from, and put baskets for redemption to, each Fund for which the Authorized Purchaser has executed an Authorized Purchaser Agreement. An Authorized Purchaser is under no obligation to create or redeem baskets, and an Authorized Purchaser is under no obligation to offer to the public Shares of any baskets it does create.

         As of the date of this prospectus, [_________] is the only expected Authorized Purchaser. A list of Authorized Purchasers will be available from the Distributor. Because new Shares can be created and issued on an ongoing basis, at any point during the life of Trust, a distribution, as such term is used in the 1933 Act, will be occurring. Authorized Purchasers, including the initial Authorized Purchaser, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the 1933 Act. For example, the initial Authorized Purchaser will be a statutory underwriter with respect to its initial purchase of Creation Baskets. In addition, an Authorized Purchaser, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a basket from the Trust, breaks the basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. In contrast, Authorized Purchasers may engage in secondary market or other transactions in Shares that would not be deemed underwriting. For example, an Authorized Purchaser may act in the capacity of a broker or dealer with respect to Shares that were previously distributed by other Authorized Purchasers. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the 1933 Act.

         Dealers who are neither Authorized Purchasers nor underwriters but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an unsold allotment within the meaning of Section 4(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(3) of the 1933 Act.

         The Sponsor intends that sales be made through broker-dealers who are members of FINRA. Investors intending to create or redeem baskets through Authorized Purchasers in transactions not involving a broker-dealer registered in such investor's state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

         While the Authorized Purchasers may be indemnified by the Sponsor, they will not be entitled to receive a discount or commission from the Trust or the Sponsor for their purchases of Creation Baskets.

         BUYING AND SELLING SHARES

         Most investors will buy and sell Shares of each Fund in secondary market transactions through brokers. Shares will trade on the NYSE Arca under the following ticker symbols:

         o    RYDEX 2x GSCI Commodities Fund                 XXX

         o    RYDEX 2x GSCI Energy Fund                      XXX

         o    RYDEX 2x GSCI Precious Metals Fund             XXX

         o    RYDEX 2x GSCI Industrial Metals Fund           XXX

         o    RYDEX 2x GSCI Agricultural Fund                XXX

         o    RYDEX Inverse 2x GSCI Commodities Fund         XXX

         o    RYDEX Inverse 2x GSCI Energy Fund              XXX

         o    RYDEX Inverse 2x GSCI Precious Metals Fund     XXX

         o    RYDEX Inverse 2x GSCI Industrial Metals Fund   XXX

         o    RYDEX Inverse 2x GSCI Agricultural Fund        XXX

         Shares will be bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors will incur customary brokerage commissions and charges. Investors are encouraged to review the terms of their brokerage account for details on applicable charges.

CALCULATING NAV

         Each Investing Fund's NAV is calculated by:

         o    Taking the current market value of its total assets; and

         o    Subtracting any liabilities.

         The Administrator will calculate the NAV of each Investing Fund once each trading day. It will calculate NAV as of 4:00 p.m. New York time or the close of the NYSE Arca on that day, if earlier. The NAV for a particular trading day will be released after 4:15 p.m. New York time.

         In determining the value of Futures Contracts, the Administrator will use the price of the futures contracts as of the close of the futures exchange on which that futures contract is traded (typically 2:30 p.m. New York time for the Chicago Mercantile Exchange). The Administrator will determine the value of all other Investing Fund investments as of the earlier of the close of the core trading session on the NYSE Arca or 4:00 p.m. New York time. Treasuries held by each Investing Fund will be valued by the Administrator using values received from client-approved third party vendors (such as Reuters and [WM

Company]) and dealer quotes. NAV will include any unrealized profit or loss on open Commodity Interests and any other credit or debit accruing to an Investing Fund but unpaid or not received by the Investing Fund. Because there is a one-to-one correlation between Shares of a Fund and units of its corresponding Investing Fund, the NAV per Share of any Fund and the NAV per Investing Fund unit will be equal.

         In addition, in order to provide updated information relating to the Trust for use by investors and market professionals, NYSE Arca will calculate and disseminate throughout the trading day an updated "indicative fund value." The indicative fund value will be calculated by using the prior day's closing NAV per unit of a Fund as a base and updating that value throughout the trading day to reflect estimated changes in the value of the Fund's investments. More specifically, indicative fund value will be calculated by (1) calculating the value of cash, Treasuries and other short-term securities held by the Investing Funds, (2) calculating the marked-to-market gains or losses on the futures contracts held by the Investing Fund, (3) calculating the marked-to-market gains or losses on over-the-counter Commodity Interests held by the Investing Fund based on the percentage change of the Investing Fund's underlying Index, (4) adding the value of the cash, Treasuries and other short-term securities and the gains or losses on the Commodity Interests, and (5) dividing that value by the total Shares outstanding to obtain a current indicative fund value. The indicative fund value on a per Share basis disseminated during NYSE Arca trading hours should not be viewed as an actual real time update of the NAV, because NAV is calculated only at the end of each trading day.

         The indicative fund value will be disseminated on a per Share basis every 15 seconds during regular NYSE Arca core trading hours of 9:30 a.m. New York time to 4:00 p.m. New York time. As set forth in more detail below under "Creation Procedures," all of the future exchanges on which the Investing Funds trade futures contracts close prior to the close of the NYSE Arca, and certain futures exchanges may commence trading after the commencement of daily trading on the NYSE Arca. This means that there will be a gap in time at the end of each business day, and may be a gap in time at the beginning of each business day, during which the Funds' Shares will be traded on the NYSE Arca, but real-time values for a Fund's corresponding Index will not be available. As a result, during those gaps there will be no update to the indicative fund value.

         The NYSE Arca will disseminate the indicative fund value through the facilities of CTA/CQ High Speed Lines. In addition, the indicative fund value will be published on the NYSE Arca's website and will be available through on-line information services such as Bloomberg and Reuters.

         Dissemination of the indicative fund value provides additional information that is not otherwise available to the public and is useful to investors and market professionals in connection with the trading of Fund Shares on the NYSE Arca. Investors and market professionals will be able throughout the trading day to compare the market price of a Fund and the indicative fund value. If the market price of a Fund's Shares diverges significantly from the indicative fund value, market professionals will have an incentive to execute arbitrage trades. For example, if a Fund appears to be trading at a discount compared to the indicative fund value, a market professional could buy Fund Shares on the NYSE Arca, aggregate them into Redemption Baskets, and receive the NAV of such Shares by redeeming them to the Trust. Such arbitrage trades can tighten the tracking between the market price of a Fund and its NAV and thus can be beneficial to all market participants.

CREATION AND REDEMPTION OF SHARES

         Trust will create and redeem Shares from time to time, but only in one or more Creation Baskets or Redemption Baskets. While each Fund has the authority to create and redeem baskets "in kind" in exchange for Treasuries, Commodity Interests or other securities or instruments, it is currently anticipated that the creation and redemption of baskets will only be made in exchange for delivery to the Trust or the distribution by the Trust of an amount of cash equal to the combined NAV of the number of Shares included in the baskets being created or redeemed determined as of 4:00 p.m. New York time on the day the order to create or redeem baskets is properly received.

         Authorized Purchasers will be the only persons that may place orders to create and redeem baskets. Authorized Purchasers must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions as described below, and (2) DTC Participants. To become an Authorized Purchaser, a person must enter into an Authorized Purchaser Agreement with the Sponsor. The Authorized Purchaser Agreement provides the procedures for the creation and redemption of baskets and for the delivery of cash and, if applicable, securities required for such creations and redemptions. The Authorized Purchaser Agreement and the related procedures attached thereto may be amended by the Trust or Distributor, without the consent of or notice to any Shareholder and without the affirmative consent of the Authorized Purchaser. Authorized Purchasers will pay a transaction fee of $1,000 to a Fund for each order they place to create or redeem one or more baskets of that Fund. Authorized Purchasers who make deposits with the Trust in exchange for baskets will receive no fees, commissions or other form of compensation or inducement of any kind from either the Trust or the Sponsor, and no such person will have any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

         Certain Authorized Purchasers are expected to have the facility to participate directly in the commodity and Commodity Interest markets relating to the market sector(s) invested in by a Fund. In some cases, an Authorized Purchaser or its affiliates may from time to time acquire the relevant commodities or Commodity Interests and may profit in these instances. The Sponsor believes that the size and operation of the commodity and Commodity Interest markets make it unlikely that an Authorized Purchaser's direct activities in such markets will affect the price of the relevant commodities, the relevant Commodity Interests, or a Fund's Shares.

         Each Authorized Purchaser will be registered as a broker-dealer under the Exchange Act and is a member in good standing with FINRA, or will be exempt from being or otherwise will not be required to be licensed as a broker-dealer or a member of FINRA, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Purchasers may be regulated under federal and state banking laws and regulations. Each Authorized Purchaser will have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

         Under the Authorized Purchaser Agreement, the Sponsor has agreed to indemnify the Authorized Purchasers against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Purchasers may be required to make in respect of those liabilities.

         The following description of the procedures for the creation and redemption of baskets is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Purchaser Agreement for more detail. The Trust Agreement and the form of Authorized Purchaser Agreement are attached as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information" for information about where you can obtain the registration statement.

         CREATION PROCEDURES

         On any business day, an Authorized Purchaser may place an order with the Distributor to create one or more baskets. For purposes of processing purchase and redemption orders, a business day means any day other than a day when any of the New York Stock Exchange, the Chicago Mercantile Exchange, or the NYSE Arca is closed for regular trading. Purchase orders must be placed by the close of regular trading on the futures exchange on which the futures contracts principally entered into by the Fund's corresponding Investing Fund are traded. The table below set forth the typical closing times for the relevant futures exchanges; if such an exchange closes early on any business day, purchase orders must be placed by the time of early closing.

---------------------------------------- -------------------- --------------------------------------------------------
FUNDS                                    PRINCIPAL FUTURES    CLOSE OF REGULAR TRADING ON EXCHANGE AND DEADLINE FOR
                                         EXCHANGE             PLACING ORDERS FOR CREATION BASKETS (NEW YORK TIME)
---------------------------------------- -------------------- --------------------------------------------------------
Rydex 2x GSCI Commodities Fund and       CME                  3:00 p.m.
Rydex Inverse 2x GCSI Commodities Fund
---------------------------------------- -------------------- --------------------------------------------------------
Rydex 2x GSCI Energy Fund and Rydex      NYMEX                3:00 p.m.
Inverse 2x GCSI Energy Fund
---------------------------------------- -------------------- --------------------------------------------------------
Rydex 2x GSCI Precious Metals Fund and   CMX                  2:00 p.m.
Rydex Inverse 2x GCSI Precious Metals
Fund
---------------------------------------- -------------------- --------------------------------------------------------
Rydex 2x GSCI Industrial Metals Fund     LME                  10:00 a.m.
and Rydex Inverse 2x GCSI Industrial
Metals Fund
---------------------------------------- -------------------- --------------------------------------------------------
Rydex 2x GSCI Agricultural Fund and                           2:00 p.m.
Rydex Inverse 2x GCSI Agricultural Fund
---------------------------------------- -------------------- --------------------------------------------------------

         Notwithstanding the above, in the case of the initial Authorized Purchaser's or any other Authorized Purchaser's initial order to purchase one or more Creation Baskets on the first day the baskets are to be offered and sold, when such orders shall be placed by 9:00 a.m. New York time on the day agreed to by the Sponsor and the initial Authorized Purchaser. The day on which the Distributor receives a valid purchase order is referred to as the purchase order date.

         By placing a purchase order, an Authorized Purchaser agrees to deposit cash with the Trust as described below. Prior to delivery of baskets for a purchase order, the Authorized Purchaser must also have wired to the Custodian the non-refundable transaction fee due for the purchase order. An Authorized Purchaser may not withdraw a creation request.

         The total deposit required to create each basket (the "Creation Basket Deposit") will be an amount of cash that is in the same proportion to the total assets of the Fund (net of estimated accrued but unpaid fees, expenses and other liabilities) on the purchase order date as the number of Shares to be created under the purchase order is in proportion to the total number of Shares outstanding on the purchase order date. The Distributor will publish through the facilities of [_________] an estimate of the Creation Basket Deposit at the beginning of each business day.

         The manner by which creations are made is dictated by the terms of the Authorized Purchaser Agreement. By placing a purchase order, an Authorized Purchaser agrees to deposit cash in the appropriate amount with the Custodian. If an Authorized Purchaser fails to deposit such amount of cash, the order shall be cancelled.

         DELIVERY OF REQUIRED DEPOSITS

         An Authorized Purchaser who places a purchase order is responsible for transferring to Trust's account with the Custodian the required amount of cash by [3:00] p.m. New York time on the third business day following the purchase order date. Upon receipt of the deposit amount, the Administrator will direct DTC to credit the number of baskets ordered to the Authorized Purchaser's DTC account on the third business day following the purchase order date.

         Because orders to purchase baskets must be placed by the times set forth in the table above, but the total payment required to create a basket during the continuous offering period will not be determined until 4:00 p.m., New York time, on the purchase order date, Authorized Purchasers will not know the total amount of the payment required to create a basket at the time they submit an irrevocable purchase order for the basket. The Trust's NAV and the total amount of the payment required to create a basket could rise or fall substantially between the time an irrevocable purchase order is submitted and the time the amount of the purchase price in respect thereof is determined.

         REJECTION OF PURCHASE ORDERS

         The Sponsor acting by itself or through the Distributor may reject a purchase order or a Creation Basket Deposit if:

         o it determines that the investment alternatives available to a Fund at that time will not enable it to meet its investment objective;

         o it determines that the purchase order or the Creation Basket Deposit is not in proper form;

         o it believes that acceptance of the purchase order or the Creation Basket Deposit would have adverse tax consequences to the Trust, a Fund or its Shareholders;

         o the acceptance or receipt of the Creation Basket Deposit would, in the opinion of counsel to the Sponsor, be unlawful; or

         o circumstances outside the control of the Sponsor, Distributor or Custodian make it, for all practical purposes, not feasible to process creations of baskets.

         None of the Sponsor, Distributor or Custodian will be liable for the rejection of any purchase order or Creation Basket Deposit.

         REDEMPTION PROCEDURES

         The procedures by which an Authorized Purchaser can redeem one or more baskets mirror the procedures for the creation of baskets. On any business day, an Authorized Purchaser may place an order with the Distributor to redeem one or more baskets. Redemption orders must be placed by the same deadlines set forth above with respect to purchase orders (normally, 3:00 p.m. New York time for the Rydex 2x GSCI Commodities Fund, Rydex 2x GSCI Energy Fund, Rydex Inverse 2x GCSI Commodities Fund, and Rydex Inverse 2x GCSI Energy Fund; 2:00 p.m. New York time for the Rydex 2x GSCI Precious Metals Fund, Rydex 2x GSCI Agricultural Fund, Rydex Inverse 2x GCSI Precious Metals Fund, and Rydex Inverse 2x GCSI Agricultural Fund; and 10:00 a.m. New York time for the Rydex 2x GSCI Industrial Metals Fund and Rydex Inverse 2x GCSI Industrial Metals Fund) A redemption order so received will be effective on the date it is received in satisfactory form by the Distributor. The redemption procedures allow Authorized Purchasers to redeem baskets and do not entitle an individual Shareholder to redeem any Shares in an amount less than a Redemption Basket, or to redeem baskets other than through an Authorized Purchaser. By placing a redemption order, an Authorized Purchaser agrees to deliver the baskets to be redeemed through DTC's book-entry system to the Trust not later than [3:00] p.m. New York time on the third business day following the effective date of the redemption order. Prior to the delivery of the redemption distribution for a redemption order, the Authorized Purchaser must also have wired to Trust's account at the Custodian the non-refundable transaction fee due for the redemption order. An Authorized Purchaser may not withdraw a redemption order.

         The manner by which redemptions are made is dictated by the terms of the Authorized Purchaser Agreement. If an Authorized Purchaser fails to deliver the redemption basket as described above, the order shall be cancelled.

         The redemption distribution from a Fund will consist of a transfer to the redeeming Authorized Purchaser of an amount of cash that is in the same proportion to the total assets of the Fund (net of estimated accrued but unpaid fees, expenses and other liabilities) on the date the order to redeem is properly received as the number of Shares to be redeemed under the redemption order is in proportion to the total number of Shares outstanding on the date the order is received. The Distributor will publish through the facilities of [_________] an estimate of the redemption distribution per basket as of the beginning of each Business Day.

         DELIVERY OF REDEMPTION DISTRIBUTION

         The redemption distribution due from a Fund will be delivered to the Authorized Purchaser by [3:00] p.m. New York time on the third business day following the redemption order date if, by 3:00 p.m. New York time on such third business day, the Fund's DTC account has been credited with the baskets to be redeemed. If the Fund's DTC account has not been credited with all of the baskets to be redeemed by such time, the redemption distribution will be delivered to the extent of whole baskets received. Any remainder of the redemption distribution will be delivered on the next business day to the extent of remaining whole baskets received if the Fund receives the fee applicable to the extension of the redemption distribution date which the Sponsor may, from time to time, determine and the remaining baskets to be redeemed are credited to Trust's DTC account by [3:00] p.m. New York time on such next business day. Any further outstanding amount of the redemption order shall be cancelled.

         SUSPENSION OR REJECTION OF REDEMPTION ORDERS

         The Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the NYSE Arca or the Chicago Mercantile Exchange is closed other than customary weekend or holiday closings, or trading on the NYSE Arca or the Chicago Mercantile Exchange is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery of redemption distributions is not reasonably practicable, or (3) for such other period as the Sponsor determines to be necessary for the protection of the Shareholders. None of the

Sponsor, the Distributor, the Administrator, or the Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

         The Sponsor will reject a redemption order if the order is not in proper form as described in the Authorized Purchaser Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful. The Sponsor may also reject a redemption order if the number of Shares being redeemed would reduce the remaining outstanding Shares to 50,000 Shares (i.e., one basket) or less, unless the Sponsor has reason to believe that the placer of the redemption order does in fact possess all the outstanding Shares and can deliver them.

         CREATION AND REDEMPTION TRANSACTION FEE

         To compensate each Fund for its expenses in connection with the creation and redemption of baskets, an Authorized Purchaser is required to pay a transaction fee to the Fund of $[1,000] per order to create or redeem baskets of Shares of that Fund, regardless of the number of baskets in such order. An order may include multiple baskets. The transaction fee may be reduced, increased or otherwise changed by the Sponsor. The Sponsor shall notify DTC of any change in the transaction fee and will not implement any increase in the fee for the redemption of baskets until 30 days after the date of the notice.

         TAX RESPONSIBILITY

         Authorized Purchasers are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Purchaser, and agree to indemnify the Sponsor and the Trust if they are required by law to pay any such tax, together with any applicable penalties, additions to tax or interest thereon.

         SECONDARY MARKET TRANSACTIONS

         As noted, each Fund will create and redeem Shares from time to time, but only in one or more Creation Baskets or Redemption Baskets. The creation and redemption of baskets will only be made in exchange for delivery to the Fund or the distribution by the Fund of the amount of cash equal to the aggregate NAV of the number of Shares included in the baskets being created or redeemed determined on the day the order to create or redeem baskets is properly received.

         As discussed above, Authorized Purchasers are the only persons that may place orders to create and redeem baskets. Authorized Purchasers must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Purchaser is under no obligation to create or redeem baskets, and an Authorized Purchaser is under no obligation to offer to the public Shares of any baskets it does create. Authorized Purchasers that do offer to the public Shares from the baskets they create will do so at per-unit offering prices that are expected to reflect, among other factors, the trading price of the Shares on the NYSE Arca, the NAV of the Shares at the time the Authorized Purchaser purchased the Creation Baskets, and the NAV at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of the Futures Contract market and the market for other Commodity Interests. The prices of Shares offered by Authorized Purchasers are expected to fall between the Fund's NAV and the trading price of the Shares on the New York Stock Exchange at the time of sale. Shares initially comprising the same basket but offered by Authorized Purchasers to the public at different times may have different offering prices. An order for one or more baskets may be placed by an Authorized Purchaser on behalf of multiple clients. Shares are expected to trade in the secondary market on the NYSE Arca. Shares may trade in the secondary market at prices that are lower or higher relative to their NAV per Share. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by various factors, including the number of investors who seek to purchase or sell Shares in the secondary market and the liquidity of the Futures Contracts market and the market for other Commodity Interests. While the Shares trade on the NYSE Arca until 4:00 p.m. New York time, liquidity in the market for futures contracts and other Commodity Interests may be reduced after the close of the relevant futures exchanges. As a result, during this time, trading spreads, and the resulting premium or discount, on the Shares may widen.

USE OF PROCEEDS

         The Sponsor expects to deposit most of each Investing Fund's net assets with the Custodian or other custodian for trading. The Sponsor will initially invest substantially all of each Fund's assets in Futures Contracts and other Commodity Interests, Treasuries, cash and cash equivalents. When a Fund purchases Futures Contracts and certain other Commodity Interests that are exchange-traded, the Fund will be required to deposit with the futures commission merchant on behalf of the exchange a portion of the value of the contract or other interest as security to ensure payment for the obligation under the Commodity Interests at maturity. This deposit is known as margin. Counterparties in transactions in over-the-counter Commodity Interests may impose similar collateral requirements on the Funds. The Sponsor will invest each Fund's assets that remain after margin and collateral is posted in Treasuries, cash and/or cash equivalents. Subject to these margin and collateral requirements, the Sponsor has sole authority to determine the percentage of assets that will be:

         o held as margin or collateral with futures commission merchants or other custodians;

         o    used for other investments; and

         o    held in bank accounts to pay current obligations and as reserves.

         The Sponsor expects that all entities that will hold or trade each Fund's assets will be based in the United States and will be subject to United States regulations.

         The Sponsor believes that 10% to 20% of each Fund's assets will normally be committed as margin or collateral for Commodity Interests. However, from time to time, the percentage of assets committed as margin may be substantially more, or less, than such range. The Treasuries, cash and cash equivalents held by a Fund will constitute reserves that will be available to meet changes in margin and collateral requirements. All interest income will be used for such Fund's benefit.

         A futures commission merchant, counterparty, government agency or commodity exchange could increase margin or collateral requirements applicable to the Trust to hold trading positions at any time. Moreover, margin is merely a security deposit and has no bearing on the profit or loss potential for any positions taken.

         The Trust's assets will be held in segregation pursuant to the Commodity Exchange Act and CFTC regulations.

POTENTIAL ADVANTAGES OF INVESTMENT

         THE ADVANTAGES OF NON-CORRELATION

         Given that the price of commodities and of Futures Contracts and other Commodity Interests has historically had little correlation to the stock and bond markets, the Sponsor believes that the performance of each Fund should also exhibit relatively low correlation with the performance of the traditional equity and debt components of an investment portfolio. Therefore, economic conditions that result in declines or increases in the value of equity and debt securities may have little effect on the value of Fund Shares. Furthermore, while the Inverse 2x Funds may enable Shareholders to profit from declines in the value of Commodity Interests, those declines that may or may not be related to changes in economic conditions or changes in stock and bond prices.

         However, non-correlation will not provide any advantage unless the non-correlated assets outperform other portfolio assets, and it is entirely possible that the Funds may not outperform other components of a Shareholder's portfolio, or may produce losses. Additionally, although adding Fund Shares to an investor's portfolio may provide diversification, the Funds are not a hedging mechanism vis-a-vis traditional debt and equity portfolio components and you should not assume that the Funds' Shares will appreciate during periods of inflation or stock and bond market declines.

         Non-correlated performance should not be confused with negatively correlated performance. Negative correlation occurs when the values of two asset classes tend to move in opposite direction to each other. Non-correlation means only that the Funds' performance will likely have little relation to the performance of equity and debt instruments, reflecting the Sponsor's belief that certain factors that affect equity and debt prices may affect the Funds differently and that certain factors that affect equity and debt prices may not affect the Funds at all. Each Fund's NAV per Share may decline or increase more or less than equity and debt instruments during both rising and falling markets. The Sponsor does not expect that the Funds' performance will be exhibit substantial negative correlation to general debt and equity markets.

         INTEREST INCOME

         Unlike some alternative investment funds, the Trust and Company will not borrow money, so no interest expense will be incurred. Rather, the Investing Funds' margin and collateral deposits and its other assets are maintained in Treasuries and cash equivalents, and interest is earned on substantially all of the Investing Funds' available assets, which include unrealized profits credited to the Investing Funds' accounts.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         CRITICAL ACCOUNTING POLICIES

         Preparation of the financial statements and related disclosures in compliance with accounting principles generally accepted in the United States of America requires the application of appropriate accounting rules and guidance, as well as the use of estimates. The Trust's and Company's application of these policies involves judgments and actual results may differ from the estimates used.

         The Sponsor has evaluated the nature and types of estimates that it will make in preparing the Funds' financial statements and related disclosures once the Funds commence operations. Each Fund's financial statements will be consolidated with those of its corresponding Investing Fund. The Sponsor has determined that the valuation of Commodity Interests that are not traded on a U.S. or internationally recognized futures exchange (such as swaps and other over-the-counter contracts) involves a critical accounting policy. While not currently applicable given the fact that the Investing Funds are not currently involved in trading activities, the values which will be used by the Investing Funds for futures contracts will be provided by the commodity broker who will use market prices when available, while over-the-counter contracts will be valued based on the present value of estimated future cash flows that would be received from or paid to a third party in settlement of these derivative contracts prior to their delivery date. Values will be determined on a daily basis.

         LIQUIDITY AND CAPITAL RESOURCES

         The Funds and Investing Funds do not anticipate making use of borrowings or other lines of credit to meet their obligations. It is anticipated that each Fund and Investing Fund will meet its liquidity needs in the normal course of business from the proceeds of the sale of its investments or from the cash, cash equivalents and/or the Treasuries that it intends to hold at all times. The Funds' and Investing Funds' liquidity needs include: redeeming Shares, providing margin deposits for existing futures contracts or the purchase of additional futures contracts, posting collateral for over-the-counter Commodity Interests, and payment of expenses, summarized below under "Contractual Obligations."

         The Funds and Investing Funds will generate cash primarily from (i) the sale of Creation Baskets and (ii) interest earned on cash, cash equivalents and its investments in Treasuries. Trading activities for the Investing Funds have not begun. Once the Investing Funds begin trading activities, it is anticipated that all of the net assets of the Funds (through the corresponding Investing Funds) will be allocated to trading in Commodity Interests. Most of the assets of the Investing Funds will be held in Treasuries, cash and/or cash equivalents that could or will be used as margin or collateral for trading in Commodity Interests. The percentage that such assets will bear to the total net assets will vary from period to period as the market values of the Commodity Interests change. Interest earned on interest-bearing assets of an Investing Fund will be paid to such Investing Fund.

         The investments of the Investing Funds in Commodity Interests will be subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons. For example, most commodity exchanges limit the fluctuations in futures contracts prices during a single day by regulations referred to as "daily limits." During a single day, no trades may be executed at prices beyond the daily limit. Once the price of a futures contract has increased or decreased by an amount equal to the daily limit, positions in the contracts can neither be taken nor liquidated unless the traders are willing to effect trades at or within the limit. Such market conditions could prevent an Investing Fund from promptly liquidating a position in futures contracts.

         To date, all of the expenses of the Trust, the Funds and the corresponding Investing Funds have been funded by Sponsor. If the Funds and the corresponding Investing Funds are unsuccessful in raising sufficient funds to cover the expenses of the Funds and the Trust or in locating any other source of funding, a Fund or the entire Trust may terminate and Shareholders may lose all or part of their investment.

         MARKET RISK

         Trading in Commodity Interests such as futures contracts will involve the Investing Funds entering into contractual commitments to purchase or sell specific commodities at a specified date in the future. The gross or face amount of the contracts is expected to significantly exceed the future cash requirements of the Funds since the Funds through their corresponding Investing Funds intend to close out any open positions prior to settlement. As a result, the Investing Funds should be subject only to the risk of loss arising from the change in value of the contracts, not from the need to make delivery under the contracts. The Investing Funds consider the "fair value" of their derivative instruments to be the unrealized gain or loss on the contracts. The market risk associated with the commitment by an Investing Fund to purchase a specific commodity will be limited to the aggregate face amount of the contacts held. However, if an Investing Fund enters into a contractual commitment to sell a specific commodity, it would be required to make delivery of such commodity at the contract price, repurchase the contract at prevailing prices or settle in cash. Since there are no limits on the future prices of commodities, the market risk to an Investing Fund could be unlimited.

         The exposure of the Investing Funds (and their corresponding Funds) to market risk will depend on a number of factors including the markets for commodities, the volatility of interest rates and foreign exchange rates, the liquidity of the Commodity Interest markets and the relationships among the contracts held by the Investing Funds. The limited experience of the Investing Funds in utilizing their model to trade in Commodity Interests in a manner that tracks changes in their Benchmarks, as well as drastic market occurrences, could ultimately lead to the loss of all or substantially all of a Shareholder's investment.

         CREDIT RISK

         When the Investing Funds enter into futures contracts and other Commodity Interests, they will be exposed to the credit risk that the counterparty will not be able to meet its obligations. The counterparty for the futures contracts traded on the CME and on most other futures exchanges is the clearinghouse associated with the particular exchange. In general, clearinghouses are backed by their members who may be required to share in the financial burden resulting from the nonperformance of one of their members, which should significantly reduce credit risk. Some foreign exchanges are not backed by their clearinghouse members but may be backed by a consortium of banks or other financial institutions. Unlike in the case of exchange-traded futures contracts, the counterparty to an over-the-counter Commodity Interest contract is generally a single bank or other financial institution. As a result, there will be greater counterparty credit risk in over-the-counter transactions. There can be no assurance that any counterparty, clearing house, or their financial backers will satisfy their obligations to the Investing Funds.

         The Sponsor will attempt to manage the credit risk of the Investing Funds (and their corresponding Funds) by following certain trading limitations and policies. In particular, each Fund intends to post margin and collateral and/or hold liquid assets that will be equal to approximately one-half of the face amount of the Commodities Interests it holds. The Sponsor will implement procedures that will include, but will not be limited to, executing and clearing trades and entering into over-the-counter transactions only with parties it deems creditworthy and/or requiring the posting of collateral by such parties for the benefit of the Investing Funds to limit their credit exposure.

         The commodity broker for the Investing Funds, or any other broker that may be retained by the Investing Funds in the future, when acting as the futures commission merchant in accepting orders to purchase or sell futures contracts on United States exchanges, will be required by CFTC regulations to separately account for and segregate as belonging to the Investing Funds all of the Investing Funds' assets that relate to domestic futures contract trading. These commodity brokers are not allowed to commingle the assets of the Investing Funds with the commodity broker's other assets. In addition, the CFTC requires commodity brokers to hold in a secure account the assets of the Investing Funds related to foreign futures contract trading.

         OFF BALANCE SHEET FINANCING

         As of the date of this prospectus, none of the Trust, the Company, the Funds or the Investing Funds have any loan guarantees, credit support or other off-balance sheet arrangements of any kind other than agreements entered into in the normal course of business, which may include indemnification provisions relating to certain risks service providers undertake in performing services which are in the best interests of the Funds and Investing Funds. While the Funds' or Investing Funds' exposure under these indemnification provisions cannot be estimated, they are not expected to have a material impact on the Funds' financial positions.

         REDEMPTION BASKET OBLIGATION

         Other than as necessary to meet the investment objectives of the Funds and pay their contractual obligations described below, the Funds will require liquidity to redeem Redemption Baskets. The Funds intend to satisfy this obligation through the transfer of cash of the Funds (generated, if necessary, through the sale of Treasuries by the Investing Funds) in an amount proportionate to the number of units being redeemed, as described above under "Redemption Procedures."

         CONTRACTUAL OBLIGATIONS

         The Funds primary contractual obligations will be with their corresponding Investing Funds and the Sponsor. The Sponsor, in return for its services, will be entitled to a management fee calculated as a fixed percentage of the Fund's NAV, currently 0.95% of its average net assets. Out of this fee, the Sponsor is responsible for all ongoing fees, costs and expenses of each Fund's and Investing Fund's operation, except (1) brokerage fees and other transaction costs, (2) extraordinary expenses (including legal claims and liabilities, litigation costs, and any indemnification related thereto), and (3) fees for and related to the registration of Shares in addition to the Shares registered through this prospectus. Therefore, costs and expenses to be borne by the Sponsor include the preparation of the annual and other reports required by regulatory authorities, the printing and mailing of proxy statements and other shareholder reports, the expenses of Fund meetings, payment for routine services of the Trustee and Administrator, legal counsel and independent accountants, postage, insurance, accounting, bookkeeping and client relations services, any licensing fees for the use of intellectual property, payment for all federal, state, local or foreign taxes, and for the preparation of all tax returns related thereto.

         While the Sponsor has agreed to pay registration fees to the SEC, FINRA, NYSE Arca or any other regulatory agency or exchange in connection with the offer and sale of the Shares offered through this prospectus and the legal, printing, accounting and other expenses associated with such registrations, the Trust will be responsible for any registration fees and related expenses incurred in connection with any future offer and sale of Shares of the Funds in excess of those offered through this prospectus.

         In addition to the Sponsor's management fee, each Investing Fund pays its own brokerage and other transaction costs. The Investing Funds will pay fees to futures commission merchants in connection with their transactions in futures contracts. Futures commission merchant fees are estimated to be [0.__%] annually for each Fund. In general, transaction costs on over-the-counter Commodity Interests and on Treasuries and other short-term securities will be embedded in the purchase or sale price of the instrument being purchased or sold, and may not readily be estimated.

         Some of the fees and expenses paid by the Sponsor may be shared with other funds managed by the Sponsor. Any general expenses of the Trust will be allocated among the Funds as determined by the Sponsor in its sole and absolute discretion. The Trust is also responsible for extraordinary expenses, including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto. The Trust and/or the Sponsor may be required to indemnify the Trustee, Distributor, Administrator or Custodian under certain circumstances.

         The parties cannot anticipate the amount of payments that will be required under these arrangements for future periods as the Funds' and Investing Funds' NAVs and trading levels to meet their investment objectives will not be known until a future date. These agreements are effective for a specific term agreed upon by the parties with an option to renew, or, in some cases, are in effect for the duration of the Funds' existence. The parties may terminate these agreements earlier for certain reasons listed in the agreements.

THE TRUST AGREEMENT

         The following paragraphs are a summary of certain provisions of the Trust Agreement. The following discussion is qualified in its entirety by reference to the Trust Agreement.

         AUTHORITY OF THE SPONSOR

         The Sponsor is generally authorized to perform all acts deemed necessary to carry out the purposes of the Trust and to conduct the business of the Trust. The Trust and the Funds will continue to exist until terminated in accordance with the Trust Agreement.

         The Sponsor has the power to take certain actions, including the execution and filing of documents, on behalf of the Trust and with respect to the Trust Agreement. The Trust Agreement grants the following authority to the
Sponsor:

         o The Sponsor may enter into, execute, deliver and maintain contracts, agreements and any other documents as may be in furtherance of the Trust's purpose or necessary or appropriate for the offer and sale of the Shares and the conduct of Trust activities;

         o The Sponsor may establish, maintain, deposit, sign checks and otherwise draw upon accounts on behalf of the Trust with appropriate banking and savings institutions, and execute and accept any instrument or agreement incidental to the Trust's business and in furtherance of its purposes, any such instrument or agreement so executed or accepted by the Sponsor in the Sponsor's name shall be deemed executed and accepted on behalf of the Trust by the Sponsor;

         o The Sponsor may adopt, implement or amend, from time to time, such disclosure and financial reporting information gathering and control policies and procedures as are necessary or desirable to ensure compliance with applicable disclosure and financial reporting obligations under any applicable securities laws;

         o The Sponsor may pay or authorize the payment of distributions to the Shareholders and expenses of each Fund;

         o The Sponsor may make any elections on behalf of the Trust under the Code, or any other applicable U.S. federal or state tax law as the Sponsor shall determine to be in the best interests of the Trust; and

         o The Sponsor, in its sole discretion, may determine to admit an Affiliate or Affiliates of the Sponsor as additional Sponsors, as such is limited by the Trust Agreement.

         THE SPONSOR'S OBLIGATIONS

         In addition to the duties imposed by the Delaware Trust Statute, under the Trust Agreement the Sponsor has the following obligations as a sponsor of the Trust:

         o Determine in good faith and devote sufficient time to the business and affairs of the Trust for the benefit of the Trust and the Shareholders;

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

         o Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

         o Appoint and remove independent public accountants to audit the accounts of the Trust and employ attorneys to represent the Trust;

         o Use its best efforts to maintain the status of the Trust as a statutory trust for state law purposes and as a grantor trust for U.S. federal income tax purposes;

         o Have fiduciary responsibility for the safekeeping and use of the Trust Estate, whether or not in the Sponsor's immediate possession or control;

         o Enter into and perform agreements with each Participant, receive from Participants and process properly submitted Purchase Orders, receive Creation Basket Deposits, deliver or cause the delivery of Creation Baskets to for the account of the Participant submitting a Purchase Order;

         o Receive from Participants and process, or cause the Distributor to process, properly submitted Redemption Orders, receive from the redeeming Participant through the Depository, and thereupon cancel or cause to be cancelled, Limited Shares corresponding to the Redemption Baskets to be redeemed;

         o    Interact with the Depository; and

         o Delegate duties to one or more Administrators, as the Sponsor determines.

         To the extent that, at law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Funds, the Shareholders or to any other Person, the Sponsor will not be liable to the Trust, the Funds, the Shareholders or to any other Person for its good faith reliance on the provisions of the Trust Agreement or this Prospectus.

         LIABILITY AND INDEMNIFICATION

         Under the Trust Agreement, the Sponsor, the Trustee and their respective Affiliates (collectively, "Covered Persons") shall have no liability to the Trust, any Fund, or to any Shareholder for any loss suffered by the Trust or any Fund which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust or the applicable Fund and such course of conduct did not constitute gross negligence or willful misconduct of such Covered Person. The Sponsor or its affiliates shall not be liable for the conduct or willful misconduct of any Administrator or other delegatee selected by the Sponsor with reasonable care, provided, however, that the Trustee and its Affiliates shall not, under any circumstances be liable for the conduct or willful misconduct of any Administrator or other delegatee or any other person selected by the Sponsor to provide services to the Trust.

         The Trust Agreement also provides that the Sponsor shall be indemnified by the Trust (or by a Fund separately to the extent the matter in question relates to a single Fund or disproportionately affects a specific Fund in relation to other Funds) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust, provided that (i) the Sponsor was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of the Trust Agreement on the part of the Sponsor and (ii) any such indemnification will only be recoverable from the applicable Trust Estate or Trust Estates. All rights to indemnification permitted provided for under the Trust Agreement shall not be affected by the dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against the Sponsor. The source of payments made in respect of indemnification under the Trust Agreement shall be the assets of the Trust.

         The Trust and the Funds shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited under the Trust Agreement.

         Expenses incurred in defending a threatened or pending action, suit or proceeding against the Sponsor shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust; (ii) the legal action is initiated by a third party who is not a record owner or Shareholder or the legal action is initiated by a record owner or a Shareholder and a court of competent jurisdiction specifically approves such advance; and (iii) the Sponsor undertakes to repay the advanced funds with interest to the Trust in cases in which it is not entitled to indemnification.

         In the event the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any liability or expense as a result of or in connection with any Shareholder's (or assignee's) obligations or liabilities unrelated to the Trust business, such Shareholder (or assignees cumulatively) is required under the Trust Agreement to indemnify the Trust for all such liability and expense incurred, including attorneys' and accountants' fees. The payment of any indemnification shall be allocated, as appropriate, among the Funds.

         WITHDRAWAL OF THE SPONSOR

         The Sponsor may withdraw voluntarily as the Sponsor of the Trust only upon one hundred and twenty (120) days' prior written notice to all Shareholders and the Trustee. If the withdrawing Sponsor is the last remaining Sponsor, Shareholders holding a majority (over 50%) of the Trust's Shares (not including Shares held by the Sponsor or its Affiliates) may vote to elect a successor Sponsor. The successor Sponsor will continue the business of the Trust. Shareholders have no right to remove the Sponsor.

         In the event of withdrawal, the Sponsor is entitled to a redemption of the Shares it acquired through capital contributions to the Funds at their NAV per Share. If the Sponsor withdraws and a successor Sponsor is named, the withdrawing Sponsor shall pay all expenses as a result of its withdrawal.

         MEETINGS OF SHAREHOLDERS

         Meetings of the Shareholders may be called by the Sponsor and will be called by it upon the written request of Shareholders holding at least 10% of the Shares of all Funds or any Fund, as applicable, to vote on any matter with respect to which Shareholders have a right to vote under the Trust Agreement. The Sponsor shall deposit in the United States mail, within 15 days after receipt of said request, written notice to all Shareholders of the applicable Fund of the meeting and the purpose of the meeting, which shall be held on a date, not less than 30 nor more than 60 days after the date of mailing of said notice, at a reasonable time and place. Any notice of meeting shall be accompanied by a description of the action to be taken at the meeting and, if applicable, an opinion of independent counsel as to the effect of such proposed action on the liability of Shareholders for the debts of the applicable Fund. Shareholders may vote in person or by proxy at any such meeting. Any action required or permitted to be taken by

Shareholders by vote may be taken without a meeting by written consent setting forth the actions so taken. Such written consents shall be treated for all purposes as votes at a meeting. If the vote or consent of any Shareholder to any action of the Trust, any Fund or any Shareholder, as contemplated by the Trust Agreement, is solicited by the Sponsor, the solicitation shall be effected by notice to each Shareholder given in the manner provided in accordance with the Trust Agreement.

         VOTING RIGHTS

         Shareholders have very limited voting rights. Specifically, Shareholders holding Shares representing at least a majority (50%) of the Trust's Shares (not including Shares held by the Sponsor and its Affiliates) may vote only to (i) elect a successor Sponsor as described above, (ii) approve amendments to the Trust Agreement that impair the right to surrender Redemption Baskets for redemption. Except as expressly provided in the Trust Agreement, the Shareholders have no voting or other rights with respect to the Trust or any Fund.

         LIMITATION ON LIABILITY OF SHAREHOLDERS

         Shareholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of Delaware and no Shareholder shall be liable for claims against, or debts of the Trust or the applicable Fund in excess of his share of the applicable Fund's assets. Notwithstanding the foregoing, the Trust or the applicable Fund shall not make a claim against a Shareholder with respect to amounts distributed to such Shareholder or amounts received by such Shareholder upon redemption unless, under Delaware law, such Shareholder is liable to repay such amount.

         The Trust or the applicable Fund shall indemnify to the full extent permitted by law and the Trust Agreement each Shareholder (excluding the Sponsor to the extent of its ownership of any Shares) against any claims of liability asserted against such Shareholder solely because of beneficial ownership of Shares (other than for taxes for which such Shareholder is liable).

         Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Sponsor on behalf of the Trust or a Fund shall give notice to the effect that the same was executed or made by or on behalf of the Trust or the applicable Fund and that the obligations of such instrument are not binding upon the Shareholders individually but are binding only upon the assets and property of the applicable Fund and no recourse may be had with respect to the personal property of a Shareholder for satisfaction of any obligation or claim.

FEES AND EXPENSES

         MANAGEMENT FEES

         Each Fund is obligated under a management agreement to pay the Sponsor a management fee at an annual rate of 0.95% of the Fund's average net assets. Fees are calculated on a daily basis (accrued at 1/365 of 0.95% times the Fund's NAV on that day) and paid on a monthly basis. NAV is calculated by taking the current market value of the Trust's total assets and subtracting any liabilities.

         TRANSACTION COSTS

         The Investing Funds will pay fees to futures commission merchants in connection with their transactions in futures contracts. In general, transaction costs on over-the-counter Commodity Interests and on Treasuries and other short-term securities will be embedded in the purchase or sale price of the instrument being purchased or sold, and may not readily be estimated. Futures commission merchant fees are assessed on a per transaction basis. Such fees on a per transaction basis, and estimated as an annual percentage of Fund assets, are shown below.

         Futures commission merchant
         fee per transaction:                    $__.00 (purchase or sale)

         Estimated futures commission
         merchant fees as a percentage
         of Fund assets                          0.__%


         EXPENSES

         The Sponsor or any Affiliate of the Sponsor may only be reimbursed for the actual cost to the Sponsor or such Affiliate of any expenses which it advances on behalf of a Fund for which payment a Fund is responsible. In addition, payment to the Sponsor or such Affiliate for indirect expenses incurred in performing services for the Funds in its capacity as the Sponsor of the Trust, such as salaries and fringe benefits of officers and directors, rent or depreciation, utilities and other administrative items generally falling within the category of the Sponsor's "overhead," is prohibited.

THE SPONSOR HAS CONFLICTS OF INTEREST

         There are present and potential future conflicts of interest in the Trust's structure and operation you should consider before you purchase Shares. The Sponsor may use this notice of conflicts as a defense against any claim or other proceeding made.

         The Sponsor's officers, directors and employees (if any), do not devote their time exclusively to the Trust and the Company. These persons are directors, officers or employees of other entities which may compete with the Trust and Company for their services. They could have a conflict between their responsibilities to the Trust and Company on the one hand and to those other entities on the other. The Sponsor believes that it has sufficient personnel, time, and working capital to discharge its responsibilities in a fair manner and that these persons' conflicts should not impair its ability to provide services to the Trust and Company.

         The Sponsor and the Sponsor's principals, officers, directors and employees may trade Commodity Interests for their own account. Shareholders will not be permitted to inspect the trading records or any written policies related to such trading of the Sponsor and its principals, officers, directors, and employees. A conflict of interest may exist if their trades are in the same markets and at approximately the same times as the trades for the Investing Funds. A potential conflict also may occur when the Sponsor's principals trade their accounts more aggressively or take positions in their accounts which are opposite, or ahead of, the positions taken by the Trust. The Sponsor has adopted a Code of Ethics to ensure that the officers, directors, and employees of the Sponsor and its Affiliates do not engage in trades that will harm the Funds, the Investing Funds or the Shareholders.

         The Sponsor has sole current authority to manage the investments and operations of the Funds and Investing Funds, and this may allow it to act in a way that furthers its own interests, which may be in conflict with your best interests. Shareholders have very limited voting rights, which will limit their ability to influence matters such as amendment of the Trust Agreement, change in the Funds' basic investment policies, or dissolution of this Trust or a Fund.

         If the Sponsor acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for an Investing Fund, it shall have no duty to offer such opportunity to the Investing Fund. The Sponsor will not be liable to the Trust or to the Shareholders for breach of any fiduciary or other duty if Sponsor pursues or directs such opportunity to another person or does not communicate such opportunity to the Trust. Neither the Trust nor any Shareholder has any rights or obligations by virtue of the Trust Agreement, the trust relationship created thereby, or this prospectus in such business ventures or the income or profits or losses derived from such business ventures. The pursuit of such business ventures, even if competitive with the activities of the Trust and Company, will not be deemed wrongful or improper.

         The Sponsor serves as the Sponsor or investment adviser to funds other than the Funds and Investing Funds. The Sponsor may have a conflict to the extent that its trading decisions for the Investing Funds may be influenced by the effect they would have on the other funds it manages, and may be required to indemnify the officers and directors of the other funds. This potential indemnification could cause the Sponsor's assets to decrease. If the Sponsor's other sources of income are not sufficient to compensate for the indemnified amount, it could cease operations, which could in turn result in Fund losses and/or the termination of the Trust.

         RESOLUTION OF CONFLICTS OF INTEREST PROCEDURES

         Under NYSE Arca rules, the Trust must conduct an appropriate review of all related party transactions on an ongoing basis and use the audit committee of [ ] to review potential conflict of interest situations where appropriate.

         The Trust Agreement provides that whenever a conflict of interest exists between the Sponsor or any of its Affiliates, on the one hand, and the Trust or any Shareholder or any other Person, on the other hand the Sponsor shall resolve such conflict of interest considering the relative interest of each party (including its own interest) and the benefits and burdens relating to such interests, any customary or accepted industry practices, agreements, or transactions, and any applicable accepted accounting practices or principles.

         INTERESTS OF NAMED EXPERTS AND COUNSEL

         The Sponsor has employed the law firm of Sutherland Asbill & Brennan LLP to prepare this prospectus. Neither this firm nor any other expert hired by the Trust to give advice on the preparation of this offering document has been hired on a contingent fee basis. None of the experts hired by the Trust has any present or future expectation of interest in the Sponsor, Distributor, Authorized Purchasers, Custodian or other service providers to the Trust.

         PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS

         This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met. Those conditions require that no indemnification of the Sponsor or any underwriter for the Trust may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification and the court approves the indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by relevant regulatory agencies against such indemnification.

BOOKS AND RECORDS

         The Trust and Company keep their books of record and account at its office located at 9601 Blackwell Road, Suite 500, Rockville, Maryland 20850 or at the offices of the Administrator at its office located at [ ], or such office, including of an administrative agent, as it may subsequently designate upon notice. These books and records are open to inspection by any person who establishes to the Trust's satisfaction that such person is a Shareholder upon reasonable advance notice at all reasonable times during the usual business hours of the Trust.

         The Trust keeps a copy of its Trust Agreement on file in its office which is available for inspection on reasonable advance notice at all reasonable times during its usual business hours by any Shareholder. The Trust Agreement is also available through the EDGAR database on the SEC's Internet website at www.sec.gov.

ANALYSIS OF CRITICAL ACCOUNTING POLICIES

         The Trust's critical accounting policies are set forth in the consolidated financial statements in this prospectus prepared in accordance with accounting principles generally accepted in the United States of America, which require the use of certain accounting policies that affect the amounts reported in these financial statements, including the following: (i) Investing Fund trades are accounted for on a trade-date basis and marked to market on a daily basis; (ii) the difference between the cost and market value of Commodity Interests is recorded as change in unrealized profit/loss for open (unrealized) contracts, and recorded as realized profit/loss when open positions are closed out; and (iii) earned interest income, as well as the fees and expenses of the Funds and Investing Funds are recorded on an accrual basis. The Sponsor believes that all relevant accounting assumptions and policies have been considered.

STATEMENTS, FILINGS, AND REPORTS TO SHAREHOLDERS

         The Trust will furnish to DTC Participants for distribution to Shareholders monthly and annual (as of the end of each fiscal year) reports (in such detail) as are required to be provided to Shareholders by the CFTC and the NFA. Monthly reports will contain certain unaudited financial information regarding the Funds and Investing Funds, including the Funds' NAVs, and annual reports will contain financial statements prepared by the Sponsor and audited by an independent registered public accounting firm designated by the Sponsor. The Sponsor will furnish to the Shareholders other reports or information which the Sponsor, in its discretion, determines to be necessary or appropriate. In addition, under SEC rules the Trust will be required to file quarterly and annual reports with the SEC, which need not be sent to Shareholders but will be publicly available through the SEC. The Trust will post the same information that would otherwise be provided in the Trust's CFTC, NFA and SEC reports on the Trust's website www.RydexCommodityShares.com.

         The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws, federal commodities laws, and laws of any other jurisdiction as the Sponsor may select. The Sponsor is responsible for preparing all required reports, but has entered into an agreement with the Administrator to prepare these reports on the Trust's behalf.

         The accountants' report on its audit of the Trust's financial statements will be furnished by the Trust to Shareholders upon request. The Trust will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised by its counsel or accountants are from time to time required by any applicable statute, rule or regulation.

         The Trust and the Funds qualify as "non-mortgage widely held fixed investment trusts" for U.S. federal income tax purposes. [Name, address and telephone number of administrator] is the representative of the Trust that will provide tax information in accordance with applicable U.S. Treasury Regulations relating to information reporting. Persons treated as middlemen for federal income tax purposes may obtain information from the Administrator or from the Trust's website, www.RydexCommodityShares.com.

FISCAL YEAR

         The fiscal year of the Trust will initially be the calendar year. The Sponsor may select an alternate fiscal year.

GOVERNING LAW; CONSENT TO DELAWARE JURISDICTION

         The rights of the Sponsor, the Trust, DTC (as registered owner of the Funds' global certificates for Shares) and the Shareholders are governed by the laws of the State of Delaware. The Sponsor, the Trust and DTC and, by accepting Shares, each DTC Participant and each Shareholder, consent to the jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware. Such consent is not required for any person to assert a claim of Delaware jurisdiction over the Sponsor or the Trust.

LEGAL MATTERS

         LITIGATION AND CLAIMS

         Within the past 5 years of the date of this prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Trust or the Trustee, or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

         LEGAL OPINION

         Sutherland Asbill & Brennan LLP has been retained to advise the Trust and the Sponsor with respect to the Shares being offered hereby and will pass upon the validity of the Shares being issued hereunder. Sutherland Asbill & Brennan LLP has also provided the Sponsor with its opinion with respect to federal income tax matters addressed herein.

         EXPERTS

         The Sponsor engaged [ ] as an independent registered public accounting firm to audit the Funds' financial statements. The Trust will file such financial statements and the report of [_______] on its audit by a pre-effective amendment to this Form S-1.

         PRIVACY POLICY

         The Trust and the Sponsor collect certain nonpublic personal information about investors from the information provided by them in certain documents, as well as in the course of processing transaction requests. None of this information is disclosed except as necessary in the course of processing creations and redemptions and otherwise administering the Trust (and then only subject to customary undertakings of confidentiality) or as required by law. The Trust and the Sponsor restrict access to the nonpublic personal information they collect from investors to those employees or parties who need access to this information to provide products and services to investors. The Trust and the Sponsor each maintain physical, electronic and procedural controls to safeguard this information. These standards are reasonably designed to (1) ensure the security and confidentiality of investors' records and information, (2) protect against any anticipated threats or hazards to the security or integrity of investors' records and information, and (3) protect against unauthorized access to or use of investors' records or information that could result in substantial harm or inconvenience to any investor.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

         The following discussion summarizes the material U.S. federal income tax consequences of the purchase, ownership and disposition of Shares in the Trust and the U.S. federal income tax treatment of the Trust as of the date hereof. This discussion is applicable to a Shareholder who purchases Shares in the offering to which this prospectus relates, including a Shareholder who purchases Shares from an Authorized Purchaser. Except where noted otherwise, it deals only with Shares held as capital assets and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, tax-exempt entities, insurance companies, persons holding Shares as a part of a hedging, integrated or conversion transaction, a straddle or a trade or business, traders in securities or commodities that elect to use a mark-to-market method of accounting for their securities holdings, holders of Shares whose functional currency is not the U.S. dollar or persons liable for the alternative minimum tax. Furthermore, the discussion below is based upon the provisions of the Code, Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked or modified, possibly on a retroactive basis, potentially resulting in U.S. federal income tax consequences different from those discussed below.

         As used herein, a U.S. Shareholder of a Share means a beneficial owner of a Share that is, for United States federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust (X) that is subject to the supervision of a court within the United States and the control of one or more United States persons as described in section 7701(a)(30) of the Code or
(Y) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person. A Non-U.S. Shareholder is a Shareholder that is not a U.S. Shareholder. If a partnership holds Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Shares, you should consult your own tax advisor regarding the tax consequences.

         The Sponsor of the Trust has received the opinion of Sutherland Asbill & Brennan LLP, counsel to Trust, that the material U.S. federal income tax consequences to the Trust and to U.S. Shareholders and Non-U.S. Shareholders will be as described below. In rendering its opinion, Sutherland Asbill & Brennan LLP has relied on the facts described in this prospectus as well as certain factual representations made by the Trust and the Sponsor. The opinion of Sutherland Asbill & Brennan LLP is not binding on the IRS, and as a result, the IRS may not agree with the tax positions taken by the Trust. If challenged by the IRS, the Trust's tax positions might not be sustained by the courts. Although the Trust intends to seek a ruling from the IRS concerning the appropriateness of methods used to allocate tax items to Shareholders, it is uncertain whether a ruling can be obtained.

         TAX STATUS OF THE TRUST AND FUNDS

         The Trust is organized and will be operated as a statutory trust in accordance with the provisions of the Trust Agreement and applicable Delaware law. Under current law and assuming full compliance with the Terms of the Trust Agreement and other relevant documents, the Trust and the Funds will not be

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classified as associations taxable as corporations for federal income tax purposes. Further, although the matter is not free from doubt, each of the Funds will be treated as a grantor trust (and not as a partnership) for federal income tax purposes. Each Fund will be a "United States shareholder" with respect to its corresponding Investing Fund, and each Investing Fund will be a "controlled foreign corporation" with respect to its corresponding Fund, as more fully described below. It is expected that each Investing Fund will be operated in such a manner that it will not be considered as being engaged in a trade or business in the United States. Accordingly, no separate corporate-level U.S. federal income tax will be imposed on the income of the Funds or on the income of their corresponding Investing Funds.

         The IRS could take the position that the Funds are partnerships for federal income tax purposes. If the Funds were reclassified as partnerships by the IRS, the amount and timing of income, gains, deductions and losses recognized by Shareholders for federal income tax purposes should not be materially affected. In certain circumstances, a partnership may be subject to tax as a corporation for federal income tax purposes. Under the Code, an entity classified as a "publicly traded partnership" (including one the interests of which are traded on a public exchange) is generally taxable as a corporation unless its gross income for each taxable year of its existence consists of at least 90% qualifying income (the "qualifying income exception"). For this purpose, section 7704 defines qualifying income as including, in pertinent part, interest (other than from a financial business), dividends and gains from the sale or disposition of capital assets held for the production of interest or dividends. In addition, in the case of a partnership a principal activity of which is the buying and selling of commodities (other than as inventory) or of futures contracts, swaps, forwards and options with respect to commodities, qualifying income includes income and gains from such commodities and such futures contracts, swaps, forwards and options.

         The Trust and the Sponsor have represented to Sutherland Asbill & Brennan LLP that at least 90% of each Fund's gross income for each taxable year will constitute qualifying income within the meaning of Code section 7704 (as described above). Based in part on this representation, Sutherland Asbill & Brennan LLP is of the opinion that if the Funds are determined not to qualify as grantor trusts for federal income tax purposes, they will be a classified as publicly traded partnerships eligible for the qualifying income exception and, consequently, will not be taxable as corporations. Reclassification of the Funds as partnerships would change the manner in which the Funds are required to report tax information relating to the Shares, which could increase compliance expenses of the Funds. Moreover, partnership classification could have adverse state or local tax consequences for Shareholders.

         The remainder of this summary assumes that each Fund will be classified as a grantor trust and not as a partnership or as an association taxable as a corporation for federal income tax purposes.

         U.S. SHAREHOLDERS

         Tax Consequences of Ownership of Shares

         For U.S. federal income tax purposes, each Investing Fund will be classified as a "controlled foreign corporation" whose sole "United States shareholder" is its corresponding Fund. Any income realized by an Investing Fund, net of expenses, will constitute "subpart F income" under the Code. Under the subpart F income rules, all net income of an Investing Fund will be includible as ordinary income by the corresponding Fund in the year it is realized by the Investing Fund. The Fund will then allocate this income to its Shareholders on a pro rata basis. These inclusions of income will occur without regard to whether distributions are received by the Fund or by its Shareholders. Therefore, you may be allocated taxable income by the Fund even though you receive no distribution with which to pay your tax liability on the allocated amount, or you may receive a distribution that is insufficient to pay the full tax liability

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

with respect to your Shares. In either case, you will be required to pay taxes on your allocable share of income with funds from other sources.

         If an Investing Fund realizes a net loss for a year, that loss will not be currently passed through to the Fund or to Shareholders, and it cannot be carried forward or back to offset subpart F income realized by the Fund (or directly passed through to Shareholders) in any other taxable year. The effect of the subpart F rules, therefore, will be that Shareholders will currently recognize an allocable portion of the annual net income realized by an Investing Fund but will not currently recognize any of its annual net losses. You may be entitled to recognize realized or unrealized losses attributable to your Shares when you dispose of the Shares, although this loss will be a capital loss which may be subject to limitation (see "Limitations on Deductibility of Losses and Certain Expenses" below).

         In summary, you will be required to report income allocable to Shares in a Fund for a taxable year regardless of cash distributed in that year with respect to your Shares; preferential long-term capital gains rates will not apply to any portion such income; and in no event will net losses of an Investing Fund for a taxable year pass through to the Fund and consequently to you and other Shareholders of the Fund.

         Each Fund will provide information annually to the financial institutions through which Shares of the Funds are held regarding the amount of gross income, gains, losses, deductions and other tax items realized by each Fund. As noted above, all of the income for a taxable year attributable to a Fund and allocated to its Shareholders will be subpart F income earned by its corresponding Investing Fund. The Code requires that Subpart F income be computed on an annual basis and allocated pro rata to all "United States shareholders." There is no authority directly addressing how subpart F income realized through a grantor trust which constitutes a United States shareholder is properly allocated to the trust's beneficial owners (in this case, the Shareholders) where interests in the trust are transferred during the course of the year. The Trust intends to apply certain assumptions and conventions that it believes will reasonably allocate each Fund's subpart F income and any other tax items among persons who held Shares of the Fund during a taxable year while reducing complexity and administrative costs. In general, the Funds will apply a monthly closing-of-the-books convention in determining allocations of tax items to Shareholders.

         We believe the assumptions and conventions we intend to use in allocating tax items will be consistent with the intent of the Code and Treasury Regulations and that the resulting allocations will be respected for federal income tax purposes. However, because the Code and Treasury Regulations do not expressly permit adoption of the assumptions and conventions that will be applied, Sutherland Asbill & Brennan LLP is unable to opine on the validity of our intended allocation method. The Sponsor intends to seek a ruling from the IRS confirming the appropriateness of the method of allocating the Funds' tax items among Shareholders. Such a ruling may not be obtainable, however. If the IRS is unwilling to rule, the IRS could subsequently challenge the allocation method and, if successful, require a Shareholder to report a greater or lesser share of tax items than if our method were respected. The Sponsor is authorized to revise our allocation method to conform to any method permitted under future Treasury Regulations.

         Entities with information reporting responsibility will use information supplied by the Sponsor to provide Shareholders with an IRS Form 1099 reflecting their respective shares of items of income, gain, loss or deduction attributable to their Shares for the taxable year. The assumptions and conventions used in making tax allocations may cause you to be allocated more or less income or loss for federal income tax purposes than your proportionate share of the economic income or loss realized by a Fund during the period you hold Shares in a Fund. This mismatch between taxable and economic income or loss in some cases may be temporary, reversing itself in a later year when you sell your Shares, but could be permanent. For example, you could be allocated income accruing before you purchased your Shares, resulting in an increase in the basis of the Shares (see "Tax Basis of Shares" below). On a subsequent

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

disposition of the Shares, the additional basis might cause you to recognize a capital loss, the deduction of which may be limited (see "Limitations on Deductibility of Losses and Certain Expenses" below).

         Limitations on Deductibility of Losses and Certain Expenses. A number of different provisions of the Code may defer or disallow the deduction of losses or expenses allocated to you by the Trust, including but not limited to those described below.

         Noncorporate taxpayers are permitted to deduct capital losses only to the extent of their capital gains for the taxable year plus $3,000 of other income. Unused capital losses can be carried forward and used to offset capital gains in future years. Corporate taxpayers generally may deduct capital losses only to the extent of capital gains, subject to special carryback and carryforward rules.

         Otherwise deductible expenses incurred by noncorporate taxpayers constituting miscellaneous itemized deductions, generally including investment-related expenses (other than interest and certain other specified expenses), are deductible only to the extent they exceed 2 percent of the taxpayer's adjusted gross income for the year (the "2% floor"). Management fees that the Investing Funds pay to the Sponsor and other expenses incurred by the Funds will constitute investment-related expenses subject to this limitation, rather than expenses incurred in connection with a trade or business.

         Noncorporate Shareholders generally may deduct investment interest expense only to the extent of their net investment income. Investment interest expense of a Shareholder will generally include any interest accrued by and any interest paid or accrued on direct borrowings by a Shareholder to purchase or carry its Shares, such as interest with respect to a margin account. Net investment income generally includes gross income from property held for investment (including portfolio income under the passive loss rules, but not, absent an election, long-term capital gains or certain qualifying dividend income) less deductible expenses other than interest directly connected with the production of investment income.

         To the extent that we allocate expenses to you that must be deferred or disallowed as a result of these or other limitations in the Code, you may be taxed on income in excess of your economic income or distributions (if any) on your Shares. As one example, you could be allocated and required to pay tax on your share of the Fund's subpart F income for a year, but be unable to deduct some or all of your share of management fees due to the 2% floor. You are urged to consult your own tax advisor regarding the effect of limitations under the Code on your ability to deduct your allocable share of a Fund's expenses.

         Treatment of Fund Distributions. The Funds may in the discretion of the Sponsor distribute their net income and net realized capital gains to Shareholders at least annually. To the extent the amount distributed has been previously subject to tax, no tax will be imposed on the distribution.

         Tax Consequences of Disposition of Shares

         If you sell your Shares, you will recognize gain or loss to the extent of the difference between the amount realized and your adjusted basis in the Shares sold. Your amount realized will be amount of cash received. Your adjusted basis will be the amount paid for the Shares plus any income or gain allocated to the Shares, minus any deductions allocated to the Shares and any distributions received with respect to them. [Gain recognized by a Shareholder on the sale or exchange of Shares held for more than one year generally will be taxable as long-term capital gain or loss; otherwise, such gain or loss will generally be taxable as short-term capital gain or loss. If your are an individual, the maximum marginal federal tax rate for net capital gain is generally 15% (generally 5% for certain taxpayers in the 10% or 15% brackets). These capital gains rates are generally effective for taxable years beginning before January 1, 2011. The tax rates for assets held for one year or less are generally the same as for ordinary income.]

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

         If some or all of your Shares are lent by your broker or other agent to a third party - for example, for use by the third party in covering a short sale
- you may be considered as having made a taxable disposition of the loaned Shares, in which case:

         o you may recognize taxable gain or loss to the same extent as if you had sold the Shares for cash;

         o any of the Trust's items of income or deduction allocable to those Shares during the period of the loan will not be reportable by you for tax purposes; and

         o any substitute payments you receive reflecting distributions on Shares will be fully taxable as ordinary income.

         Shareholders desiring to avoid these and other possible consequences of a deemed disposition of their Shares should consider modifying any applicable brokerage account agreements to prohibit the lending of their Shares.

         INVESTMENTS BY REGULATED INVESTMENT COMPANIES

         Regulated investment companies ("RICs") that invest in Shares will be treated as owning a proportionate share of the applicable Fund's interests in the corresponding Investing Fund and will take into account their allocable share of such Fund's assets and income when testing compliance with the asset, income and other statutory requirements specifically applicable to them. Prospective RIC investors should consult their tax advisor regarding the treatment of an investment in a Fund to them under current tax rules.

         NON-U.S. SHAREHOLDERS

         Non-U.S. Shareholders generally will not be subject to U.S. federal income tax on income or gains allocable to their Shares if the Shares are not held as part of a U.S. trade or business and they provide an IRS Form W-8BEN or other appropriate form certifying that they are not a United States person. If Shares are held by a foreign partnership or foreign trust, the partners or beneficiaries will be required to provide these certifications.

         INFORMATION REPORTING AND BACKUP WITHHOLDING

         A Fund may be required to withhold U.S. federal income tax (backup withholding) at a rate of 28 percent from all taxable distributions payable to:
(1) any Shareholder who fails to furnish the Fund with his, her or its correct taxpayer identification number or a certificate that the Shareholder is exempt from backup withholding; and (2) any Shareholder with respect to whom the IRS notifies the Fund that the Shareholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. Backup withholding is not an additional tax and may be returned or credited against a taxpayer's regular federal income tax liability if appropriate information is provided to the IRS.

         Backup withholding of U.S. federal income tax may apply to payments made in respect of a Share held by a person who is not an "exempt recipient" and who fails to provide certain identifying information (such as the tax identification number) in the manner required.

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

         OTHER TAX CONSIDERATIONS

         In addition to federal income taxes, Shareholders should consider the state and local tax consequences of the purchases, ownership and disposition of Shares in a Fund. State and local tax laws may differ substantially from the corresponding federal law. It is each Shareholder's responsibility to file the appropriate U.S. federal, state, local, and foreign tax returns. Sutherland Asbill & Brennan LLP has not provided an opinion concerning any aspects of state, local or foreign tax or U.S. federal tax other than those U.S. federal income tax issues discussed herein.

         PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SHARES IN THE TRUST, AS WELL AS THE CONSEQUENCES OF ANY APPLICABLE STATE, LOCAL OR FOREIGN TAXES, ON THEIR PARTICULAR FACTS.

CAYMAN ISLANDS TAX CONSIDERATIONS

         Under current Cayman Islands law, there are no taxes on income or gains, and distributions made by the Company will not be subject to withholding tax in the Cayman Islands.

         As an exempted company, the Company has applied for and can expect to obtain undertakings from the Governor-in-Council of the Cayman Islands (the "Governor") pursuant to the provisions of the Cayman Islands' Tax Concessions Law (as revised) that for a period of twenty years from the date of exemption no law enacted in the Cayman Islands imposing any tax to be levied on profits or income or gains shall apply to it or its operations, and that any such tax or any tax in the nature of estate, duty or inheritance tax shall not be payable on the shares, debentures or other obligations of the Company or by way of the withholding in whole or in part of any payment of divided or other distribution of income or capital by the Company to its members or payments of principal or interest or other sums due under a debenture or other obligation of the Company.

         The Cayman Islands currently imposes stamp duty on certain categories of documents; however the contemplated operations of the Company do not involve the payment of stamp duties in any material amount.

         An annual registration fee will be payable by the Company in the Cayman Islands which will be calculated by reference to the nominal amount of its authorized share capital; at current rates the fee will be approximately US$574 per annum together with an additional fee of US$2,440 for registration as a segregated portfolio company and a further US$366 for each segregated portfolio.

         Investors should note that such registration of the Company does not in any way mean or imply that the Company's activities are approved or guaranteed by the Cayman Islands government.

INVESTMENT BY ERISA ACCOUNTS

         GENERAL

         Most employee benefit plans and individual retirement accounts ("IRAs") are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code, or both. This section discusses certain considerations that arise under ERISA and the Code that a fiduciary who has investment discretion over an employee benefit plan as defined in ERISA or a plan as defined in Section 4975 of the Code should take into account before deciding to invest the plan's assets in the Trust.

Employee benefit plans under ERISA and plans under the Code are collectively referred to below as "plans," and fiduciaries with investment discretion are referred to below as "plan fiduciaries."

         This summary is based on the provisions of ERISA and the Code as of the date hereof. This summary is not intended to be complete, but only to address certain questions under ERISA and the Code likely to be raised by your advisors. The summary does not include state or local law.

         Potential plan investors are urged to consult with their own professional advisors concerning the appropriateness of an investment in the Trust and the manner in which Shares should be purchased.

         SPECIAL INVESTMENT CONSIDERATIONS

         Each plan fiduciary must consider the facts and circumstances that are relevant to an investment in the Trust, including the role that an investment in the Trust would play in the plan's overall investment portfolio. Each plan fiduciary, before deciding to invest in the Trust, must be satisfied that the investment is prudent for the plan, that the investments of the plan are diversified so as to minimize the risk of large losses and that an investment in the Trust complies with the terms of the plan.

         THE TRUST AND PLAN ASSETS

         A regulation issued under ERISA contains rules for determining when an investment by a plan in an equity interest of a statutory trust will result in the underlying assets of the statutory trust being deemed plan assets for purposes of ERISA and Section 4975 of the Code. Those rules provide that assets of a statutory trust will not be plan assets of a plan that purchases an equity interest in the partnership if the equity interest purchased is a publicly-offered security. If the underlying assets of a statutory trust are considered to be assets of any plan for purposes of ERISA or Section 4975 of the Code, the operations of that trust would be subject to and, in some cases, limited by, the provisions of ERISA and Section 4975 of the Code.

         The publicly-offered security exception described above applies if the equity interest is a security that is:

         1. freely transferable (determined based on the relevant facts and circumstances);

         2. part of a class of securities that is widely held (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and

         3. either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (b) sold to the plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

         The plan asset regulations under ERISA state that the determination of whether a security is freely transferable is to be made based on all the relevant facts and circumstances. In the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (1) a requirement that no transfer or assignment of the security or rights relating to the security be made that would violate any federal or state law; and (2) a requirement that no transfer or assignment be made without advance written notice given to the entity that issued the security.

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

         The Sponsor believes that the conditions described above will be satisfied with respect to the Shares. The Sponsor believes that the Shares should therefore constitute publicly-offered securities, and the underlying assets of the Trust should not be considered to constitute plan assets of any plan that purchases Shares.

         PROHIBITED TRANSACTIONS

         ERISA and the Code generally prohibit certain transactions involving the plan and persons who have certain specified relationships to the plan.

         In general, Shares may not be purchased with the assets of a plan if the Sponsor, the clearing brokers, the trading advisors (if any), or any of their affiliates, agents or employees either:

         o exercise any discretionary authority or discretionary control with respect to management of the plan;

         o exercise any authority or control with respect to management or disposition of the assets of the plan;

         o render investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the plan;

         o have any authority or responsibility to render investment advice with respect to any monies or other property of the plan; or

         o have any discretionary authority or discretionary responsibility in the administration of the plan.

         Also, a prohibited transaction may occur under ERISA or the Code when circumstances indicate that (1) the investment in Shares is made or retained for the purpose of avoiding application of the fiduciary standards of ERISA, (2) the investment in Shares constitutes an arrangement under which the Trust is expected to engage in transactions that would otherwise be prohibited if entered into directly by the plan purchasing the Shares, (3) the investing plan, by itself, has the authority or influence to cause the Trust to engage in such transactions, or (4) a person who is prohibited from transacting with the investing plan may, but only with the aid of certain of its affiliates and the investing plan, cause the Trust to engage in such transactions with such person.

         SPECIAL IRA RULES

         IRAs are not subject to ERISA's fiduciary standards, but are subject to their own rules, including the prohibited transaction rules of Section 4975 of the Code, which generally mirror ERISA's prohibited transaction rules. In addition, IRAs are subject to special custody rules and must maintain a qualifying IRA custodial arrangement separate and distinct from the Trust and its custodial arrangement. Otherwise, if a separate qualifying custodial arrangement is not maintained, an investment in the Shares will be treated as a distribution from the IRA. Second, IRAs are prohibited from investing in certain commingled investments, and the Sponsor makes no representation regarding whether an investment in Shares is an inappropriate commingled investment for an IRA. Third, in applying the prohibited transaction provisions of Section 4975 of the Code, in addition to the rules summarized above, the individual for whose benefit the IRA is maintained is also treated as the creator of the IRA. For example, if the owner or beneficiary of an IRA enters into any transaction, arrangement, or agreement involving the assets of his or her IRA to benefit the IRA owner or beneficiary (or his or her relatives or business affiliates) personally, or with the understanding that such benefit will occur, directly or indirectly, such transaction could give rise to a prohibited transaction that is not exempted by any available exemption. Moreover, in the case of an IRA, the consequences of a non-exempt prohibited transaction are that the IRA's assets will be treated as if they were distributed, causing immediate taxation of the assets (including any early distribution penalty tax applicable under Section 72 of the Code), in addition to any other fines or penalties that may apply.

         EXEMPT PLANS

         Certain employee benefit plans may be governmental plans or church plans. Governmental plans and church plans are generally not subject to ERISA, nor do the prohibited transaction provisions described above apply to them. These plans are, however, subject to prohibitions against certain related-party transactions under Section 503 of the Code, which are similar to the prohibited transaction rules described above. In addition, the fiduciary of any governmental or church plan must consider any applicable state or local laws and any restrictions and duties of common law imposed upon the plan.

         No view is expressed as to whether an investment in the Trust (and any continued investment in the Trust), or the operation and administration of the Trust, is appropriate or permissible for any governmental plan or church plan under Code Section 503, or under any state, county, local or other law relating to that type of plan.

         ALLOWING AN INVESTMENT IN A FUND IS NOT TO BE CONSTRUED AS A REPRESENTATION BY THE FUND, THE TRUST, THE SPONSOR, ANY TRADING ADVISOR, ANY CLEARING BROKER, THE DISTRIBUTOR OR LEGAL COUNSEL OR OTHER ADVISORS TO SUCH PARTIES OR ANY OTHER PARTY THAT THIS INVESTMENT MEETS SOME OR ALL OF THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY SUCH PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH THE PLAN'S ATTORNEY AND FINANCIAL ADVISORS AS TO THE PROPRIETY OF AN INVESTMENT IN THE TRUST IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN, CURRENT TAX LAW AND ERISA.

                           INFORMATION YOU SHOULD KNOW

         This prospectus contains information you should consider when making an investment decision about the Shares. You may rely on the information contained in this prospectus. None of the Trust, the Company, any of the respective Funds and Investing Funds, or the Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

         You should disregard anything we said in an earlier document that is inconsistent with what is included in this prospectus or any applicable prospectus supplement. Where the context requires, when we refer to this prospectus, we are referring to this prospectus and (if applicable) the relevant prospectus supplement.

         You should not assume that the information in this prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this prospectus or the date on the front page of any applicable prospectus supplement.

         The information contained in this prospectus was obtained from us and other sources believed by us to be reliable.

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

         We include cross references in this prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.

                 STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus includes forward-looking statements which generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as may, will, should, expect, plan, anticipate, believe, estimate, predict, potential or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as changes in inflation in the United States, movements in the stock market, movements in U.S. and foreign currencies, and movements in the commodities markets and indices that track such movements, the Trust's or Company's operations, the Sponsor's plans and references to the Trust's or Company's future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor's expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other economic and political developments. See "What Are the Risk Factors Involved with an Investment in the Funds?" above. Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust's operations or the value of the Funds' Shares.

                       WHERE YOU CAN FIND MORE INFORMATION

         The Sponsor has filed on behalf of the Trust and Company a registration statement on Form S-1 with the SEC under the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust, the Funds, the Funds' Shares, the Company and the Investing Funds please refer to the registration statement, which you may inspect, without charge, at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address. Information about the Trust, the Funds, the Funds' Shares, the Company and the Investing Funds can also be obtained from the Trust's website, which is www.RydexCommodityShares.com. The Trust's website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this prospectus or the registration statement of which this prospectus is part. The Trust is subject to the informational requirements of the Exchange Act and the Sponsor will, on behalf of the Trust and Company, file certain reports and other information with the SEC under the Exchange Act. The Sponsor will file an updated prospectus at least annually for the Trust pursuant to the Securities Act. The reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, NE, Washington, D.C. 20549 and online at www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

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                           PATENT APPLICATION PENDING

         A patent application by the Sponsor directed to the creation and operation of the Trust is pending and the Sponsor's registration of the Trust's trademarks is in process at the United States Patent and Trademark Office.

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


                 RYDEX EXCHANGE TRADED COMMODITIES FUNDS TRUST I
                          INDEX TO FINANCIAL STATEMENTS


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Report of Independent Registered Public Accounting Firm....................F-

Statement of Financial Condition as of [            ]......................F-

Notes to Statement of Financial Condition..................................F-


                 [Financial Statements to be added by amendment]

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            [Sponsor's Financial Statements to be added by amendment]



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                                   APPENDIX A
                            GLOSSARY OF DEFINED TERMS

         Certain of the more important terms used in this prospectus are defined below and, when used in this prospectus, each has the meaning set forth after such term:

         ADMINISTRATOR:  [_________________]

         AUTHORIZED PURCHASER: A broker-dealer or other securities market participant who has entered into an agreement with the Distributor that allows them to purchase Creation Baskets and redeem Redemption Baskets from or to a Fund.

         BENCHMARK: Twice (200% of) or twice the inverse (opposite) of the percentage change, whether positive or negative, of a Fund's corresponding Index on each Business Day, before payment of the expenses and liabilities of the Fund and its corresponding Investing Fund.

         BUSINESS DAY: Any day other than a day when on which the NYSE Arca or the CME is closed for regular trading or the Federal Reserve wire transfer system is closed for cash wire transfers.

         CFTC: Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and options in the United States.

         CME:  The Chicago Mercantile Exchange.

         CODE:  The Internal Revenue Code.

         COMMODITY INTERESTS: Various types of instruments that the returns on which are linked to the price of a physical commodity or commodities or the level of a particularly commodities index, including futures contracts, options on futures contracts, swaps and forward contracts.

         COMMODITY POOL: An enterprise in which various persons contribute funds in order to trade futures or future options collectively.

         COMMODITY POOL OPERATOR OR CPO: Any person engaged in a business which is of the nature of an investment trust, syndicate, or similar enterprise, and who, in connection therewith, solicits, accepts, or receives from others cash or other property for the purpose of trading in any commodity for future delivery or commodity option on or subject to the rules of any contract market.

         COMPANY:  Rydex Exchange Traded Commodities Funds, SPC I

         CREATION BASKET:  A block of 50,000 Shares that is issued by a Fund.

         CUSTODIAN:  [          ]

         DTC: The Depository Trust Company. DTC will act as the securities depository for the Shares.

         DTC PARTICIPANT: An entity that has an account with DTC.

         DTEF:  A derivatives transaction execution facility.

         DISTRIBUTOR:  Rydex Distributors Inc.

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         FINRA:  Financial Industry Regulatory Authority.

         FUTURES CONTRACT: An exchange-traded contract with standard terms that calls for delivery of a specified quantity of a commodity or other asset at a specified price, on a specified date and at a specified location.

         GSCI:  The S&P GSCI(TM) Total Return Index.

         INDEX: A statistic that measures price changes or returns in a particular securities or commodities market. The underlying Index for each Fund is the GSCI or a sub-index of the GSCI.

         INDIRECT PARTICIPANTS: Banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

         MARGIN: The amount that must be deposited and maintained as a form of collateral in connection with an investment in futures contracts.

         NAV: The Net Asset Value of a Fund. NAV is calculated by taking the total current market value of a Fund's assets and subtracting any liabilities of the Fund.

         NFA: National Futures Association.

         NSCC: National Securities Clearing Corporation.

         OPTION: An agreement that gives one party the right, but not the obligation, to buy or sell a futures contract or forward contract to the other party at a specified price on or before a specified date.

         OVER-THE-COUNTER (OTC) DERIVATIVE: A Commodity Interest that is not traded on an organized exchange.

         REDEMPTION BASKET: A block of 50,000 Shares that may be redeemed to a Fund.

         SEC:  Securities and Exchange Commission.

         SECONDARY MARKET: The stock exchanges and the over-the-counter market. Fund Shares are first issued to the public in a primary offering. When the Shares are traded from their first holder to another, the transactions takes place in the secondary market.

         SHARES: Common units of fractional undivided beneficial interest in a Fund.

         SHAREHOLDER:  A beneficial owner of Shares of a Fund.

         SPONSOR: Rydex Specialized Products LLC, d/b/a Rydex Investments, a single member limited liability company which is registered as a Commodity Pool Operator, who controls the investments and other decisions of the Funds.

         SPOT CONTRACT: A cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a commodity, usually with a two-day settlement.

         S&P:  Standard & Poors.

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         SUB-INDEX: A component of the GSCI that measures price changes or returns in a particular sector of the commodities market (e.g., energy products, precious metals, industrial metals and agricultural products).

         SWAP: An over-the-counter derivative that generally involves an agreement to exchange a periodic stream of payments, with one party's payments determined by reference to a specified price for an underlying commodity, other asset or index, and the other's by reference to the current market price of that commodity, asset or index.

         TRACKING ERROR: The margin by which the daily change in a Fund's NAV differs from its Benchmark.

         TREASURIES: Debt securities that are direct obligations of the United States government.

         TRUST:  Rydex Exchange Traded Commodities Funds Trust I.

         TRUST AGREEMENT:  The Trust's Amended and Restated Declaration of Trust
dated [      ].

         YOU:  A Shareholder.

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                       STATEMENT OF ADDITIONAL INFORMATION

                 RYDEX EXCHANGE TRADED COMMODITIES FUNDS TRUST I


         BEFORE YOU DECIDE WHETHER TO INVEST, YOU SHOULD READ THIS ENTIRE PROSPECTUS CAREFULLY AND CONSIDER THE RISK FACTORS BEGINNING ON PAGE ___ .

         THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE DOCUMENT AND A STATEMENT OF ADDITIONAL INFORMATION. THESE PARTS ARE BOUND TOGETHER, AND BOTH PARTS CONTAIN IMPORTANT INFORMATION.

THE MARKET IN COMMODITY INTERESTS

         GENERAL

         The Commodity Exchange Act or CEA governs the regulation of commodity interest transactions, markets and intermediaries. In December 2000, the CEA was amended by the Commodity Futures Modernization Act of 2000, or CFMA, which substantially revised the regulatory framework governing certain commodity interest transactions and the markets on which they trade. The CEA, as amended by the CFMA, now provides for varying degrees of regulation of commodity interest transactions depending upon the variables of the transaction. In general, these variables include (1) the type of instrument being traded (e.g., contracts for future delivery, options, swaps or spot contracts), (2) the type of commodity underlying the instrument (distinctions are made between instruments based on agricultural, energy, metals, and financial commodities),
(3) the nature of the parties to the transaction (retail, eligible contract participant, or eligible commercial entity), (4) whether the transaction is entered into on a principal-to-principal or intermediated basis, (5) the type of market on which the transaction occurs, and (6) whether the transaction is subject to clearing through a clearing organization. Information regarding commodity interest transactions, markets and intermediaries, and their associated regulatory environment, is provided below.

FUTURES CONTRACTS

         A futures contract is a contract with standardized terms traded on, or subject to the rules of, an exchange that calls for the delivery of a specified quantity of a commodity or other asset at a specified price, on a specified date and at a specified location. Futures contracts are traded on a wide variety of physical and financial commodities, including agricultural products, bonds, stock indices, interest rates, currencies, energy and metals. The size and terms of futures contracts on a particular commodity are identical and are not subject to negotiation, other than with respect to price and the number of contracts traded between the buyer and seller.

         The contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying commodity or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Some futures contracts, such as stock index contracts, settle in cash (reflecting the difference between the contract purchase/sale price and the contract settlement price) rather than by delivery of the underlying commodity.

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         In market terminology, a trader who purchases a futures contract is long in the market and a trader who sells a futures contract is short in the market. Before a trader closes out his long or short position by an offsetting sale or purchase, his outstanding contracts are known as open trades or open positions. The aggregate amount of open positions held by traders in a particular contract is referred to as the open interest in such contract.

INDEX FUTURES

         An index futures contract is a futures contract on a commodities or financial index.

FORWARD CONTRACTS

         A forward contract is a contractual obligation to purchase or sell a specified quantity of a commodity at or before a specified date in the future at a specified price and, therefore, is economically similar to a futures contract. Unlike futures contracts, however, forward contracts are typically traded in the over-the-counter markets and are not standardized contracts. Forward contracts for a given commodity are generally available for various amounts and maturities and are subject to individual negotiation between the parties involved. Moreover, generally there is no direct means of offsetting or closing out a forward contract by taking an offsetting position as one would a futures contract on a U.S. exchange. If a trader desires to close out a forward contract position, he generally will establish an opposite position in the contract but will settle and recognize the profit or loss on both positions simultaneously on the delivery date. Thus, unlike in the futures contract market where a trader who has offset positions will recognize profit or loss immediately, in the forward market a trader with a position that has been offset at a profit will generally not receive such profit until the delivery date, and likewise a trader with a position that has been offset at a loss will generally not have to pay money until the delivery date. In recent years, however, the terms of forward contracts have become more standardized, and in some instances such contracts now provide a right of offset or cash settlement as an alternative to making or taking delivery of the underlying commodity.

         The forward markets provide what has typically been a highly liquid market for foreign exchange trading, and in certain cases the prices quoted for foreign exchange forward contracts may be more favorable than the prices for foreign exchange futures contracts traded on U.S. exchanges. The forward markets are largely unregulated. Forward contracts are, in general, not cleared or guaranteed by a third party. Commercial banks participating in trading foreign exchange forward contracts often do not require deposits of margin or collateral, but rely upon internal credit limitations and their judgments regarding the creditworthiness of their counterparties. In recent years, however, many over-the-counter market participants in foreign exchange trading have begun to require that their counterparties post margin.

         Further, as the result of the CFMA, over-the-counter derivative instruments such as forward contracts and swap agreements (and options on forwards and physical commodities) may begin to be traded on lightly-regulated exchanges or electronic trading platforms that may, but are not required to, provide for clearing facilities. Exchanges and electronic trading platforms on which over-the-counter instruments may be traded and the regulation and criteria for that trading are more fully described below under Futures Exchanges and Clearing Organizations. Nonetheless, absent a clearing facility, Trust's trading in foreign exchange and other forward contracts is exposed to the creditworthiness of the counterparties on the other side of the trade.


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OPTIONS ON FUTURES CONTRACTS

         Options on futures contracts are standardized exchange-traded contracts. An option on a futures contract gives the buyer of the option the right, but not the obligation, to take a position at a specified price (the striking, strike, or exercise price) in the underlying futures contract or underlying interest. The buyer of a call option acquires the right, but not the obligation, to purchase or take a long position in the underlying interest, and the buyer of a put option acquires the right, but not the obligation, to sell or take a short position in the underlying interest.

         The seller, or writer, of an option is obligated to take a position in the underlying interest at a specified price opposite to the option buyer if the option is exercised. Thus, the seller of a call option must stand ready to take a short position in the underlying interest at the strike price if the buyer should exercise the option. The seller of a put option, on the other hand, must stand ready to take a long position in the underlying interest at the strike price.

         A call option is said to be in-the-money if the strike price is below current market levels and out-of-the-money if the strike price is above current market levels. Conversely, a put option is said to be in-the-money if the strike price is above the current market levels and out-of-the-money if the strike price is below current market levels.

         Options have limited life spans, usually tied to the delivery or settlement date of the underlying interest. Some options, however, expire significantly in advance of such date. The purchase price of an option is referred to as its premium, which consists of its intrinsic value (which is related to the underlying market value) plus its time value. As an option nears its expiration date, the time value shrinks and the market and intrinsic values move into parity. An option that is out-of-the-money and not offset by the time it expires becomes worthless. On certain exchanges, in-the-money options are automatically exercised on their expiration date, but on others unexercised options simply become worthless after their expiration date.

         Regardless of how much market prices change, the most an option buyer can lose is the option premium. The option buyer deposits his premium with his broker, and the money goes to the option seller. Option sellers, on the other hand, face risks similar to participants in the futures markets. For example, since the seller of a call option is assigned a short futures position if the option is exercised, his risk is the same as someone who initially sold a futures contract. Because no one can predict exactly how the market will move, the option seller posts margin to demonstrate his ability to meet any potential contractual obligations.

OPTIONS ON FORWARD CONTRACTS OR COMMODITIES

         Options on forward contracts or commodities operate in a manner similar to options on futures contracts. An option on a forward contract or commodity gives the buyer of the option the right, but not the obligation, to take a position at a specified price in the underlying forward contract or commodity. However, like forward contracts, options on forward contracts and on commodities are individually negotiated contracts between counterparties and are typically traded in the over-the-counter market. Therefore, options on forward contracts and physical commodities possess many of the same characteristics as forward contracts with respect to offsetting positions and credit risk that are described above.


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BLOCK TRADING

         Block trading refers to futures or option transactions that are privately negotiated apart from the public auction market. A block trade may be executed either on or off the exchange trading floor but is still reported to and cleared by the exchange.

EXCHANGE FOR PHYSICAL

         An Exchange for Physical ("EFP") is an off-market transaction which involves the swapping (or exchanging) of an over-the-counter ("OTC") position for a futures position. The OTC transaction must be for the same or similar quantity or amount of a specified commodity, or a substantially similar commodity or instrument. The OTC side of the EFP can include swaps or other instruments traded in the OTC market.

         The net result is that the OTC position (and the inherent counterparty credit exposure) is transferred from the OTC market to the futures market. EFPs can also work in reverse, where a futures position can be reversed and transferred to the OTC market.

EXCHANGE FOR SWAP

         A technique, analogous to an EFP transaction, used by financial institutions to avoid taking physical delivery of commodities. A dealer takes the financial institution's futures positions into its own account and swaps the commodity return for a funding rate.

MARKET PARTICIPANTS

         The two broad classes of persons who trade commodities are hedgers and speculators. Hedgers include financial institutions that manage or deal in interest rate-sensitive instruments, foreign currencies or stock portfolios, and commercial market participants, such as farmers and manufacturers, that market or process commodities. Hedging is a protective procedure designed to lock in profits that could otherwise be lost due to an adverse movement in the underlying commodity price - for example, the adverse price movement between the time a merchandiser or processor enters into a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. In such a case, at the time the hedger contracts to sell the physical commodity at a future date he will simultaneously buy a futures or forward contract for the necessary equivalent quantity of the commodity. At the time for performance of the contract, the hedger may accept delivery under his futures contract and sell the commodity quantity as required by his physical contract or he may buy the actual commodity, sell it under the physical contract and close out his position by making an offsetting sale of a futures contract.

         The commodity interest markets enable the hedger to shift the risk of price fluctuations. The usual objective of the hedger is to protect the profit that he expects to earn from farming, merchandising, or processing operations rather than to profit from his trading. However, at times the impetus for a hedge transaction may result in part from speculative objectives.

         Unlike the hedger, the speculator generally expects neither to make nor take delivery of the underlying commodity. Instead, the speculator risks his capital with the hope of making profits from price fluctuations in the commodities. The speculator is, in effect, the risk bearer who assumes the risks that the hedger seeks to avoid. Speculators rarely make or take delivery of the underlying commodity;

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rather they attempt to close out their positions prior to the delivery date. A speculator who takes a long position generally will make a profit if the price of the underlying commodity goes up and incur a loss if the price of the underlying commodity goes down, while a speculator who takes a short position generally will make a profit if the price of the underlying commodity goes down and incur a loss if the price of the underlying commodity goes up.

FUTURES EXCHANGES AND CLEARING ORGANIZATIONS

         Futures exchanges provide centralized market facilities in which multiple persons have the ability to execute or trade contracts by accepting bids and offers from multiple participants. Futures exchanges may provide for execution of trades at a physical location utilizing trading pits and/or may provide for trading to be done electronically through computerized matching of bids and offers pursuant to various algorithms. Members of a particular exchange and the trades executed on such exchange are subject to the rules of that exchange. Futures exchanges and clearing organizations are given reasonable latitude in promulgating rules and regulations to control and regulate their members. Examples of regulations by exchanges and clearing organizations include the establishment of initial margin levels, rules regarding trading practices, contract specifications, speculative position limits, daily price fluctuation limits, and execution and clearing fees.

         Clearing organizations provide services designed to mutualize or transfer the credit risk arising from the trading of contracts on an exchange or other electronic trading facility. Once trades made between members of an exchange or electronic trading facility have been confirmed, the clearing organization is substituted for the clearing member acting on behalf of each buyer and each seller of contracts traded on the exchange or trading platform and in effect becomes the other party to the trade. Thereafter, each clearing member party to the trade looks only to the clearing organization for performance. The clearing organization generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer that is intended to enable the clearing organization to meet its obligations with regard to the other side of an insolvent clearing member's contracts. Furthermore, the clearing organization requires margin deposits and continuously marks positions to market to provide some assurance that its members will be able to fulfill their contractual obligations. Thus, a central function of the clearing organization is to ensure the integrity of trades, and members effecting transactions on an exchange need not concern themselves with the solvency of the party on the opposite side of the trade; their only remaining concerns are the respective solvencies of their own customers, their clearing broker and the clearing organization. The clearing organizations do not deal with customers, but only with their member firms and the guarantee of performance for open positions provided by the clearing organization does not run to customers.

U.S. FUTURES EXCHANGES

         Futures exchanges in the United States are subject to varying degrees of regulation by the CFTC based on their designation as one of the following: a designated contract market, a derivatives transaction execution facility, an exempt board of trade or an electronic trading facility.

         A designated contract market is the most highly regulated level of futures exchange. Designated contract markets may offer products to retail customers on an unrestricted basis. To be designated as a contract market, the exchange must demonstrate that it satisfies specified general criteria for designation, such as having the ability to prevent market manipulation, rules and procedures to ensure fair and


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equitable trading, position limits, dispute resolution procedures, minimization of conflicts of interest and protection of market participants. Among the principal designated contract markets in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange and the New York Mercantile Exchange. Each of the designated contract markets in the United States must provide for the clearance and settlement of transactions with a CFTC-registered derivatives clearing organization.

         A derivatives transaction execution facility, or DTEF, is a new type of exchange that is subject to fewer regulatory requirements than a designated contract market but is subject to both commodity interest and participant limitations. DTEFs limit access to eligible traders that qualify as either eligible contract participants or eligible commercial entities for futures and option contracts on commodities that have a nearly inexhaustible deliverable supply, are highly unlikely to be susceptible to the threat of manipulation, or have no cash market, security futures products, and futures and option contracts on commodities that the CFTC may determine, on a case-by-case basis, are highly unlikely to be susceptible to the threat of manipulation. In addition, certain commodity interests excluded or exempt from the CEA, such as swaps, may be traded on a DTEF. There is no requirement that a DTEF use a clearing organization, except with respect to trading in security futures contracts, in which case the clearing organization must be a securities clearing agency. However, if futures contracts and options on futures contracts on a DTEF are cleared, then it must be through a CFTC-registered derivatives clearing organization, except that some excluded or exempt commodities traded on a DTEF may be cleared through a clearing organization other than one registered with the CFTC.

         An exempt board of trade is also a newly designated form of exchange. An exempt board of trade is substantially unregulated, subject only to CFTC anti-fraud and anti-manipulation authority. An exempt board of trade is permitted to trade futures contracts and options on futures contracts provided that the underlying commodity is not a security or securities benchmark and has an inexhaustible deliverable supply or no cash market. All traders on an exempt board of trade must qualify as eligible contract participants. Contracts deemed eligible to be traded on an exempt board of trade include contracts on interest rates, exchange rates, currencies, credit risks or measures, debt instruments, measures of inflation, or other macroeconomic indices or measures. There is no requirement that an exempt board of trade use a clearing organization. However, if contracts on an exempt board of trade are cleared, then it must be through a CFTC-registered derivatives clearing organization. A board of trade electing to operate as an exempt board of trade must file a written notification with the CFTC.

         An electronic trading facility is a new form of exchange that operates by means of an electronic or telecommunications network and maintains an automated audit trail of bids, offers, and the matching of orders or the execution of transactions on the electronic trading facility. The CEA does not apply to, and the CFTC has no jurisdiction over, transactions on an electronic trading facility in certain excluded commodities that are entered into between principals that qualify as eligible contract participants, subject only to CFTC anti-fraud and anti-manipulation authority. In general, excluded commodities include interest rates, currencies, securities, securities indices or other financial, economic or commercial indices or measures,, but not physical commodities.

         The Sponsor intends to monitor the development of and opportunities and risks presented by the new less-regulated exchanges and exempt boards and may, in the future, allocate a percentage of the Investing Funds' assets to trading in products on these exchanges. Provided an Investing Fund maintains assets exceeding $5 million, the Investing Fund would qualify as an eligible contract participant and thus would be able to trade on such exchanges.

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NON-U.S. FUTURES EXCHANGES

         Non-U.S. futures exchanges differ in certain respects from their U.S. counterparts. Importantly, non-U.S. futures exchanges are not subject to regulation by the CFTC, but rather are regulated by their home country regulator. In contrast to U.S. designated contract markets, some non-U.S. exchanges are principals' markets, where trades remain the liability of the traders involved, and the exchange or an affiliated clearing organization, if any, is not substituted for any party. Due to the absence of a clearing system, such exchanges are significantly more susceptible to disruptions. Further, participants in such markets must often satisfy themselves as to the individual creditworthiness of each entity with which they enter into a trade. Trading on non-U.S. exchanges is often in the currency of the exchange's home jurisdiction. Consequently, the Trust is subject to the additional risk of fluctuations in the exchange rate between such currencies and U.S. dollars and the possibility that exchange controls could be imposed in the future. Trading on non-U.S. exchanges may differ from trading on U.S. exchanges in a variety of ways and, accordingly, may subject the Funds to additional risks.

ACCOUNTABILITY LEVELS AND POSITION LIMITS

         The CFTC and U.S. designated contract markets have established accountability levels and position limits on the net long or net short futures contracts in commodity interests that any person or group of persons under common trading control (other than a hedger, which the Investing Funds are not) may hold, own or control. Among the purposes of accountability levels and position limits is to prevent a corner or squeeze on a market or undue influence on prices by any single trader or group of traders. The position limits currently established by the CFTC apply to certain agricultural commodity interests, such as grains (oats, barley, and flaxseed), soybeans, corn, wheat, cotton, eggs, rye, and potatoes, but not to interests in energy products. In addition, U.S. exchanges may set accountability levels and position limits for all commodity interests traded on that exchange. For example, the current accountability level for net positions at any one time in GSCI futures contracts (including investments in the Benchmark Futures Contract) on the Chicago Mercantile Exchange is 10,000 contracts. Many futures exchanges also impose position limits on contracts held in the last few days of trading in the near month contract to expire. Certain exchanges or clearing organizations also set limits on the total net positions that may be held by a clearing broker. In general, no position limits are in effect for swaps or other over-the-counter contract trading or for trading on non-U.S. futures exchanges, although the principals with which the Trust and the clearing brokers may trade in such markets may impose such limits as a matter of credit policy. The Investing Funds' commodity interest positions will not be attributable to Shareholders for purposes of determining the application of accountability levels and position limits to those Shareholders.

DAILY LIMITS

         Most U.S. futures exchanges (but generally not non-U.S. exchanges) limit the amount of fluctuation in some futures contract or options on futures contract prices during a single trading period by regulations. These regulations specify what are referred to as daily price fluctuation limits or more commonly, daily limits. The daily limits establish the maximum amount that the price of a futures or options on futures contract may vary either up or down from the previous day's settlement price. Once the daily limit has been reached in a particular futures or option on a futures contract, no trades may be made at a price beyond the limit. Positions in the futures or options contract may then be taken or liquidated, if at all, only if traders are willing to effect trades at or within the limit. Because the daily limit rule governs price movement only for a particular trading day, it does not limit losses and may in

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fact substantially increase losses because it may prevent the liquidation of unfavorable positions. Futures contract prices have occasionally moved the daily limit for several consecutive trading days, thus preventing prompt liquidation of positions and subjecting the trader to substantial losses for those days. The concept of daily price limits is not relevant to over-the-counter contracts, including swaps and forwards, as such limits are not imposed by banks and others who deal in those markets.

         In contrast, the NYMEX does not impose daily limits on price fluctuations, but rather imposes intra-day limits coupled with short trading halts. For example, the NYMEX imposes a $0.25 per gallon ($10,500 per contract) price fluctuation limit for heating oil Futures Contracts. This limit is initially based off of the previous trading day's settlement price. If any heating oil Futures Contract is traded, bid, or offered at the limit for five minutes, trading is halted for five minutes. When trading resumes it begins at the point where the limit was imposed and the limit is reset to be $0.25 per gallon in either direction of that point. If another halt were triggered, the market would continue to be expanded by $0.25 per gallon in either direction after each successive five-minute trading halt. There is no maximum price fluctuation limit during any one trading session.

COMMODITY PRICES

         Commodity prices are volatile and, although ultimately determined by the interaction of supply and demand, are subject to many other influences, including the psychology of the marketplace and speculative assessments of future world and economic events. Political climate, interest rates, treaties, balance of payments, exchange controls and other governmental interventions as well as numerous other variables affect the commodity markets, and even with comparatively complete information it is impossible for any trader to predict commodity prices reliably.

REGULATION

         Futures exchanges in the United States are subject to varying degrees of regulation under the CEA depending on whether such exchange is a designated contract market, DTEF, exempt board of trade or electronic trading facility. Derivatives clearing organizations are also subject to the CEA and CFTC regulation. The CFTC is the governmental agency charged with responsibility for regulation of futures exchanges and commodity interest trading conducted on those exchanges. The CFTC's function is to implement the CEA's objectives of preventing price manipulation and excessive speculation and promoting orderly and efficient commodity interest markets. In addition, the various exchanges and clearing organizations themselves exercise regulatory and supervisory authority over their member firms.

         The CFTC possesses exclusive jurisdiction to regulate the activities of CPOs and commodity trading advisors and has adopted regulations with respect to the activities of those persons and/or entities. Under the CEA, a registered CPO, such as the Sponsor, is required to make annual filings with the CFTC describing its organization, capital structure, management and controlling persons. In addition, the CEA authorizes the CFTC to require and review books and records of, and documents prepared by, registered CPOs. Pursuant to this authority, the CFTC requires CPOs to keep accurate, current and orderly records for each pool that they operate. The CFTC may suspend the registration of a CPO:
(1) if it finds that the CPO's trading practices tend to disrupt orderly market conditions; (2) if any controlling person of the CPO is subject to an order of the CFTC denying such person trading privileges on any exchange; and (3) in certain other circumstances. Suspension, restriction or termination of the Sponsor's registration as a CPO would prevent it, until that registration were to be reinstated, from managing the Trust and the

                                Table of Contents
                                   (continued)
                                                                          Page

Company, and might result in the termination of the Trust if a successor sponsor is not elected pursuant to the Trust Agreement. The Trust itself is not required to be registered with the CFTC in any capacity.

         The CEA gives the CFTC similar authority with respect to the activities of commodity trading advisors. If a trading advisor's commodity trading advisor registration were to be terminated, restricted or suspended, the trading advisor would be unable, until the registration were to be reinstated, to render trading advice to the Trust.

         The CEA requires all futures commission merchants, such as the Trust's clearing brokers, to meet and maintain specified fitness and financial requirements, to segregate customer funds from proprietary funds and account separately for all customers' funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. The CFTC has similar authority over introducing brokers, or persons who solicit or accept orders for commodity interest trades but who do not accept margin deposits for the execution of trades. The CEA authorizes the CFTC to regulate trading by futures commission merchants and by their officers and directors, permits the CFTC to require action by exchanges in the event of market emergencies, and establishes an administrative procedure under which customers may institute complaints for damages arising from alleged violations of the CEA. The CEA also gives the states powers to enforce its provisions and the regulations of the CFTC.

         The Funds' investors are afforded prescribed rights for reparations under the CEA. Investors may also be able to maintain a private right of action for violations of the CEA. The CFTC has adopted rules implementing the reparation provisions of the CEA, which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEA against a floor broker or a futures commission merchant, introducing broker, commodity trading advisor, CPO, and their respective associated persons.

         Pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a registered futures association. At the present time, the NFA is the only self-regulatory organization for commodity interest professionals, other than futures exchanges. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, CPOs, futures commission merchants, introducing brokers, and their respective associated persons and floor brokers. The Sponsor, any trading advisor, and the clearing brokers will be members of the NFA. As such, they are subject to NFA standards relating to fair trade practices, financial condition and consumer protection. Neither the Trust nor the Company are required to become members of the NFA. As the self-regulatory body of the commodity interest industry, the NFA promulgates rules governing the conduct of professionals and disciplines those professionals that do not comply with these rules. The NFA also arbitrates disputes between members and their customers and conducts registration and fitness screening of applicants for membership and audits of its existing members.

         The regulations of the CFTC and the NFA prohibit any representation by a person registered with the CFTC or by any member of the NFA that registration with the CFTC, or membership in the NFA, in any respect indicates that the CFTC or the NFA has approved or endorsed that person or that person's trading program or objectives. The registrations and memberships of the persons described in this statement of additional information must not be considered as constituting any such approval or endorsement. Likewise, no futures exchange has given or will give any similar approval or endorsement.

                                Table of Contents
                                   (continued)
                                                                          Page

         The regulation of commodity interest trading in the United States and other countries is an evolving area of the law. The various statements made in this statement of additional information are subject to modification by legislative action and changes in the rules and regulations of the CFTC, the NFA, the futures exchanges, clearing organizations and other regulatory bodies.

         The function of the CFTC is to implement the objectives of the CEA of preventing price manipulation and other disruptions to market integrity, avoiding systemic risk, preventing fraud and promoting innovation, competition and financial integrity of transactions. As mentioned above, this regulation, among other things, provides that the trading of commodity interest contracts generally must be on exchanges designated as contract markets or DTEFs and that all trading on those exchanges must be done by or through exchange members. Under the CFMA, commodity interest trading in some commodities between sophisticated persons may be traded on a trading facility not regulated by the CFTC. As a general matter, trading in swaps, spot contracts, forward contracts or options on forward contracts between eligible contract participants is not within the jurisdiction of the CFTC. Therefore, any such transactions entered into by the Sponsor on behalf of the Investing Funds generally will not be subject to regulation. Although the U.S. banks that may act as counterparties with respect to such commodity interests are regulated in various ways by the Federal Reserve Board, the Comptroller of the Currency and other U.S. federal and state banking officials, banking authorities do not regulate the commodity interest markets.

         While the U.S. government does not currently impose any restrictions on the movements of currencies, it could choose to do so. The imposition or relaxation of exchange controls in various jurisdictions could significantly affect the market for that and other jurisdictions' currencies. Currency trading in the interbank market will also expose an Investing Fund to a risk of default since failure of a bank with which the Trust had entered into a forward contract would likely result in a default and thus possibly substantial losses to the Trust.

         The CFTC is prohibited by statute from regulating trading on non-U.S. futures exchanges and markets. The CFTC, however, has adopted regulations relating to the marketing of non-U.S. futures contracts in the United States. These regulations permit certain contracts traded on non-U.S. exchanges to be offered and sold in the United States.

COMMODITY MARGIN

         Margin is the minimum amount of funds that must be deposited by a commodity interest trader with the trader's broker to initiate and maintain an open position in futures contracts. A margin deposit is like a cash performance bond. It helps assure the trader's performance of the futures contracts that he purchases or sells. Futures contracts are customarily bought and sold on initial margin that represents a small percentage (ranging upward from less than 2%) of the aggregate purchase or sales price of the contract. Because of such low margin requirements, price fluctuations occurring in the futures markets may create profits and losses that, in relation to the amount invested, are greater than are customary in other forms of investment or speculation. As discussed below, adverse price changes in the futures contract may result in margin requirements that greatly exceed the initial margin. In addition, the minimum amount of margin required in connection with a particular futures contract is set from time to time by the exchange on which the contract is traded and may be modified from time to time by the exchange during the term of the contract. Brokerage firms, including the Investing Funds' clearing

                                Table of Contents
                                   (continued)
                                                                          Page

brokers, carrying accounts for traders in commodity interest contracts generally require higher amounts of margin as a matter of policy to further protect themselves.

         Trading in the over-the-counter markets where no clearing facility is provided generally does not require margin to be deposited as is the case with futures contracts. Nonetheless, over-the-counter trading generally involves the extension of credit between counterparties, so the counterparties may agree to require the posting of collateral by one or both parties to address credit exposure.

         When a trader purchases an option on a futures contract, there is no margin requirement; however, the option premium must be paid in full. When a trader sells an option, on the other hand, he or she is required to deposit margin in an amount determined by the margin requirements established for the underlying interest and, in addition, an amount substantially equal to the current premium for the option. The margin requirements imposed on the selling of options, although adjusted to reflect the probability that out-of-the-money options will not be exercised, can in fact be higher than those imposed in dealing in futures contracts directly.

         Margin requirements are computed each day by a trader's clearing broker. When the market value of a particular open commodity interest position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the broker. If the margin call is not met within a reasonable time, the broker may close out the trader's position. With respect to the Investing Funds' trading, the Investing Funds (and not their investors personally) are subject to margin calls.

         Finally, many major U.S. exchanges have passed certain cross margining arrangements involving procedures pursuant to which the futures and options positions held in an account would, in the case of some accounts, be aggregated and margin requirements would be assessed on a portfolio basis, measuring the total risk of the combined positions.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      Set forth below is an estimate (except as indicated) of the amount of fees and expenses (other than underwriting commissions and discounts) payable by the registrant in connection with the issuance and distribution of the units pursuant to the prospectus contained in this registration statement.


                                                                      AMOUNT
                                                                  -------------


SEC registration fee (actual)                                     $       39.30

NYSE Arca Listing Fee                                             $       5,000

NASD filing fees                                                  $      75,500

Blue Sky expenses                                                           n/a

Auditor's fees and expenses (estimate)                            $      50,000

Legal fees and expenses (estimate)                                $     500,000

Printing expenses (estimate)                                      $     100,000

Miscellaneous expenses                                                      n/a
                                                                  --------------


    Total                                                         $  730,539.30
                                                                  ==============




ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         I.   BY THE TRUST.

         The Sponsor shall be indemnified by the Trust (or, by a Fund separately to the extent the matter in question relates to a single Fund or disproportionately affects a Fund in relation to other Funds) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust, provided that (i) the Sponsor was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of this Trust Agreement on the part of the Sponsor and (ii) any such indemnification will only be recoverable from the applicable Trust Estate or Trust Estates. All rights to indemnification permitted herein and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against the Sponsor. The source of payments made in respect of indemnification under this Trust Agreement shall be the assets of the Trust.

         Notwithstanding the foregoing, the Sponsor shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

         The Trust and the Funds shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited under Delaware or other applicable law.

         Expenses incurred in defending a threatened or pending civil, administrative or criminal action suit or proceeding against the Sponsor shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust; (ii) the legal action is initiated by a third party who is not a Registered Owner or Beneficial Owner or the legal action is initiated by a Registered Owner or a Beneficial Owner and a court of competent jurisdiction specifically approves such advance; and (iii) the Sponsor undertakes to repay the advanced funds with interest to the Trust in cases in which it is not entitled to indemnification under the Trust Agreement.

         For purposes of the indemnification provisions of the Trust Agreement, the term "Sponsor" includes, in addition to the Sponsor, any other covered person performing services on behalf of the Trust and acting within the scope of the Sponsor's authority as set forth in the Trust Agreement.

         In the event the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any Beneficial Owner's (or assignee's) obligations or liabilities unrelated to Trust business, such Beneficial Owner (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Trust for all such loss, liability, damage, cost and expense incurred, including attorneys' and accountants' fees.

         The payment of any amount pursuant to the Trust Agreement shall take into account the allocation of liabilities and other amounts, as appropriate, among the Funds.


         II.  BY THE CAYMAN ISLANDS SEGREGATED PORTFOLIO COMPANY.

         Every Director (including for the purposes of this Article any alternate appointed pursuant to the provisions of these Articles) President, Vice President, Managing Director, Treasurer, Assistant Treasurer, Secretary, Assistant Secretary, or other officer for the time being and from time to time of the Company (but not including the Company's auditor) and the personal representatives of the same ("INDEMNIFIED PERSON") shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by him in or about the conduct of the Company's business or affairs or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by him in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere ("LOSS") out of:

         (a) the General Assets of the Company to the extent (if any) that such Loss was incurred or sustained by such Indemnified Person solely in or about the conduct of the Company's business which does not relate to any Segregated Portfolio and only to the extent that such General Assets are available;

         (b) the Segregated Portfolio Assets of a particular Segregated Portfolio only to the extent that such Loss was incurred or sustained by such Indemnified Person in or about the conduct of the Company's business which directly relates to that Segregated Portfolio or if such Loss was incurred or sustained by such Indemnified Person in or about the conduct of the Company's business which directly relates to more than one Segregated Portfolio ("CONTRIBUTING Portfolio") the Loss will be indemnified by each Contributing Portfolio on a pro rata basis in proportion to the amount of the Loss attributable to each Contributing Portfolio provided that if any of the Members of the Contributing Portfolios believe that it would be unfair for such Loss to be indemnified on a pro rata basis (in accordance with this Article) then such Loss shall be indemnified as between each Contributing Portfolio on a basis agreed by all the Members of the Contributing Portfolios or if no agreement can be reached as ordered by a court in the Cayman Islands having regard at all times to the spirit and the letter of part XIV of the Law. The cost of any such hearing will be paid by the Contributing Portfolios in the proportion determined by the court or failing any such determination on a pro rata basis in proportion to the amount of the Loss which the court has attributed to each Contributing Portfolio.

         For the avoidance of doubt, nothing in the preceding Article shall permit Segregated Portfolio Assets relating to a Segregated Portfolio to be used to discharge any Loss incurred or sustained by any Indemnified Person, which relates to any other Segregate Portfolio.

         No such Director, duly appointed alternate, President, Vice President, Managing Director, Treasurer, Assistant Treasurer Secretary, Assistant Secretary or other officer of the Company (but not including the Company's auditor) shall be liable (i) for the acts, receipts, neglects, defaults or omissions of any other such Director or officer or agent of the Company or (ii) by reason of his having joined in any receipt for money not received by him personally or (iii) for any loss on account of defect of title to any property of the Company or
(iv) on account of the insufficiency of any security in or upon which any money of the Company shall be invested or (v) for any loss incurred through any bank, broker or other agent or (vi) for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgment or oversight on his part or (vii) for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers authorities, or discretions of his office or in relation thereto, unless the same shall happen through his own dishonesty.


ITEM 15.    RECENT SALES OF UNREGISTERED SECURITIES

      On ______, the Sponsor made a $99.00 capital contribution to the Company.



ITEM 16.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

      (a) Exhibits

         3.1**    Initial Form of Declaration of Trust.

         3.2**    Certificate of Trust of the registrant.

         3.3** Memorandum on Articles of Association of Rydex Exchange Traded Commodities Funds, SPC I

         5.1* Opinion of Sutherland Asbill & Brennan LLP relating to the legality of the Shares.

         8.1* Opinion of Sutherland Asbill & Brennan LLP with respect to federal income tax consequences.

         10.1*    Form of Initial Authorized Purchaser Agreement.

         10.3*    Custodian Agreement.

         23.1*    Consent of Sutherland Asbill & Brennan LLP (included in
                  Exhibit 5.1(a)).

         23.2*    Consent of Independent Registered Public Accounting Firm.

*        To Be Filed By Amendment.
**       Filed Herewith.


      (b) Financial Statement Schedules

      The financial statement schedules are either not applicable or the required information is included in the financial statements and footnotes related thereto.

ITEM 17.    UNDERTAKINGS

      (a) Each undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

                           (i) If the registrant is subject to Rule 430C
                  (ss.230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss.230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                  (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                           (i) Any preliminary prospectus or prospectus of the
                  undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (ss.230.424 of this chapter);

                           (ii) Any free writing prospectus relating to the
                  offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

                           (iii) The portion of any other free writing
                  prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

                           (iv) Any other communication that is an offer in the
                  offering made by the undersigned registrant to the purchaser.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (c) The undersigned registrant hereby undertakes that:

                  (1) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant and the Co-Registrant have duly caused this Registration Statement on Form S-1 to be signed on their behalf by the undersigned, thereunder duly authorized, in the City of Rockville, Maryland, on September __, 2008.

                                 Rydex Exchange Traded Commodities Funds Trust I

                                 By: Rydex Specialized Products LLC, Sponsor

                                 By: /s/ Kevin M. Farragher
                                 -----------------------------------------------
                                 September 30, 2008
                                 Name:    Kevin M. Farragher
                                 Title:   Chief Executive Officer

                                 Rydex Exchange Traded Commodities Funds, SPC I

                                 By: /s/ Kevin M. Farragher
                                 -----------------------------------------------
                                 September 30, 2008
                                 Name:    Kevin M. Farragher
                                 Title:   Director

                                POWER OF ATTORNEY

The undersigned directors and officers of the sponsor of Rydex Exchange Traded Commodities Funds Trust I and directors and officers of Rydex Exchange Traded Commodities Funds, SPC I hereby constitute and appoint Kevin M. Farragher with full power to act with full power of substitution and resubstitution, our true and lawful attorney-in-fact with full power to execute in our name and behalf in the capacities indicated below this Registration Statement on Form S-1 and any and all amendments thereto, including post-effective amendments to this Registration Statement and to sign any and all additional registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and thereby ratify and confirm that all such attorneys-in-fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. The document has been executed and delivered as a deed and may be executed by signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.


          SIGNATURE                                       TITLE                                         DATE
--------------------------------         ------------------------------------------------   ----------------------------

/s/ Kevin M. Farragher                     Chief Executive Officer/Director of the
--------------------------------          Sponsor; Chief Executive Officer/Director of
Kevin M. Farragher                        Rydex Exchange Traded Commodity Funds, SPC I       September 30, 2008


/s/ John Sessler
-------------------------------
Witness Signature

Witness Name: John Sessler


/s/ Nick Bonos                            Chief Financial Officer/Director of the Sponsor;    September 26, 2008
-------------------------------            Chief Financial Officer/Director of Rydex
Nick Bonos                                 Exchange Traded Commodity Funds, SPC I


/s/ Carl G. Verboncoeur                               Treasurer / Director                    September 26, 2008
-------------------------------                          of the Sponsor
Carl G. Verboncoeur


/s/ Michael Byrum                                     Secretary / Director                    September 26, 2008
-------------------------------                          of the Sponsor
Michael Byrum


/s/ Kevin M. McGovern                          Director of Rydex Exchange Traded              September 30, 2008
-------------------------------                      Commodity Funds, SPC I
Kevin M. McGovern


/s/ John Sessler
------------------------------
Witness Signature

Witness Name: John Sessler

/s/ Irvin Banks                               Secretary/Director of Rydex Exchange            September 30, 2008
------------------------------                   Traded Commodity Funds, SPC I
Irvin Banks

For and on behalf of
Southern Management Services Ltd.

/s/ Christopher Humphries
-----------------------------
Witness Signature

Witness Name: Christopher Humphries

                                  EXHIBIT INDEX

         3.1**    Initial Form of Declaration of Trust.

         3.2**    Certificate of Trust of the registrant.

         3.3**    Certificate of Incorporation of the co-registrant.

         5.1* Opinion of Sutherland Asbill & Brennan LLP relating to the legality of the Shares.

         8.1* Opinion of Sutherland Asbill & Brennan LLP with respect to federal income tax consequences.

         10.1*    Form of Initial Authorized Purchaser Agreement.

         10.3*    Custodian Agreement.

         23.1*    Consent of Sutherland Asbill & Brennan LLP (included in
                  Exhibit 5.1(a)).

         23.2*    Consent of Independent Registered Public Accounting Firm.


*        To Be Filed By Amendment.

**       Filed Herewith.